================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         CHART HOUSE ENTERPRISES, INC.
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               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

              [LOGO OF CHART HOUSE(R) RESTAURANTS APPEARS HERE]


       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 1997

To the Stockholders of Chart House Enterprises, Inc.:

  The Annual Meeting of Stockholders of Chart House Enterprises, Inc., a Delaware corporation (the "Company"), will be held at the Del Mar Hilton Hotel, 15575 Jimmy Durante Boulevard, Del Mar, California 92014, on Tuesday, May 20, 1997 at 8:30 a.m. for the following purposes:

    1. To approve the issuance of 1,758,250 shares of Company common stock to Chart House Investors, LLC (the "Purchaser") in accordance with the terms of a stock purchase agreement executed by the Company and the Purchaser;

    2. To elect three directors; and

    3. To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed the close of business on April 4, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at the offices of the Company at 115 South Acacia Avenue, Solana Beach, California, or at the place where the meeting is to be held, during the ten days prior to the meeting.

  In order to constitute a quorum for the conduct of business at the Annual Meeting, holders of a majority of all outstanding shares of the Company's Common Stock must be present in person or be represented by proxy. WE HOPE THAT YOU WILL TAKE THIS OPPORTUNITY TO TAKE AN ACTIVE PART IN THE AFFAIRS OF THE COMPANY BY VOTING ON THE BUSINESS TO COME BEFORE THE MEETING, EITHER BY EXECUTING AND RETURNING THE ENCLOSED PROXY IN THE POSTAGE PAID, RETURN ENVELOPE PROVIDED OR BY CASTING YOUR VOTE IN PERSON AT THE MEETING.

                                          By Order of the Board of Directors

                                          /s/ William R. Kuntz, Jr.

                                          William R. Kuntz, Jr.
                                          Secretary


Solana Beach, California
April 18, 1997

                         CHART HOUSE ENTERPRISES, INC.
                            115 SOUTH ACACIA AVENUE
                            SOLANA BEACH, CA 92075

                               ----------------

                                PROXY STATEMENT

                               ----------------

                      1997 ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 20, 1997


  This Proxy Statement is being furnished to stockholders of Chart House Enterprises, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1997 Annual Meeting of Stockholders, which will be held at the Del Mar Hilton Hotel, 15575 Jimmy Durante Boulevard, Del Mar, California 92014, on May 20, 1997, at 8:30 a.m., local time, and at any adjournments or postponements thereof (the "Stockholders' Meeting" or the "Annual Meeting").

  This Proxy Statement relates to, among other things, certain transactions contemplated by the Stock Purchase and Sale Agreement, dated as of March 10, 1997 (the "Stock Purchase Agreement"), among the Company, Chart House Investors, LLC, a Delaware limited liability company (the "Purchaser"), and Alpha/ZFT Partnership, an Illinois general partnership composed of two partnerships which are in turn composed of trusts for the benefit of Samuel Zell and his family ("Alpha").

  Pursuant to the Stock Purchase Agreement, the Company has agreed, subject to the terms and conditions described herein and therein, to: (i) issue to the Purchaser 1,641,750 shares (the "Initial Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock") for $5.75 in cash per share, which issuance (the "Initial Issuance") was consummated on March 11, 1997 with the Company receiving aggregate gross proceeds of approximately $9.4 million; (ii) issue to the Purchaser 1,758,250 shares (the "Additional Shares") of Common Stock for $5.75 in cash per share, which issuance (the "Additional Issuance") is conditioned upon, among other things, the prior approval of the Additional Issuance by the Company's stockholders at the Stockholders' Meeting; and (iii) enter into the Standstill Agreement, dated as of March 10, 1997 (the "Standstill Agreement," together with the Stock Purchase Agreement, the "Agreements"), with the Purchaser and Alpha pursuant to which, among other things, the Purchaser, Alpha and their respective affiliates (collectively, the "Zell Group") have agreed to certain restrictions on their future acquisitions and dispositions of Common Stock and have been granted certain rights, including rights to designate up to two of the Company's seven directors (the transactions described in clauses (i), (ii) and (iii), together with the other transactions contemplated by the Agreements, are referred to herein as the "Transactions").

  The closing of the Additional Issuance is subject to various conditions, including the approval of the Additional Issuance by the Company's stockholders at the Stockholders' Meeting and the receipt of required regulatory approvals. See "Description of Stock Purchase Agreement--Conditions to Closing."

  If the Company's stockholders approve the Additional Issuance at the Stockholders' Meeting and the Company issues the Additional Shares to the Purchaser, the Purchaser will own approximately 29.2% of the then outstanding shares of the Company's Common Stock. The Additional Issuance requires the approval at the Stockholders' Meeting of the holders of a majority of the total votes cast at the meeting, assuming the total votes cast represent over 50% of the number of outstanding shares of capital stock of the Company entitled to vote at the Stockholders' Meeting. See "Proposal No. 1--Approval of the Issuance of Shares to the Purchaser."

  The Company's stockholders will also be asked at the Stockholders' Meeting to elect three directors to hold office until 2000. See "Proposal No. 2-- Election of Directors."

  The Board of Directors has, after careful consideration, unanimously approved the Agreements and determined that the Transactions, including the Additional Issuance, are fair to and in the best interests of the Company and its stockholders, and recommends that stockholders vote FOR approval of the Additional Issuance. In reaching its determination, the Board of Directors considered, among other things, the opinion of Alex. Brown & Sons Incorporated ("Alex. Brown"), the Company's financial advisor, dated as of March 10, 1997, as to the fairness of the aggregate purchase price to be received by the Company pursuant to the Stock Purchase Agreement from a financial point of view. Alex. Brown's opinion is included as Annex III to the accompanying Proxy Statement. Stockholders are urged to read the opinion in its entirety for further information with respect to the assumptions made, matters considered and limits of the reviews undertaken by Alex. Brown.

  This Proxy Statement, the accompanying form of proxy (the "Proxy") and the other enclosed documents are first being mailed to stockholders of the Company on or about April 18, 1997.

              THE DATE OF THIS PROXY STATEMENT IS APRIL 18, 1997.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W.,
Washington, D.C. 20549 and at the web site (http://www.sec.gov) maintained by the Commission, or at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, material filed by the Company may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  The Company has filed this Proxy Statement with the Commission. As permitted by the rules and regulations of the Commission, this Proxy Statement omits certain information which is incorporated by reference herein. Any statement herein concerning the provisions of any document is not necessarily complete, and in each instance reference is made to the copy of the document filed as an annex to this Proxy Statement or otherwise filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  This Proxy Statement incorporates by reference documents which are not presented herein or delivered herewith. Copies of any such documents relating to the Company, other than exhibits to such documents (unless such exhibits specifically are incorporated by reference in such documents), are available without charge, upon written or oral request, from Chart House Enterprises, Inc., 115 South Acacia Avenue, Solana Beach, CA 92075, Attention: Secretary, telephone: (619) 755-8281. In order to ensure timely delivery of the documents requested, any such request should be made by May 5, 1997.

  The following document previously filed by the Company with the Commission is incorporated in this Proxy Statement by reference:

  The Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1996.

  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the date of the Stockholders' Meeting shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Proxy Statement.

  No person has been authorized by the Company to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized by the Company. This Proxy Statement does not constitute the solicitation of a proxy from any person in any jurisdiction where such a solicitation would be unlawful. The delivery of this Proxy shall not, under any circumstances, imply or create any implication that there has been no change in the affairs of the Company or in the information set forth or incorporated by reference herein subsequent to the date hereof.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SUMMARY....................................................................   6
  General..................................................................   6
  Parties to the Transactions..............................................   6
  The Stockholders' Meeting................................................   7
  Description of the Transactions..........................................   7
  The Stock Purchase Agreement.............................................   8
  The Standstill Agreement.................................................   8

MARKET PRICES OF THE COMPANY'S COMMON STOCK................................  10

INTRODUCTION...............................................................  11

THE STOCKHOLDERS' MEETING..................................................  12
  General Information on the Meeting.......................................  12
  Record Date and Voting...................................................  12

PROPOSAL NO. 1--APPROVAL OF THE ISSUANCE OF SHARES TO THE PURCHASER........  12

DESCRIPTION OF THE TRANSACTIONS............................................  13
  Background of the Transactions...........................................  13
  Reasons for the Transactions.............................................  15
  Recommendation of Board of Directors.....................................  16
  Opinion of Financial Advisor.............................................  17
  Use of Proceeds..........................................................  20
  Special Considerations in Connection with the Transactions...............  20
  Section 203 of the DGCL and Article Eighth of the Company Charter........  20
  Regulatory Approvals.....................................................  21

DESCRIPTION OF STOCK PURCHASE AGREEMENT....................................  22
  General..................................................................  22
  Representations and Warranties...........................................  22
  Conduct of Business Pending the Closing..................................  22
  Additional Covenants.....................................................  23
  Guarantee of Alpha.......................................................  24
  Conditions to Closing....................................................  24
  Indemnification..........................................................  24
  Termination; Reimbursement of Expenses and Break-Up Fees.................  25

DESCRIPTION OF STANDSTILL AGREEMENT........................................  26
  General..................................................................  26
  Standstill Provisions....................................................  26
  Board Representation and Voting Provisions...............................  26
  Transfer Restrictions....................................................  27
  Restrictions upon Solicitations and Voting Agreements....................  27
  Material Transactions; Change of Control.................................  28
  Guarantee by Alpha.......................................................  28
  Registration Rights......................................................  28
  Termination of the Standstill Agreement..................................  29

PRINCIPAL STOCKHOLDERS.....................................................  29

                                                                           PAGE
                                                                           ----
PROPOSAL NO. 2--ELECTION OF DIRECTORS.....................................   30
  Nominees for Election at the Annual Meeting.............................   30
  Directors Whose Terms Continue after the Annual Meeting.................   31
  Committees and Meetings of the Board of Directors.......................   31
  Compensation of Directors...............................................   32

EXECUTIVE COMPENSATION....................................................   33
  Summary Compensation Table..............................................   33
  Option Grants in Last Fiscal Year.......................................   34
  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Op-
   tion Values............................................................   34
  Executive Severance Agreements..........................................   35

REPORT OF THE COMPENSATION COMMITTEE......................................   36
  Compensation Philosophy.................................................   36
  1996 Executive Officer Compensation.....................................   36
  1996 CEO Compensation...................................................   37

PERFORMANCE GRAPH.........................................................   38

SECURITY OWNERSHIP OF MANAGEMENT..........................................   39
  Compliance with Section 16(a) of the Exchange Act.......................   40

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS..........................   40

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING.............................   40

MISCELLANEOUS.............................................................   40

ANNEX I--Stock Purchase Agreement.........................................  I-1

ANNEX II--Standstill Agreement............................................ II-1

ANNEX III--Alex. Brown Opinion............................................ II-1

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Proxy Statement. This summary is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement, the annexes hereto and the documents referred to herein. Stockholders are urged to review carefully this Proxy Statement and the various annexes attached hereto.

GENERAL

  On March 10, 1997, the Company entered into the Stock Purchase Agreement with the Purchaser and Alpha. Pursuant to the Stock Purchase Agreement, on March 11, 1997 the Company issued to the Purchaser the Initial Shares, consisting of 1,641,750 shares of Common Stock, for $5.75 in cash per share, with the Company receiving aggregate gross proceeds of approximately $9.4 million. The Stock Purchase Agreement further provides that the Company will issue to the Purchaser the Additional Shares, consisting of 1,758,250 shares of Common Stock, for $5.75 in cash per share, which issuance is conditioned upon, among other things, the prior approval of the Additional Issuance by the Company's stockholders at the Stockholders' Meeting. Concurrently with the execution and delivery of the Stock Purchase Agreement, the Company entered into the Standstill Agreement with the Purchaser and Alpha. In the Standstill Agreement the Purchaser, Alpha and their respective affiliates have agreed, among other things, to certain restrictions on their future acquisitions of Common Stock and specified other actions and have been granted rights to designate up to two of the Company's seven directors. See "Description of Stock Purchase Agreement" and "Description of Standstill Agreement."

  If the Company's stockholders approve the Additional Issuance at the Stockholders' Meeting and the Company issues the Additional Shares to the Purchaser, the Purchaser will own 3,400,000 shares of Common Stock, constituting approximately 29.2% of the then outstanding shares of the Company's Common Stock. The Purchaser currently owns 16.6% of the presently outstanding shares of the Company's Common Stock. Directors and officers of the Company currently own 24.8% of the total outstanding shares of the Company's Common Stock (including the 1,641,750 shares owned by the Purchaser and deemed for this purpose to be owned by its two current designees on the Company's Board, although the designees of the Purchaser on the Company's Board have disclaimed beneficial ownership of such shares of the Company's Common Stock). See "Security Ownership of Management."

PARTIES TO THE TRANSACTIONS

  The Company. Chart House Enterprises, Inc. is a publicly held, New York Stock Exchange listed company which operates 63 Chart House restaurants in 21 states, Puerto Rico and the U.S. Virgin Islands. Chart House also operates one Peohe's restaurant and the Solana Beach Baking Company, both located in California.

  Chart House restaurants are full-service, casual dinner houses with a menu featuring fresh fish, steaks, prime rib, seafood, pasta dishes and chicken, and as much salad and bread as the customer desires. Many of the Chart House restaurants feature an elaborate salad bar and some Chart Houses have seafood bars which offer various appetizers. The menu is offered in architecturally or historically unique buildings located in a variety of settings, including lakeshores, mountains and seacoasts.

  The Purchaser and Alpha. The Purchaser, a Delaware limited liability company, was organized in connection with the Transactions and has not carried on any activities to date other than those incident to its formation and the Transactions contemplated by the Agreements. The members of the Purchaser are Alphabet Partners, an Illinois general partnership ("Alphabet"), ZFT Partnership, an Illinois general partnership ("ZFT"), and HHS Partnership, a Florida general partnership ("HHS"). ZFT is the managing member of the Purchaser. The membership interests in the Purchaser presently held by Alphabet and ZFT were previously held by Alpha. Alpha is an Illinois general partnership, of which Alphabet and ZFT are the general partners. Alphabet is composed of ten trusts created for the benefit of Samuel Zell and his family. ZFT is composed of fifteen trusts created for the benefit of Mr. Zell and his family. HHS is composed of three partners: F. Philip Handy, Thomas Gaffney and Robert Saltsman.

THE STOCKHOLDERS' MEETING

  General Information on the Meeting. This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company for use at the Stockholders' Meeting (including any adjournments or postponements thereof) to be held at the Del Mar Hilton Hotel, Del Mar, California, on Tuesday, May 20, 1997, at 8:30 a.m., local time.

  Record Date and Voting. Only stockholders of record at the close of business on April 4, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Stockholders' Meeting and any adjournment thereof. As of the close of business on the Record Date, 9,908,257 shares of the Company's Common Stock were issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock held on all matters to come before the meeting. The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum for the transaction of business at the Stockholders' Meeting.

  The Additional Issuance ("Proposal No. 1") requires the approval at the Stockholders' Meeting of the holders of a majority of the total votes cast at the meeting (assuming the requisite quorum as noted above is represented at the Stockholders' Meeting), pursuant to the regulations of the New York Stock Exchange (the "NYSE"). The election of directors ("Proposal No. 2," together with Proposal No. 1, the "Proposals") will be determined by a plurality of the votes cast. The Board of Directors recommends that stockholders vote FOR each of the Proposals.

DESCRIPTION OF THE TRANSACTIONS

  Background of the Transactions; Recommendation of the Board of Directors. During the period beginning in 1993 and continuing through 1996, the Company experienced a number of strategic and management changes. The Board became concerned about the extent to which the Company had become leveraged as a result of those changes, and about weak 1996 operating results. The Board was also concerned that the Company could be facing a potential liquidity problem. The Board concluded that action was needed to address these issues and in November 1996 the Company engaged Alex. Brown to assist it in evaluating financing proposals and other strategic alternatives for the Company.

  Alex. Brown contacted a number of parties to ascertain their interest in pursuing a transaction with the Company. By January 1997 a number of parties had expressed their interest in exploring a possible transaction with the Company, including transactions for either an acquisition of the Company or a significant minority equity interest investment in the Company. In February 1997, Alex. Brown continued discussions with some of these parties and on March 7, 1997 the Board concluded that, of the alternatives that had been presented to it, the proposal by the Purchaser to effectuate the Transactions represented the best transaction for the Company and its stockholders. At a meeting held on March 10, 1997, the Board of Directors, after careful consideration, unanimously approved the Agreements and determined that the Transactions, including the Additional Issuance, were fair to and in the best interests of the Company and its stockholders.

  For a more complete description of the background of the Transactions, see "Description of the Transactions--Background of the Transactions" and "-- Recommendation of Board of Directors."

  Opinion of Financial Advisor. On March 10, 1997, Alex. Brown rendered to the Board of Directors its oral opinion, subsequently confirmed in writing as of the same date, that, subject to the assumptions made, matters considered and limitations set forth in its opinion, the aggregate purchase price for the Initial Shares and the Additional Shares was fair, from a financial point of view, to the Company. A copy of Alex. Brown's written opinion is attached as Annex III to this Proxy Statement, and stockholders are urged to read the opinion in its entirety. See "Opinion of Financial Advisor."

  Use of Proceeds. On March 11, 1997, the Company received aggregate cash proceeds of approximately $9.4 million as consideration for the Initial Issuance pursuant to the Stock Purchase Agreement. The net proceeds

(after transaction costs) received as consideration for the Initial Issuance have been applied to repay outstanding indebtedness. Contingent upon, among other things, the prior approval of the Additional Issuance by the Company's stockholders at the Stockholders' Meeting, the Company will receive additional aggregate cash proceeds of approximately $10.1 million as consideration for the Additional Issuance pursuant to the Stock Purchase Agreement. The Company intends to use those additional net proceeds (after transaction costs) to repay indebtedness, whether at the scheduled maturity or at the option of the Company at an earlier time, and until so used such proceeds will be held by the Company in highly rated fixed-income investments.

  Special Considerations in Connection with the Transaction. Completion of the Transactions will result in (i) the addition of a new large stockholder of the Company and (ii) the dilution of the equity and voting interests of the Company's existing stockholders (other than the Purchaser). Currently, except for Metropolitan Life Insurance Company ("Metropolitan"), the Company does not have any other stockholder that holds in the aggregate more than 15% of the outstanding Common Stock. If the Company's stockholders approve the Additional Issuance at the Stockholders' Meeting and the Company issues the Additional Shares to the Purchaser, the Purchaser will own approximately 29.2% of the then outstanding shares of the Company's Common Stock. In addition, the Purchaser has two representatives on the Company's Board of Directors. Accordingly, the Purchaser will be in a position to have a significant influence on the management and policies of the Company. The Company has attempted to limit any potential adverse impact this may have on the Company and its stockholders by negotiating the Standstill Agreement, which places substantial limits on the Purchaser's ability to cause a change in control of the Company and imposes restrictions on various other actions by the Purchaser and its affiliates. See "Description of Standstill Agreement."

THE STOCK PURCHASE AGREEMENT

  The Stock Purchase Agreement provides for, among other things, the Initial Issuance and the Additional Issuance, subject to the terms and conditions described herein.

  Conditions to the Issuances. The Initial Issuance was consummated on March 11, 1997 and was conditioned upon, among other things, absence of injunctions, performance of covenants, including the appointment of two Zell Group representatives as directors and execution of the Standstill Agreement, in each case simultaneously with the consummation of the Initial Issuance. The obligations of the Company and the Purchaser to consummate the Additional Issuance are subject to certain conditions, including, among other things, absence of any injunctions or other legal prohibition preventing the consummation of the Additional Issuance, approval of the Additional Issuance by the requisite number of shares of capital stock of the Company under NYSE rules and performance of all covenants specified in the Stock Purchase Agreement.

  Section 203 of the DGCL and Article Eighth of the Company Charter. The Board of Directors has taken appropriate action so that the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL") and Section A of Article Eighth of the Company's Restated Certificate of Incorporation (the "Charter"), each of which restricts certain business combinations with specified types of significant stockholders, will not apply to the Purchaser or any affiliate of the Purchaser as a result of the Transactions. See "Description of the Transactions--Section 203 of the DGCL and Article Eighth of the Company Charter."

  Termination; Reimbursement of Expenses and Break-Up Fee. If the Stock Purchase Agreement is terminated under certain circumstances, the Purchaser may be entitled to receive from the Company in some cases reimbursement of its expenses of up to $250,000 and in other cases a break-up fee of $1 million. See "Description of Stock Purchase Agreement--Termination; Reimbursement of Expenses and Break-Up Fees."

THE STANDSTILL AGREEMENT

  The Company, the Purchaser and Alpha entered into the Standstill Agreement on March 10, 1997, concurrently with the execution and delivery of the Stock Purchase Agreement.

  Standstill Provisions. Under the Standstill Agreement, the Purchaser and its affiliates are prohibited, prior to June 30, 2002, subject to certain conditions and exceptions, from (i) increasing their aggregate beneficial ownership of voting stock of the Company above 29.2% (or 17% in the event that the Stock Purchase Agreement is terminated as a result of a default in the Purchaser's obligation to purchase the Additional Shares) of the total outstanding votes which may be cast in an election of directors of the Company ("Voting Power"); (ii) encouraging or assisting any other party to buy Common Stock which would bring such party's Common Stock ownership over 5% of the Voting Power; (iii) selling any Common Stock to any other party which would thereafter own more than 5% of the Voting Power; (iv) engaging in any proxy solicitation activity in opposition to the recommendations of a majority of the Company's independent directors; (v) forming a partnership or group with any other party with respect to acquiring, holding, voting or disposing of Common Stock; (vi) taking any other actions seeking to effect a change of control of the Company or an increase in the ownership of the Purchaser and its affiliates beyond 29.2% of the Voting Power; or (vii) engaging in any material transaction with the Company without the approval of a majority of the Company's independent directors.

  Composition of Board of Directors. The Standstill Agreement also provides that at all times prior to June 30, 2002, so long as the Zell Group owns at least 15% of the outstanding shares of Common Stock, the Purchaser will have the right to nominate two directors of the Company. This right to nominate directors drops to one director if the Zell Group owns between 7.5% and 15% of the outstanding shares of Common Stock, and this right expires completely if its ownership falls below 7.5% of the outstanding shares. Pursuant to these rights, Samuel Zell and F. Philip Handy were appointed as directors of the Company on March 10, 1997 as designees of the Purchaser and have been nominated to be elected at the Stockholders' Meeting to serve as directors for terms expiring at the 2000 Annual Meeting of Stockholders. See "Proposal No. 2--Election of Directors."

  The Standstill Agreement also provides that at all times prior to June 30, 2002 during which the Purchaser has the right to designate one or two directors of the Company, a majority of the Company's directors will consist of independent directors selected by a majority of the independent directors then in office, except that one of the two independent directors will be an individual mutually acceptable to the Purchaser on the one hand and a majority of the independent directors on the other hand. The Standstill Agreement also states that one position on the Company's Board of Directors is intended to be filled by the chief executive officer of the Company.

  Registration Rights. Pursuant to the Standstill Agreement, the Company has granted to the Zell Group two demand registration rights (provided the Zell Group registers at least 500,000 shares of Common Stock) and unlimited piggyback rights, in each case in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the securities held by the Zell Group.

  For further information about the Standstill Agreement, see "Description of Standstill Agreement."

                  MARKET PRICES OF THE COMPANY'S COMMON STOCK

  The shares of the Company's Common Stock are listed and traded on the NYSE under the symbol "CHT." The following table sets forth the high and low sales prices per share of Common Stock for the periods indicated.

                                                                     HIGH   LOW
                                                                     ----- -----
      1995
        First Quarter............................................... $9.38 $6.75
        Second Quarter..............................................  9.00  6.75
        Third Quarter...............................................  7.63  5.88
        Fourth Quarter..............................................  8.00  5.63
      1996
        First Quarter...............................................  6.88  5.13
        Second Quarter..............................................  8.25  5.88
        Third Quarter...............................................  6.88  5.38
        Fourth Quarter..............................................  5.75  4.13
      1997
        First Quarter............................................... 6.25  4.88

  On March 10, 1997, the last trading day before public announcement of the execution of the Stock Purchase Agreement, the last sale price of the Company's Common Stock on the NYSE Composite Transactions Tape was $5.63 per share.

  On April 10, 1997, the most recent practicable date prior to the printing of this Proxy Statement, the last sale price of the Company's Common Stock as reported on the NYSE Composite Transactions Tape was $5.50 per share.

  Stockholders are urged to obtain current market prices for the Company's Common Stock.

  The Company has not paid any cash dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future.

                                 INTRODUCTION

  This Proxy Statement is being furnished to stockholders of the Company, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Stockholders' Meeting, which will be held at the Del Mar Hilton Hotel, Del Mar, California, on May 20, 1997, at 8:30 a.m., local time, and at any adjournments or postponements thereof.

  This Proxy Statement relates to, among other things, certain transactions contemplated by the Stock Purchase Agreement, dated as of March 10, 1997, among the Company, the Purchaser and Alpha.

  Pursuant to the Stock Purchase Agreement, the Company has agreed, subject to the terms and conditions described therein, to: (i) issue to the Purchaser the Initial Shares (1,641,750 shares) for $5.75 in cash per share, which issuance was consummated on March 11, 1997 with the Company receiving aggregate gross proceeds of approximately $9.4 million; (ii) issue to the Purchaser the Additional Shares (1,758,250 shares) for $5.75 in cash per share, which issuance is conditioned upon, among other things, the prior approval of the Additional Issuance by the Company's stockholders at the Stockholders' Meeting; and (iii) enter into the Standstill Agreement, dated as of March 10, 1997, with the Purchaser and Alpha pursuant to which, among other things, the Purchaser, Alpha and their respective affiliates have agreed to certain restrictions on their future acquisitions and dispositions of Common Stock and specified other actions and have been granted certain rights, including rights to designate up to two of the Company's seven directors.

  The closing of the Additional Issuance is subject to various conditions, including the approval of the Additional Issuance by the Company's stockholders at the Stockholders' Meeting and the receipt of required regulatory approvals. See "Description of Stock Purchase Agreement--Conditions to Closing."

  If the Company's stockholders approve the Additional Issuance at the Stockholders' Meeting and the Company issues the Additional Shares to the Purchaser, the Purchaser will own 3,400,000 shares of Common Stock, constituting approximately 29.2% of the then outstanding shares of the Company's Common Stock. The Transactions require the approval at the Stockholders' Meeting of the holders of a majority of the total votes cast at the meeting, assuming the total votes cast represent over 50% of the number of outstanding shares of capital stock of the Company entitled to vote at the Stockholders' Meeting. The Purchaser currently owns 16.6% of the presently outstanding shares of the Company's Common Stock. Directors and officers of the Company currently own 24.8% of the total outstanding shares of the Company's Common Stock (including the 1,641,750 shares owned by the Purchaser and deemed for this purpose to be owned by its two current designees on the Company's Board, although the designees of the Purchaser on the Company's Board have disclaimed beneficial ownership of such shares of the Company's Common Stock). See "Security Ownership of Management."

  The Company's stockholders will also be asked at the Stockholders' Meeting to elect three directors to hold office until 2000. Two of the three nominees for election to those seats are the two designees of the Purchaser who were appointed to the Board on March 10, 1997 simultaneously with the execution of the Stock Purchase Agreement. See "Proposal No. 2--Election of Directors."

  The Board of Directors has, after careful consideration, unanimously approved the Agreements and determined that the Transactions, including the Additional Issuance, are fair to and in the best interests of the Company and its stockholders, and recommends that stockholders vote FOR approval of the Additional Issuance. In reaching its determination, the Board of Directors considered, among other things, the opinion of Alex. Brown, the Board of Directors' financial advisor, as to the fairness of the consideration to be received by the Company pursuant to the Stock Purchase Agreement from a financial point of view. Alex. Brown's opinion is included as Annex III to the accompanying Proxy Statement. Stockholders are urged to read the opinion in its entirety for further information with respect to the assumptions made, matters considered and limits of the reviews undertaken by Alex. Brown.

  This Proxy Statement, the accompanying form of Proxy and the other enclosed documents are first being mailed to stockholders of the Company on or about April 18, 1997.

                           THE STOCKHOLDERS' MEETING

GENERAL INFORMATION ON THE MEETING

  This proxy statement is furnished in connection with the solicitation of proxies by and behalf of the Board of Directors of the Company for use at the Stockholders' Meeting (including any adjournments or postponements thereof) to be held at the Del Mar Hilton Hotel, 15575 Jimmy Durante Boulevard, Del Mar, California 92014, on Tuesday, May 20, 1997, at 8:30 a.m., local time.

  The entire cost of soliciting Proxies will be borne by the Company, including expenses in connection with preparing and mailing proxy solicitation materials. The Company has retained the services of Corporate Investor Communications, Inc. ("CIC") to assist in obtaining proxies from stockholders for the Stockholders' Meeting. The estimated cost of such service is $3,000 plus out-of-pocket expenses. In addition to use of the mails, Proxies may be solicited by certain officers, directors and regular employees of the Company, without extra compensation, by telephone, facsimile transmission or personal interview. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxies and proxy material to the beneficial owners of the Company's Common Stock.

RECORD DATE AND VOTING

  Only stockholders of record at the Record Date are entitled to notice of, and to vote at, the Stockholders' Meeting and any adjournment thereof. As of the close of business on the Record Date, 9,908,257 shares of the Company's Common Stock were issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock held on all matters to come before the meeting. A list of stockholders will be available for examination by stockholders at the Stockholders' Meeting.

  A stockholder giving a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company written notice of revocation or by appearing at the meeting and voting in person. A prior proxy is automatically revoked by a stockholder giving a valid proxy bearing a later date. Shares represented by all valid proxies will be voted in accordance with the instructions contained in the proxies. In the absence of instructions, shares represented by valid proxies will be voted as recommended by the directors.

  The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum for the transaction of business at the Stockholders' Meeting. For each of the Proposals, all outstanding shares of the Company's Common Stock will vote together as a single class. Proposal No. 1 requires the approval at the Stockholders' Meeting of the holders of a majority of the total votes cast on the Proposal provided that the holders of a majority of the outstanding shares vote on the Proposal. Directors are elected by a plurality vote. In the case of shares that are present at the Stockholders' Meeting for quorum purposes, not voting those shares for a particular nominee for director (including by withholding authority on the proxy) will not operate to prevent the election of that nominee if he otherwise receives the requisite affirmative votes. Abstentions do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast." For the purposes of determining the outcome of any matter, "broker non-votes" (i.e., shares held by brokers or nominees that are represented at the meeting by properly signed and returned proxies but with respect to which the broker or nominee is not empowered to vote on a particular matter) will be treated as not present and not entitled to vote with respect to that matter (although such shares may be entitled to vote on other matters), and will be deemed to be present and entitled to vote for quorum purposes.

      PROPOSAL NO. 1--APPROVAL OF THE ISSUANCE OF SHARES TO THE PURCHASER

  At the Stockholders' Meeting, the Company's stockholders will be asked to approve the Additional Issuance, consisting of the issuance of 1,758,250 shares to the Purchaser in accordance with the terms of the Stock Purchase Agreement.

  Approval of Proposal No. 1 requires the approval of the holders of a majority of the total votes cast at the Stockholders' Meeting, provided that the holders of a majority of the outstanding shares vote on the Proposal.

  THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE AGREEMENTS AND THE ADDITIONAL ISSUANCE ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE ADDITIONAL ISSUANCE IN ACCORDANCE WITH THE TERMS OF THE STOCK PURCHASE AGREEMENT.

                        DESCRIPTION OF THE TRANSACTIONS

  Background of the Transactions. At the end of 1995, the Company adopted a strategic plan to focus on the operation and long-term success of its core business--Chart House restaurants. In previous years, the Company had attempted to grow through development of different restaurant concepts, including Paradise Bakery and Islands. From 1993 to 1995, the Company had invested a significant amount of capital in developing its Islands concept. However, management and the Board were dissatisfied that the overall returns on the investment in Islands did not meet expectations. The new strategic plan called for selling the Company's Paradise Bakery and Islands operations, and modernizing, revitalizing and expanding the Chart House concept. Central to the strategy were the upgrading of facilities, enhancement of menu offerings and increased marketing efforts at the Chart House restaurants. In addition, the Company planned, on a long-term basis, for management succession and reorganization, the selective disposition of restaurants that did not meet expected performance criteria, and the building at a moderate pace of new Chart House restaurants.

  In December 1995, the Company completed the sale of Paradise Bakery, Inc. In March 1996, a definitive agreement was signed for the disposition of the Islands operations, and that transaction was completed in May 1996. With respect to the Islands sale, the Company received $23 million in notes for the sale of a 75% interest in the Islands operations.

  In April 1996, the Company's long-time chief executive officer, John M. Creed, resigned from the Company. He was replaced by Harry F. Roberts, who had been appointed in February 1996 as the Company's president and chief operating officer after serving as a director of the Company since 1993. Mr. Roberts made some additional changes to the management organization.

  Beginning in the early part of 1996, the Company introduced a series of menu changes at the Chart House restaurants as part of the initial phase of the strategic plan. The immediate impact of the changes in the menu was an increase in operating expenses, especially in food and hourly restaurant labor costs, which had an adverse effect on the 1996 operating results. The Company also opened a new Chart House restaurant and began major remodeling efforts on two restaurants.

  As a result of weak financial operating results in the second quarter of 1996, severance costs incurred in connection with the 1996 management changes, and restructuring charges recorded in the fourth quarter of 1995 mostly related to the decision to dispose of certain restaurant properties, the Company was in non-compliance with two loan covenant ratios (interest coverage and fixed charge coverage) for the twelve-month period ending July 1, 1996.

  In August 1996, the Company and its lenders amended the Company's existing debt agreements, including the revolving credit agreement with its senior bank lenders and the two senior secured note agreements with an insurance company. At that time, the lenders waived the Company's non-compliance with the two required loan covenant ratios. However, the revolving credit agreement was amended to reduce the amount of the banks' revolving credit commitment from $40 million to $24 million. In November 1996, the Company and its lenders agreed to further amend certain terms of the existing debt agreements and extend the maturities of scheduled principal payments to October 1, 1997, while concurrently eliminating the Company's right to convert the revolving credit borrowings to a five-year term loan. As a result of this amendment, all of the Company's revolving credit borrowings would become due and payable on October 1, 1997 (this maturity date subsequently was further extended to April 1, 1998). In addition, principal payments of $3 million due in each of January 1997 and July 1997 under the two senior secured notes were deferred until October 1, 1997. In connection with these subsequent amendments, the lenders again waived the Company's non-compliance with its required interest coverage and fixed charge coverage ratios for the 1996 third quarter, and new loan covenant measures were established for future quarterly periods. The Company was in compliance with the covenants under its amended debt agreements as of December 30, 1996.

  In November 1996, Mr. Roberts resigned his position as president and chief executive officer and as a director of the Company. His duties and responsibilities as president were assumed on an interim basis by William R. Kuntz, Jr., Executive Vice President--Finance and Administration, General Counsel and Secretary, and Stephen J. McGillin, Executive Vice President--Operations. The Company has not yet filled its chief executive officer position.

  Following the resignation of Mr. Roberts and the deferral arrangements with its lenders, the Company began to investigate alternative financing or other alternative arrangements in order to reduce the amounts owed to its existing lenders and provide the capital needed to enable the Company to move forward with its strategic plan. In November 1996, the Company's Board of Directors took steps to engage an outside financial advisor to help identify and evaluate various financing and other strategic alternatives. The Board was concerned about the extent of the Company's leverage and a potential liquidity problem. The Board concluded that action needed to be taken to address these issues.

  At its November 15, 1996 meeting, the Company's Board of Directors formed a special committee consisting of the five independent directors to evaluate its strategic alternatives (the "Special Committee") and engaged Alex. Brown as the Company's financial advisor. Following the meeting, the Company issued a press release that stated in part: "Alex. Brown & Sons, Inc. has been engaged to assist the board of directors in evaluating financing proposals and other strategic alternatives for the company." At that time, the Board also engaged outside legal counsel to assist the Special Committee on the various legal and related issues to be considered in connection with evaluating its strategic alternatives and in connection with pursuing possible transactions.

  Following its engagement as financial advisor, Alex. Brown met with the Company's senior management to discuss and identify various possible alternatives addressing the Company's liquidity and operating issues, including the possible sale of the Company. The Company and Alex. Brown prepared an information memorandum describing the Company for use in discussions with parties interested in pursuing a transaction with the Company. Alex. Brown then contacted a number of parties to determine if they would be interested in receiving information concerning the Company and sent copies of the information memorandum to various interested parties after they had signed appropriate confidentiality agreements.

  By January 1997, a number of parties had expressed their interest in exploring a possible transaction with the Company, including transactions for either an acquisition of the Company or a significant minority equity investment in the Company. Following its review with Alex. Brown and its legal advisors of the various indications of interest that had been submitted, the Special Committee directed Alex. Brown to continue discussions with a specified number of the parties who had submitted indications of interest.

  In February 1997, Alex. Brown continued its discussions with these remaining parties and had a number of discussions with the Special Committee and management and the Special Committee's legal advisors with respect to the transaction terms that had preliminarily been outlined by these parties. Based on these discussions and its review of such preliminary terms at the end of February, the Special Committee began to favor the proposal that had been presented by the Purchaser. By that time the Purchaser's proposal was generally the same as the Transactions described in this Proxy Statement.

  In the first few days of March, Alex. Brown continued its discussions with the Purchaser and with the other parties with whom it had been directed by the Special Committee to continue discussions. At a meeting of the full Board of Directors on March 3, 1997, Alex. Brown and legal counsel reported to the Board on the status of discussions with the Purchaser and other parties and related matters and the Board discussed the various proposals in detail. During the next few days, the Special Committee's legal counsel negotiated the terms of the Stock Purchase Agreement and the Standstill Agreement with the Purchaser and its representatives and legal advisors. The discussions and negotiations with the Purchaser progressed to the point that the Board was convened on Friday, March 7 to consider the Purchaser's proposal in more detail. At that meeting, the Board concluded, based on the reports to it by Alex. Brown and legal counsel of the discussions and negotiations with the Purchaser and the other parties, that, of the alternatives that had been presented to it, the transaction with the Purchaser represented the best transaction for the Company and its stockholders and should therefore be approved and effectuated. Because the discussions and negotiations with the Purchaser and other parties continued over the weekend of March 8 and 9 and because of directors' schedules, the March 7 Board meeting was adjourned first to Sunday, March 9 and then to Monday, March 10 to give final consideration to the Purchaser's proposal.

  At the meeting on March 10, 1997, Alex. Brown made a presentation and delivered its oral opinion to the Board as of that date, later confirmed in writing, that the aggregate purchase price being offered by the Purchaser for the Initial Shares and the Additional Shares was fair, from a financial point of view, to the Company. The Board also reviewed and considered the final terms and provisions contained in the Stock Purchase Agreement and the Standstill Agreement. The Board then unanimously approved the Stock Purchase Agreement and the Standstill Agreement and all of the transactions contemplated thereby, including the submission of the Additional Issuance to the Company's stockholders for approval. Each of the Stock Purchase Agreement and the Standstill Agreement were thereafter executed and delivered by the Company, the Purchaser and Alpha. In addition, at the March 10 Board meeting Alan S. McDowell and Patrick W. Rose resigned as directors of the Company and
F. Philip Handy and Samuel Zell were appointed by the Board as directors of the Company to serve as representatives of the Purchaser pursuant to the Standstill Agreement.

  REASONS FOR THE TRANSACTIONS. At the meeting of the Company's Board of Directors on March 10, 1997, the Board approved each of the Stock Purchase Agreement and the Standstill Agreement and all of the transactions contemplated thereby and determined that the transactions provided for in such agreements are in the best interests of the Company and its stockholders. In reaching this determination, the Board of Directors considered a number of factors, including without limitation the following:

    (a(a) The Board considered its knowledge of the management, business operations, properties, assets, financial condition, operating results and prospects of the Company, including the Company's liquidity issues and its long-term strategic plan. See "--Background of the Transactions."

    (b) The Board considered the financial and strategic benefits which would be derived from the issuance of the Initial Shares and Additional Shares to the Purchaser, including the substantial increase in the Company's available cash to immediately address concerns about the Company's developing liquidity problems.

    (c) The Board considered the various reports from the Company's management and financial and legal advisors.

    (d) The Board considered the oral and written presentations of Alex. Brown and the opinion of Alex. Brown as of March 10, 1997 that the aggregate purchase price for each of the Initial Shares and the Additional Shares was fair, from a financial point of view, to the Company.

    (e) The Board considered the solicitations of and negotiations with parties expressing an interest in pursuing a transaction with the Company (including the Purchaser) and the results of such solicitations and negotiations during the preceding four months. The Board concluded that the price and all other terms of the Purchaser's proposal were in total more favorable than those of the other proposals received by the Board. In particular, the Board considered the fact that it had not received an offer to acquire the Company as a whole on terms approaching the level that would enable the Board to conclude that the terms of such a transaction would be fair to and in the best interests of the Company's stockholders. The Board also considered the fact that the Purchaser's proposal was a fully developed, definitive proposal which was not subject to any unusual conditions, particularly the absence of any financing or due diligence contingencies, that definitive agreements with respect to the Purchaser's proposal were ready to be executed immediately and that the issuance of the Initial Shares to the Purchaser could be consummated immediately. In contrast, the other proposals that had been submitted to the Board were preliminary in nature despite the lengthy period during which discussions concerning those proposals had continued, and remained subject to various significant contingencies and uncertainties.

    (f) The Board considered the terms and conditions of the Stock Purchase Agreement and the Standstill Agreement and the other agreements entered into or to be entered into in connection with the Transactions. The Board considered in particular the "no-solicitation" and termination provisions of the Stock Purchase Agreement, which permitted the Company to terminate the Stock Purchase Agreement prior to the sale of the Additional Shares if a majority of the Company's independent directors determine in good faith that a Competing Transaction leading to a Superior Proposal Event (each as described under "Description of Stock Purchase Agreement--Additional Covenants") has occurred. The Board considered the impact of such "no-solicitation" provisions on the Company's ability to negotiate with other third parties that were interested in entering into a transaction with the Company. While such "no-solicitation" provisions prohibited the Company from soliciting third party offers, it did not prohibit the Company from considering such offers if any were made. The Board believed that such provisions, while responsive to the requirements of the Purchaser that the Company be committed to the proposed Transactions, permitted the Board to fulfill its fiduciary duties in the event an unsolicited offer from a third party were received. The Board also considered the provision that the Company pay a break-up fee of $1 million following the termination of the Stock Purchase Agreement if, among other things, the Company received a publicly announced, bona fide definitive proposal with respect to a Competing Transaction with a per share price in excess of $5.75. See "Description of Stock Purchase Agreement--Additional Covenants."

    (g) The Board considered the fact that the Transactions did not result in a change of control of the Company, that approximately 70.8% of the Company's outstanding Common Stock would continue to be held by parties other than the Purchaser and that the Purchaser and its affiliates would be subject to the significant restrictions set forth in the Standstill Agreement. Additionally, the Board considered the fact that all of the Company's existing stockholders would retain their entire equity interest in the Company and that although their interest would be diluted, all of the Company's existing stockholders would be able to fully participate in any future improvement in the Company's operating performance that might occur following the consummation of the Transactions.

    (h) The Board considered the benefits to the Company that would be derived from having representatives of the Zell Group join the Board and assist the Board in planning the Company's strategic course, locating an appropriate candidate to serve as the Company's chief executive officer and making other important decisions facing the Board.

    (i) The Board considered the significant influence that the Zell Group will have in the Company's affairs given its two Board seats and ownership of 29.2% of the outstanding Common Stock. The Board also considered the extent of independence that the Company will retain following the consummation of the Transactions given the fact that the Purchaser will be entitled to designate only two of the seven directors on the Company's Board of Directors and that a majority of the directors will be independent directors.

    (j) The Board considered the implications of having an additional minority stockholder in the Company owning 29% of the Company's outstanding Common Stock and the conflicts of interest that might arise and the potential discouraging effect on other transactions that might result from such shareholding.

    (k) The Board considered the purchase price of $5.75 per share for each Initial Share and each Additional Share to be issued to the Purchaser, and the relationship of such purchase price to the current and historical market prices of the Common Stock.

    (l) The Board also considered that the issuance of the Additional Shares is conditioned upon approval by the Company's stockholders.

  The foregoing discussion of the information and factors considered and given weight by the Company's Board of Directors is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Transactions, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations. In addition, individual members of the Board may have given different weights to different factors.

  RECOMMENDATION OF BOARD OF DIRECTORS. Based on the foregoing, the Company's Board of Directors unanimously determined that the Transactions are fair and in the best interest of the stockholders of the Company, and the Board recommends that the Company's stockholders vote FOR the approval of the issuance of the Additional Shares to the Purchaser in accordance with the terms of the Stock Purchase Agreement.

  The Board of Directors reserves its rights, pursuant to the Stock Purchase Agreement and the Standstill Agreement, to (i) amend the provisions of the Stock Purchase Agreement and the Standstill Agreement in all respects in accordance with their respective terms and without stockholder approval before or after approval of the issuance of the Additional Shares by the Company's stockholders and (ii) to terminate the Stock Purchase Agreement and the Standstill Agreement in accordance with their respective terms notwithstanding stockholder approval.

  OPINION OF FINANCIAL ADVISOR. The Company retained Alex. Brown as of November 15, 1996 to act as the Company's financial advisor in connection with evaluating financing proposals and other strategic alternatives, including rendering an opinion to the Board of Directors of the Company if requested as to the fairness, from a financial point of view, of the consideration in any proposed transaction.

  At the March 10, 1997 meeting of the Board, representatives of Alex. Brown made a presentation with respect to the Transactions and rendered to the Board of Directors its oral opinion, subsequently confirmed in writing as of the same date, that, subject to the assumptions made, matters considered and limitations set forth in such opinion and summarized below, the aggregate purchase price for the Initial Shares and the Additional Shares was fair, from a financial point of view, to the Company. No limitations were imposed by the Board upon Alex. Brown with respect to the investigations made or procedures followed by it in rendering its opinion.

  The full text of Alex. Brown's written opinion dated March 10, 1997 (the "Alex. Brown Opinion"), which sets forth, among other things, assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex III and is incorporated herein by reference. Stockholders of the Company are urged to read the Alex. Brown Opinion in its entirety. The Alex. Brown Opinion is directed to the Board, addresses only the fairness of the aggregate purchase price for the Initial Shares and Additional Shares to the Company from a financial point of view and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at the Annual Meeting. The Alex. Brown Opinion was rendered to the Board for its consideration in determining whether to approve the Transactions. The discussion of the Alex. Brown Opinion in this Proxy Statement is qualified in its entirety by reference to the full text of the Alex. Brown Opinion.

  In connection with the Alex. Brown Opinion, Alex. Brown reviewed certain publicly available financial information and other information concerning the Company and certain internal analyses and other information furnished to it by the Company. Alex. Brown also held discussions with the members of the senior management of the Company regarding the businesses and prospects of the Company. In addition, Alex. Brown (i) reviewed the reported prices and trading activity for the Common Stock, (ii) compared certain financial and stock market information for the Company with similar information for certain other restaurant companies whose securities are publicly traded, (iii) reviewed the financial terms of certain minority investments in public companies which it deemed comparable in whole or in part, (iv) reviewed the terms of the Stock Purchase Agreement and the Standstill Agreement, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

  In conducting its review and arriving at its opinion, Alex. Brown assumed and relied upon, without independent verification, the accuracy, completeness and fairness of the information furnished to or otherwise reviewed by or discussed with it for purposes of rendering its opinion. With respect to the financial projections and other information relating to the prospects of the Company provided to Alex. Brown, Alex. Brown assumed that such information reflected the best currently available judgments and estimates of the management of the Company as to its likely future financial performance. The financial projections of the Company that were provided to Alex. Brown were utilized and relied upon by Alex. Brown in the Discounted Cash Flow Analysis summarized below. Alex. Brown also assumed, and was informed that the Company had been advised, that the Transactions should not constitute a change of control of the Company under applicable law. Alex. Brown did not make and it was not provided with an independent evaluation or appraisal of the assets of the Company, nor has Alex. Brown been furnished with any such evaluations or appraisals. Alex. Brown did not express an opinion as to the value of the Common Stock when issued pursuant to the Stock Purchase Agreement or the prices at which the Common Stock will trade subsequent to such issuance. The Alex. Brown Opinion is based on market, economic and other conditions as they existed and could be evaluated as of the date of the opinion letter.

  The following is a summary of the analyses performed and factors considered by Alex. Brown in connection with rendering the Alex. Brown Opinion.

  Historical Financial Position. In rendering its opinion, Alex. Brown reviewed and analyzed the historical and current financial condition of the Company which included (i) an assessment of the Company's recent financial statements; (ii) an analysis of the Company's revenue, growth and operating performance trends; (iii) an assessment of the Company's margin changes and leverage; and (iv) an analysis of the Company's capital structure and financial liquidity.

  Historical Stock Price Performance. Alex. Brown reviewed and analyzed the daily closing per share market prices and trading volume, for the Common Stock, from September 1, 1996 to March 7, 1997. Alex. Brown also reviewed the daily closing per share market prices of the Common Stock and compared the movement of such daily closing prices over the period from November 15, 1996 through March 7, 1997 with the movement of (i) the Nasdaq composite average,
(ii) a high-growth comparable company composite average, (iii) a general comparable company composite average, and (iv) a restaurant industry composite average. On a relative basis the Common Stock price outperformed each such composite average over such period. This information was presented to give the Board background information regarding the stock prices of the Company over the period indicated.

  Analysis of Certain Other Publicly Traded Companies. Alex. Brown compared certain financial information (based on the commonly used valuation measurements described below) relating to the Company to certain corresponding information from a group of seven publicly traded restaurant related companies (consisting of Bertucci's, Inc., Brinker International Inc., Darden Restaurants, Inc., Lone Star Steakhouse & Saloon, Longhorn Steaks, Inc., Morton's Restaurant Group, Inc. and Outback Steakhouse, Inc. (collectively, the "Selected Companies")). Such financial information included, among other things, (i) common equity market valuation; (ii) capitalization ratios; (iii) operating performance; (iv) ratios of common equity market value as adjusted for debt and cash ("Adjusted Value") to revenues, earnings before interest expense and income taxes ("EBIT"), and earnings before interest expense, income taxes depreciation and amortization ("EBITDA"), each for the latest reported 12-month period ("LTM") as derived from publicly available information; and (v) ratios of common equity market prices per share ("Equity Value") to earnings per share ("EPS"). Alex. Brown noted that, on an LTM basis, the multiple of Adjusted Value to revenues was 0.6 times for the Company's consolidated operations and 0.7 times for the Company and its subsidiary Solana Beach Baking Company ("SBBC"), compared to a range of 2.2 times to 0.5 times, with a mean of 1.0 times and a median of 0.8 times; for the Selected Companies; the multiple of Adjusted Value to EBIT was 21.8 times for the Company's consolidated operations and 22.9 times for the Company and SBBC, compared to a range of 17.4 times to 10.1 times, with a mean of 12.4 times and a median of 11.2 times, for the Selected Companies; the multiple of Adjusted Value to EBITDA was 6.9 times for the Company's consolidated operations and 7.4 times for the Company and SBBC, compared to a range of 9.8 times to 5.1 times, with a mean of 7.1 times and a median of 6.8 times, for the Selected Companies.

  Analysis of Selected Strategic Investments. Alex. Brown reviewed the financial terms, to the extent publicly available, of 104 proposed, pending or completed strategic minority investments involving the purchase of between 5% and 40% of the outstanding equity of the issuer for aggregate consideration of more than $15 million during the period from January 1, 1989 to March 1, 1997 (the "Selected Transactions"). Alex. Brown presented various terms of the Selected Transactions and the Transactions, including corporate arrangements, investment premiums, voting restrictions, registrations rights, standstill agreements and board representation. Alex. Brown noted that the Selected Transactions were effected at a premium or discount to the issuer's per share market price in the range of a 203% premium to a 35% discount, with a mean of a 16% premium, compared to a 2.2% premium (based on the closing price of the Common Stock on March 10, 1997) for the Transactions.

  Discounted Cash Flow Analysis. Alex. Brown performed discounted cash flow analyses for the Company. The discounted cash flow approach values a business based on the current value of the future cash flow that the business will generate. To establish a current value under this approach, future cash flow must be estimated and an appropriate discount rate determined. Alex. Brown used estimates of projected financial performance for the Company for the years 1997 through 2001 prepared by management of the Company. Alex. Brown aggregated the present value of the cash flows through 2001 with the present value of a range of terminal values. Alex. Brown discounted these cash flows at discount rates ranging from 16% to 20%. The terminal value was computed based on projected EBITDA in calendar year 2001 and a range of terminal multiples of 5.0 times and 6.0 times. Alex. Brown arrived at such discount rates based on its judgment of the weighted average cost of capital of publicly traded restaurant companies, and arrived at such terminal values based on its review of the trading characteristics of the common stock of the Selected Companies. This analysis indicated a range of values of $3.33 to $6.36 per share.

  Relevant Market and Economic Factors. In rendering its opinion, Alex. Brown considered, among other factors, the condition of the U.S. stock markets, particularly in the restaurant sector, and the current level of economic activity.

  No company used in the analysis of other publicly traded companies nor any transaction used in the analysis of selected strategic investments summarized above is identical to the Company or the Transactions. Accordingly, such analyses must take into account differences in the financial and operating characteristics of the Selected Companies and the companies in the Selected Transactions and other factors that would affect the public trading value and acquisition value of the Selected Companies and the Selected Transactions, respectively.

  While the foregoing summary describes all analyses and factors that Alex. Brown deemed material in its presentation to the Board, it is not a comprehensive description of all analyses and factors considered by Alex. Brown. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Alex. Brown believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying the Alex. Brown Opinion. In performing its analyses, Alex. Brown considered general economic, market and financial conditions and other matters, many of which are beyond the control of the Company. The analyses performed by Alex. Brown are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Additionally, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be sold. Furthermore, no opinion is being expressed as to the prices at which shares of the Common Stock may trade at any future time.

  Pursuant to a letter agreement dated as of November 15, 1996 between the Company and Alex. Brown, as amended by a letter agreement dated March 10, 1997 between the Company and Alex. Brown, the fees to date payable to Alex. Brown upon signing the engagement letter, for rendering the Alex. Brown Opinion and upon consummation of the sale of the Initial Shares have been $75,000, $250,000 and $100,000 respectively, which amounts will be credited against the final fee of $850,000 payable upon consummation of the sale of the Additional Shares. In addition, the Company has agreed to reimburse Alex. Brown for its reasonable out-of-pocket expenses incurred in connection with rendering financial advisory services, including fees and disbursements of its legal counsel. The Company has agreed to indemnify Alex. Brown and its directors, officers, agents, employees and controlling persons, for certain costs, expenses, losses, claims, damages and liabilities related to or arising out of its rendering of services under its engagement as financial advisor.

  The Board retained Alex. Brown to act as its advisor based upon Alex. Brown's assistance to the Company as financial advisor in the past and based upon Alex. Brown's qualifications, reputation, experience and expertise, particularly with respect to the restaurant industry. Alex. Brown is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. Alex. Brown may actively trade the equity securities of the Company for its own account and for the account of its customers and accordingly may at any time hold a long or short position in such securities. Alex. Brown regularly publishes research reports regarding the restaurant industry and the businesses and securities of publicly traded companies in the restaurant industry.

  USE OF PROCEEDS. On March 11, 1997, the Company received aggregate cash proceeds of approximately $9.4 million as consideration for the Initial Issuance pursuant to the Stock Purchase Agreement. Contingent upon, among other things, the prior approval of the Additional Issuance by the Company's stockholders at the Stockholders' Meeting, the Company will receive additional aggregate cash proceeds of approximately $10.1 million as consideration for the Additional Issuance pursuant to the Stock Purchase Agreement. The Company intends to use the aggregate net proceeds (after transaction costs) to repay indebtedness, whether at the scheduled maturity or at the option of the Company at an earlier time, and until so used such proceeds will be held by the Company in highly rated fixed-income investments.

  SPECIAL CONSIDERATIONS IN CONNECTION WITH THE TRANSACTIONS. Completion of the Transactions will result in (i) the addition of a new large stockholder of the Company and (ii) the dilution of the equity and voting interests of the Company's existing stockholders (other than the Purchaser). Currently, except for Metropolitan, the Company does not have any other stockholder that holds in the aggregate more than 15% of the outstanding Common Stock. If the Company's stockholders approve the Additional Issuance at the Stockholders' Meeting and the Company issues and sells the Additional Shares to the Purchaser, the Purchaser will own approximately 29.2% of the then outstanding shares of the Company's Common Stock. In addition, the Purchaser will have two representatives on the Company's Board of Directors. Accordingly, the Purchaser will be in a position to have a significant influence on the management and policies of the Company. The Company has attempted to limit any potential adverse impact this may have on the Company and its stockholders by negotiating the Standstill Agreement, which places substantial limits on the Purchaser's ability to cause a change in control of the Company and imposes restrictions on various other actions by the Purchaser and its affiliates. See "Description of Standstill Agreement." The large block of stock owned by the Purchaser, and the restrictions on the Purchaser's ability to dispose of the stock to single purchasers, could be a negative influence on anyone attempting to acquire control of the Company. In addition, the large number of shares owned by the Purchaser could have, if offered or sold as a block, an adverse impact on the market price for the Common Stock. Although the Purchaser's shares of Common Stock are "restricted" securities which cannot be sold publicly for a period of time without registration under the Securities Act, the Company has granted the Purchaser certain registration rights pursuant to the Standstill Agreement.

  SECTION 203 OF THE DGCL AND ARTICLE EIGHTH OF THE COMPANY CHARTER. Section 203 of the DGCL prohibits a Delaware corporation from engaging in a "Business Combination" with an "Interested Stockholder" for a period of three years after the date of the transaction in which the person became an Interested Stockholder, unless (i) prior to that date, either the Business Combination or such transaction is approved by the board of directors of the corporation;
(ii) upon consummation of the transaction which resulted in the stockholder becoming an Interested Stockholder, the Interested Stockholder owns at least 85% of the corporation's outstanding voting stock; or (iii) on or after that date the Business Combination is approved by the board and by an affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the Interested Stockholder. A "Business Combination" is defined to include mergers, asset sales, stock issuances and other transactions resulting in a financial benefit to the Interested Stockholder. An "Interested Stockholder" is a person who, together with affiliates and associates, owns 15% or more of the corporation's outstanding voting stock. The Board of Directors has approved the Additional Issuance so that the provisions of Section 203 of the DGCL will not apply to the Additional Issuance.

  Section A of Article Eighth of the Company's Charter restricts "Business Combinations" with "Interested Shareholders" by requiring the holders of 66 2/3% of the outstanding Common Stock (including the Interested Shareholder) and the holders of a majority of the outstanding Common Stock other than the Interested Shareholder to approve a Business Combination transaction between the Company and the Interested

Shareholder, unless a majority of directors who are unaffiliated with the Interested Shareholder approve the transaction which constitutes a Business Combination. The Charter defines "Business Combination" to include mergers, asset sales, stock issuances having an aggregate fair market value of $5 million or more (including the Additional Issuance) and other transactions resulting in a benefit to the Interested Shareholder. An "Interested Shareholder" is defined as a person who owns 20% or more of the Company's outstanding Common Stock. The Board of Directors has approved the Additional Issuance so that the supermajority voting requirements of Section A of Article Eighth of the Charter will not apply to the Additional Issuance.

                    DESCRIPTION OF STOCK PURCHASE AGREEMENT

  The following is a summary of the material provisions of the Stock Purchase Agreement, which appears as Annex I to this Proxy Statement and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Stock Purchase Agreement.

GENERAL

  On March 10, 1997, the Company entered into the Stock Purchase Agreement with the Purchaser and Alpha. Pursuant to the Stock Purchase Agreement, on March 11, 1997 the Company issued to the Purchaser the Initial Shares, consisting of 1,641,750 shares of Common Stock, for $5.75 in cash per share, with the Company receiving aggregate gross proceeds of approximately $9.4 million. The Stock Purchase Agreement further provides that the Company will issue to the Purchaser the Additional Shares, consisting of 1,758,250 shares of Common Stock, for $5.75 in cash per share, which issuance is conditioned upon, among other things, the prior approval of the Additional Issuance by the Company's stockholders at the Stockholders' Meeting. Concurrently with the execution and delivery of the Stock Purchase Agreement, the Company entered into the Standstill Agreement with the Purchaser and Alpha.

REPRESENTATIONS AND WARRANTIES

  The Stock Purchase Agreement contains customary representations and warranties of the Company with respect to the Company and its subsidiaries relating to, among other things, (a) organization, standing and qualification to do business; (b) the Company's capital structure; (c) the authorization, execution, delivery, performance and enforceability of the Stock Purchase Agreement; (d) documents filed by the Company with the Commission, the accuracy of information contained therein and the absence of undisclosed liabilities; (e) non-contravention with organizational documents, agreements, contracts and governmental regulations; (f) the absence of certain changes or events since the date of the most recent audited financial statements filed with the Commission, including material adverse changes with respect to the Company; (g) pending or threatened material litigation, certain labor matters and compliance with applicable laws; (h) benefit plans, employment matters and other matters relating to the Employee Retirement Income Security Act of 1974, as amended; (i) the filing of tax returns and the payment of taxes; (j) title to owned real property, valid leasehold and subleasehold interests in leased real property, possession of required permits, and other real-estate related matters; (k) environmental matters; (l) the absence of defaults or violations under material contracts; (m) brokers' fees and expenses; (n) compliance with securities laws; (o) Board of Director approval with respect to Section 203 of the DGCL and Section A of Article Eighth of the Company's Charter; (p) inapplicability of state or federal anti-takeover statutes; (q) related party transactions; and (r) intellectual property matters.

  The Stock Purchase Agreement also contains customary representations and warranties of the Purchaser and Alpha relating to, among other things, (a) organization, standing and similar corporate matters; (b) the authorization, execution, delivery, performance and enforceability of the Stock Purchase Agreement and related matters; (c) brokers' fees and expenses; (d) non-contravention with organizational documents, agreements, contracts and governmental regulations; (e) the absence of litigation; and (f) investment intent.

CONDUCT OF BUSINESS PENDING THE CLOSING

  Pursuant to the Stock Purchase Agreement, the Company has agreed that until the Additional Issuance, the business of the Company will be conducted in the usual, regular and ordinary course of business consistent with past practice and the Company will use its reasonable best efforts to preserve substantially intact the business organization of the Company. The Company has also agreed to keep available the services of its present officers and employees and to preserve the present relationships of the Company with customers, suppliers and other persons with which the Company has business dealings.

  Until the Additional Issuance, the Company has agreed, among other things, that neither it nor its subsidiaries will, subject to specified exceptions:
(i) make any distributions in respect of any of its capital stock, split, combine or reclassify any of its capital stock or acquire any shares of capital stock of the Company or any of its subsidiaries; (ii) amend its organizational documents; (iii) acquire any business organizations; (iv) dispose of any of its properties or assets; (v) adopt a plan of complete or partial liquidation or dissolution; (vi) enter into any new lines of business or otherwise make material changes to its operations; or (vii) enter into any agreements providing for the acceleration of payments or other consequences as a result of any transactions contemplated by the Stock Purchase Agreement.

ADDITIONAL COVENANTS

  No Solicitation of Competing Transactions. The Stock Purchase Agreement provides that the Company will not authorize or permit any of its officers, directors, representatives or subsidiaries to solicit or encourage the submission of inquiries, proposals or offers from any third party relating to
(i) any sale, transfer, liquidation or other disposition of all or any material part of the Company's assets; (ii) any tender offer or exchange offer that if consummated would result in any third party beneficially owning 5% or more of any class of equity securities of the Company; or (iii) any merger, consolidation, business combination, recapitalization, or other transaction involving the Company, which would result in the issuance or transfer of a more than 5% equity or voting interest in the Company ((i), (ii), and (iii) each, a "Competing Transaction").

  The foregoing restrictions will not prohibit the Company from furnishing non-public information or data to, or entering into discussions with any person in connection with an unsolicited bona fide written proposal for a Competing Transaction made by such person, or recommending an unsolicited bona fide written proposal for a Competing Transaction to the stockholders of the Company, if and only if a majority of the Company's independent directors (a) determine in good faith, based upon the written advice of independent financial advisors, that such Competing Transaction would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the Transactions, and (b) determine in good faith, based upon the written advice of independent legal counsel, that such action is required for the discharge of their fiduciary duties to stockholders under applicable law.

  In the case of a bona fide proposal for a Competing Transaction, if a majority of the Company's independent directors determine in their good faith reasonable judgment, based on the written advice of independent financial advisors, that the proposal is made by a person with the financial ability to consummate such proposal and that the proposal provides the Company and/or the Company's stockholders greater aggregate value than the Transactions (a "Superior Proposal"), the Board may, subject to certain conditions, (i) approve or recommend any such Superior Proposal; (ii) approve or authorize the Company's entering into an agreement with respect to the Superior Proposal; or
(iii) terminate the Stock Purchase Agreement, in each case at any time after giving notice of such Superior Proposal to the Purchaser, assuming the giving of such notice is not in conflict with the Board's discharge of its fiduciary duties to the Company's stockholders under applicable law (each of the actions referred to in clauses (i) through (iii) a "Superior Proposal Event").

  Access to Information. Subject to applicable provisions of the confidentiality agreement executed between the Company and the Purchaser, the Company has agreed to cause its subsidiaries, officers, employees, counsel, financial advisors and authorized representatives, to afford the Purchaser and its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to all employees, offices and other facilities and to all books and records, and to furnish the Purchaser or its representatives with such financial, operating and other information with respect to the business and property of the Company and its subsidiaries as the Purchaser may reasonably request.

  Stockholders' Meeting. The Board has generally agreed, subject to its fiduciary duties to the Company's stockholders, to (i) use its best efforts to hold the Stockholders' Meeting for the purpose of taking action upon the Additional Issuance in accordance with the terms of the Stock Purchase Agreement; (ii) recommend that the stockholders vote in favor of the Additional Issuance; (iii) use its best efforts to cause this Proxy Statement to be mailed to the stockholders at the earliest practicable time; and (iv) cause this Proxy Statement to comply with the applicable Exchange Act regulations.

  Transfer Restrictions. The Purchaser has agreed not to sell, transfer or otherwise dispose of all or any portion of the Initial Shares or Additional Shares unless the Purchaser is in compliance with the Standstill Agreement and either (i) a registration statement relating thereto has been duly filed and becomes effective under the Securities Act and all applicable state securities laws or (ii) such sale, transfer or other disposition is exempt from registration and other applicable securities laws (as evidenced by an opinion from the Purchaser's counsel reasonably satisfactory to the Company). The Purchaser has also agreed to the placement of a restrictive legend on the Initial Shares and Additional Shares as set forth in the Stock Purchase Agreement.

GUARANTEE OF ALPHA

  Alpha has agreed to irrevocably and unconditionally guarantee the performance by the Purchaser of all of the Purchaser's obligations under the Stock Purchase Agreement and documents contemplated thereby, including without limitation the obligation of the Purchaser to purchase the Additional Shares subject to the terms and conditions set forth in the Stock Purchase Agreement.

CONDITIONS TO CLOSING

  The Initial Issuance. The Initial Issuance was consummated on March 11, 1997 and was conditioned upon, among other things, absence of injunctions, performance of covenants, including the simultaneous appointment of two Zell Group representatives as directors and execution of the Standstill Agreement.

  The Additional Issuance. With respect to the Additional Issuance, the obligations of each of the parties are subject to the conditions that: (i) the Company's stockholders approve the Additional Issuance by the requisite vote;
(ii) there not be in effect any order, decree or ruling or other action restraining, enjoining or otherwise prohibiting the Additional Issuance or any related transactions under the Stock Purchase Agreement by any court of competent jurisdiction or other governmental authorities; (iii) all regulatory approvals necessary for the consummation of the Additional Issuance are obtained; (iv) any waiting period applicable to the Additional Issuance under the HSR Act has terminated or expired; and (v) neither the Purchaser nor the Company has terminated the Stock Purchase Agreement or has elected not to proceed with the Additional Issuance in accordance with certain termination provisions in the Stock Purchase Agreement. The obligations of the Purchaser and the Company to consummate the Additional Issuance are further subject to the condition that the other party has performed in all material respects its covenants, agreements and obligations under the Stock Purchase Agreement.

INDEMNIFICATION

  The Indemnity. The Company has agreed to indemnify and hold harmless the Purchaser and its stockholders and affiliates (collectively, the "Indemnified Persons") and the Purchaser has agreed to indemnify and hold harmless the Company (the Company and the Indemnified Persons, each, an "Indemnified Party" with respect to each other) for, and will pay to the Indemnified Party the amount of, any loss, liability, expense (including reasonable attorneys' fees and expenses) or diminution of value (collectively, "Damages") actually incurred by the Indemnified Party, arising from: (a) any breach of any representation or warranty specifically made by the Company or the Purchaser, as the case may be, in the Stock Purchase Agreement; (b) any breach by the Company or the Purchaser, as the case may be, of any of its covenants or obligations specifically contained in the Stock Purchase Agreement; or (c) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with the Company or the Purchaser, as the case may be, in connection with any of the transactions contemplated thereby. A diminution of the value of Purchaser's holdings of the Company's Common Stock will be included in the definition of Damages actually incurred by the Purchaser under the above indemnity provisions only if and to the extent that it can be established that such diminution of value was caused by one or more events in the above clauses (a), (b) and (c). The remedies provided in the Stock Purchase Agreement will be the sole remedies available to the Indemnified Parties with respect to the matters referred to in the above clauses (a), (b) and (c), without any limit on any right to specific performance or injunctive relief that an Indemnified Party may otherwise have.

  Limitations on Indemnity. The Company will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Initial Issuance or the Additional Issuance, other than those representations and warranties relating to tax or environmental matters in the Stock Purchase Agreement, unless on or before the first anniversary of the Additional Issuance (or the first anniversary of the Initial Issuance if the Additional Issuance shall not have occurred by such anniversary date), the Purchaser notifies the Company of a claim with respect to those provisions. A claim with respect to tax or environmental matters may be brought at any time on or before the fourth anniversary of the Additional Issuance (or the fourth anniversary of the Initial Issuance if the Additional Issuance shall not have occurred by such anniversary date). If the Initial Issuance and/or the Additional Issuance occurs, the Purchaser will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Initial Issuance or the Additional Issuance, unless on or before the first anniversary of the Additional Issuance (or the first anniversary of the Initial Issuance if the Additional Issuance shall not have occurred by such anniversary date) the Company notifies Purchaser of a claim with respect to those provisions.

  The Company will have no liability to the Purchaser with respect to any breaches of representations, warranties or the covenants regarding the conduct of business of the Company pending the Additional Issuance, until the total of all Damages with respect to such matters exceeds $1,500,000, and then only to the extent that such Damages exceed $1,500,000. The liability of the Company to Purchaser with respect to such matters will not exceed $5,000,000 in the aggregate. The Purchaser will have no liability to the Company with respect to any breaches of representations or warranties until the total of all Damages with respect to such matters exceed $1,500,000, and then only to the extent that such Damages exceed $1,500,000. The liability of the Purchaser to the Company with respect to such matters will not exceed $5,000,000 in the aggregate. Furthermore, the Company will have no liability to the Purchaser or the Indemnified Persons for any breach of representation or warranty to the extent that the Company can establish that Purchaser or Alpha had actual knowledge of the facts which form the basis of such claim prior to the Initial Issuance. Similarly, the Purchaser will have no liability to the Company for any breach of representation or warranty to the extent that the Purchaser can establish that the Company had actual knowledge of the facts which form the basis of such claim prior to the Initial Issuance.

TERMINATION; REIMBURSEMENT OF EXPENSES AND BREAK-UP FEES

  In accordance with its terms and conditions, the Stock Purchase Agreement may be terminated at any time: (a) by the Company or the Purchaser with the mutual consent of the other party; (b) by the Purchaser, upon notice to the Company, if (1) a bona fide definitive proposal with respect to a Competing Transaction which has a value per share of Common Stock in excess of $5.75 has been presented to the Company and publicly announced prior to the vote of the Company's stockholders on the Proposal to issue the Additional Shares and the Additional Issuance shall not have occurred on or before September 30, 1997 or
(2) there shall have been a Superior Proposal Event; (c) by the Purchaser, if the Additional Issuance shall not have occurred on or before September 30, 1997, unless the Purchaser failed to perform in all material respects each of its obligations required to be performed by it at or prior to the Additional Issuance under the Stock Purchase Agreement; (d) by the Purchaser or the Company, upon notice to the other, if the Company's stockholders fail to approve the Additional Issuance at the Stockholders' Meeting; or (e) by the Company, upon notice to the Purchaser, in the event it receives a Superior Proposal.

  If the Purchaser elects not to proceed with the Additional Issuance pursuant to the preceding paragraph clause (c) or if the Purchaser or the Company elects not to proceed with the Additional Issuance pursuant to the preceding paragraph clause (d) and in either case no Competing Transaction has been proposed which has a value per share of Common Stock in excess of $5.75, the Company will reimburse the Purchaser for out-of-pocket expenses incurred by the Purchaser in connection with the Transactions, provided that the Company will not be obligated to reimburse the Purchaser for more than $250,000 of such expenses in the aggregate. If (i) the Purchaser elects not to proceed with the Additional Issuance pursuant to the preceding paragraph clause (b);

(ii) the Purchaser or the Company elects not to proceed with the Additional Issuance pursuant to the preceding paragraph clause (d) and a bona fide definitive proposal with respect to a Competing Transaction has been presented to the Company and publicly announced prior to the vote of the Company's stockholders on the proposal to issue Additional Shares, which has a value per share of Common Stock in excess of $5.75; or (iii) the Company elects not to proceed with the Additional Issuance pursuant to the preceding paragraph clause (e), then in the case of (i), (ii) or (iii), the Company will pay $1,000,000 to the Purchaser. In the event the above clauses (i), (ii) or (iii) are applicable, the Company will not be obligated to reimburse the Purchaser for the above out-of-pocket expenses.

                      DESCRIPTION OF STANDSTILL AGREEMENT

  The following is a summary of the material provisions of the Standstill Agreement, which appears as Annex II to this Proxy Statement and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Standstill Agreement.

GENERAL

  Concurrently with the execution and delivery of the Stock Purchase Agreement, the Company entered into the Standstill Agreement with the Purchaser and Alpha. The Standstill Agreement provides that, among other things, the Purchaser and its respective affiliates have agreed to certain restrictions on their future acquisitions of Common Stock and the Purchaser has been granted rights to designate up to two of the Company's seven directors.

STANDSTILL PROVISIONS

  The Zell Group has agreed, among other things, that prior to June 30, 2002 no Zell Group member will acquire or become the beneficial owner of any rights in respect of any of the Company's Common Stock or other securities eligible to vote for the election of directors (or derivatives of such securities) (collectively, the "Company Voting Securities"), by purchase or otherwise, if the effect of such acquisition or other action would be to increase the aggregate beneficial ownership of Company Voting Securities by the Zell Group above 29.2% of the total number of votes entitled to vote in an election of directors of the Company, assuming all of the Company Voting Securities then outstanding were voted to the fullest extent possible (the "Combined Voting Power"), without the approval of the majority of the Company's independent directors. Despite these limitations, no member of the Zell Group will be obligated to dispose of any Company Voting Securities beneficially owned in violation of such maximum percentage limitations if its beneficial ownership is or will be increased only because (1) a repurchase of any Company Voting Securities by the Company or any of its subsidiaries was approved by a majority of the independent directors or (2) the purchase was made by any publicly held entities within the Zell Group (a "Public Zell Affiliate"), unless the Purchaser, Alpha or any of their affiliates suggested, encouraged or assisted in such purchase. In addition, the foregoing will not prohibit the purchase of any Company Voting Securities directly from the Company. In calculating the maximum percentage limitations, all Company Voting Securities that are the subject of an agreement or understanding whereby any Zell Group member has the right to obtain beneficial ownership of such securities in the future (including the shares of Common Stock being sold under the Stock Purchase Agreement as long as the Stock Purchase Agreement constitutes a binding commitment to purchase and sell those shares) will also be deemed to be outstanding and beneficially owned by the Zell Group. If the Stock Purchase Agreement is terminated as a result of a default by the Purchaser, then the 29.2% percentage limit above will be adjusted automatically to 17%.

BOARD REPRESENTATION AND VOTING PROVISIONS

  Subject to the terms and conditions of the Standstill Agreement, the Zell Group has agreed to vote, in person or by proxy, at all meetings of stockholders of the Company so that all Company Voting Securities owned of record or beneficially by the Zell Group may be counted for the purpose of determining the presence of a quorum at such meetings. Subject to certain exceptions, at all times prior to June 30, 2002, the Company has agreed to take all necessary or appropriate action to assist in the nomination and election as directors of the one or two individuals (as applicable) designated by the Purchaser to be elected as directors of the Company. In addition, so long as the Purchaser is entitled to designate one or two directors, independent directors will constitute a majority of the total number of directors of the Company. All persons designated as independent directors will be individuals selected by a majority of the independent directors then in office, except that one of the independent directors will be an individual mutually acceptable to the Purchaser and a majority of the independent directors. The Standstill Agreement also states that one position on the Board of Directors of the Company is intended to be filled by the chief executive officer to be selected by the Board of Directors of the Company. The Purchaser has agreed to cause its designees on the Board of Directors of the Company to take all necessary or appropriate action to assist in the nomination and election as directors of all such nominees as may be selected to serve as independent directors in the manner described above. In addition, the Zell Group and the directors designated by the Zell Group are prohibited from taking any actions that would reduce the number of directors below seven or cause independent directors not to comprise a majority of the Board of Directors.

  Prior to June 30, 2002, the Purchaser is entitled to designate up to two directors pursuant to the terms and conditions of the Standstill Agreement. So long as the members of the Zell Group that have executed the Standstill Agreement as parties (the "Zell Contracting Parties") beneficially own at least 15% of the Combined Voting Power of all Company Voting Securities, the Purchaser will retain the right to designate two directors of the Company, provided such designees are reasonably acceptable to the independent directors at the time of their designation. Further, so long as the Zell Contracting Parties beneficially own less than 15%, but at least 7.5% of the Combined Voting Power of all Company Voting Securities, the Purchaser will have the right to designate one director of the Company, provided the designee is reasonably acceptable to the independent directors at the time of his or her designation. At any time when the beneficial ownership of the Zell Contracting Parties falls below 15% of the Combined Voting Power of all Company Voting Securities, the Purchaser must cause one of its two designees to resign. In the event that the Zell Contracting Parties no longer beneficially own at least 7.5% of the Combined Voting Power of all Company Voting Securities, the Purchaser loses the right to designate any directors of the Company, the Purchaser's right to designate directors terminates and the Purchaser must cause its designees to resign so that no designee of the Purchaser remains on the Board of Directors of the Company. So long as the Purchaser has the right to designate one or two directors, the Company is prohibited from increasing the number of directors to more than seven directors without the prior written consent of the Purchaser. Generally, with respect to matters relating to a possible change of control, the Zell Group must vote either in accordance with the recommendations of a majority of the independent directors or in the same proportions (including abstentions) as the other holders of record of Company Voting Securities vote their Company Voting Securities. However, the Purchaser is entitled to vote (A) in order to preserve the number of board seats as provided in the Standstill Agreement; (B) against any matter relating to a change in control; or (C) for any change of control matter if recommended by a majority of the independent directors.

TRANSFER RESTRICTIONS

  Unless approved by a majority of the independent directors, no Zell Group member will sell, transfer any beneficial interest in or otherwise dispose of any Company Voting Security other than to another member of the Zell Group prior to June 30, 2002 in a transaction that, to the Zell Group's knowledge, would cause any person to have beneficial ownership of or the right to acquire beneficial ownership of a number of Company Voting Securities that represents greater than 5% of the Combined Voting Power. However, on and after the eleventh business day after commencement of a tender or exchange offer made by a person who is not a member of the Zell Group for outstanding Company Voting Securities (a "Qualifying Offer"), any member of the Zell Group may tender or exchange any Company Voting Securities beneficially owned by it pursuant to such Qualifying Offer if the Qualifying Offer has been approved by a majority of the independent directors.

RESTRICTIONS UPON SOLICITATIONS AND VOTING AGREEMENTS

  Prior to June 30, 2002, members of the Zell Group are prohibited from soliciting proxies, assisting any other person in any way in the solicitation of proxies or becoming a "participant" in a "solicitation" or assist any

"participant" in a "solicitation" (as such terms are defined in Rule 14a-1 of Regulation 14A under the Exchange Act) in opposition to the recommendation of a majority of the independent directors. Unless approved by a majority of the independent directors, prior to June 30, 2002, neither the Purchaser nor Alpha nor any other member of the Zell Group may form, join or in any other way participate in a partnership, pooling agreement, syndicate, voting trust or other "group" other than the Zell Group with respect to Company Voting Securities for the purpose of acquiring, holding, voting or disposing of Company Voting Securities. Furthermore, unless approved by a majority of the independent directors, prior to June 30, 2002, no member of the Zell Group can assist or encourage any person to bid for or acquire outstanding Company Voting Securities if it would result in such other person beneficially owning more than 5.0% of the Combined Voting Power of Company Voting Securities, provided, however, that the mere sale of Company Voting Securities by any member of the Zell Group will not constitute assisting or encouraging under the Standstill Agreement.

MATERIAL TRANSACTIONS; CHANGE OF CONTROL

  Prior to June 30, 2002, members of the Zell Group are prohibited from engaging in any material transaction with the Company without the prior approval of a majority of the independent directors. Furthermore, unless approved by a majority of the independent directors, prior to June 30, 2002, no member of the Zell Group may take any action, alone or in concert with any other person, to seek control of the Company or otherwise seek to circumvent any of the restrictions set forth above. Generally, without such approval no member of the Zell Group may (i) present to the Company or to any third party any proposal that can reasonably be expected to result in a change of control of the Company or in any increase beyond 29.2% (or 17% in the event the Stock Purchase Agreement is terminated pursuant to the Purchaser's default) of the Combined Voting Power of Company Voting Securities beneficially owned in the aggregate by the Zell Group; (ii) publicly suggest or announce its willingness or desire to engage in a transaction or group of transactions that would result in a change of control of the Company or in any increase beyond the above percentages of the Combined Voting Power of Company Voting Securities beneficially owned in the aggregate by the Zell Group; or (iii) initiate, request, induce or give encouragement to any other person to initiate any proposal that can reasonably be expected to result in a change of control of the Company or in any increase beyond the above percentages of the Combined Voting Power of Company Voting Securities beneficially owned in the aggregate by the Zell Group.

GUARANTEE BY ALPHA

  Alpha has irrevocably and unconditionally guaranteed the performance by the Purchaser of all of its obligations under the Standstill Agreement and under the other agreements and documents contemplated thereby.

REGISTRATION RIGHTS

  Pursuant to the terms and conditions of the Standstill Agreement, the Zell Group is entitled to two written requests ("Demand Registrations") upon the Company for the registration under the Securities of all or a part of their shares of Company Common Stock (the "Registrable Securities"), provided that such Demand Registration includes at least 500,000 shares of Registrable Securities. The demanding holders may also request that such Demand Registrations be in the form of an underwritten offering. In addition, if at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company on its own account or for the account of any other holders, the Zell Group is entitled (subject to any prior registration rights agreements executed by the Company) to register its Registrable Securities as part of such registration (the "Piggyback Registration"). In the event that the Company is not able to fulfill all requests for Registrable Securities to be included in Demand Registrations or Piggyback Registrations, the Zell Group will be entitled (subject to any prior registration rights agreements executed by the Company) to certain priorities over other holders to have its Registrable Securities included in such registrations. Furthermore, the Company will be obligated to pay the expenses associated with the registration of the Registrable Securities, and the reasonable fees and disbursements of the holders of Registrable Securities, excluding underwriting commissions and the fees of holders' counsel. The Company will also provide customary securities law indemnification to any party who participates in any registration effected under the Standstill Agreement.

TERMINATION OF THE STANDSTILL AGREEMENT

  Except for the survival of the confidentiality provisions and other provisions which provide for earlier or later termination, the Standstill Agreement will terminate once the Zell Group's ownership of Company Voting Securities represents less than 2% of the Combined Voting Power of all the Company Voting Securities (as calculated in accordance with the applicable provisions of the Standstill Agreement).

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth, as of April 4, 1997 (unless otherwise indicated in a footnote), information concerning the beneficial ownership of voting securities of the Company by the persons who are known by the Company to own beneficially more than 5% of the outstanding shares of the Company's voting stock.

                                                     AMOUNT AND NATURE
                            NAME AND ADDRESS           OF BENEFICIAL   PERCENT
   TITLE OF CLASS          OF BENEFICIAL OWNER         OWNERSHIP(1)    OF CLASS
   --------------          -------------------       ----------------- --------
Common Stock........ Metropolitan Life Insurance Co.     1,908,225(2)   18.5%
                     One Madison Avenue
                     New York, New York 10010-3690
Common Stock........ Chart House Investors, LLC          1,641,750(3)   16.6%
                     Two North Riverside Plaza
                     Chicago, Illinois 60606
Common Stock........ The TCW Group, Inc.                   555,900(4)    5.6%
                     865 South Figueroa Street
                     Los Angeles, California 90017
Common Stock........ John M. Creed                         530,153(5)    5.4%
                     22211 Paso Del Sur
                     South Laguna, California 92677

--------
(1) Unless otherwise indicated in a footnote, each person listed as a beneficial owner has sole voting and investment power.

(2) Includes 1,477,575 shares owned directly by Metropolitan Life Insurance Company ("Metropolitan") and 430,650 shares which Metropolitan has the right to acquire upon exercise of a warrant which became exercisable on September 7, 1993 and expires on September 6, 1997.

(3) Includes 1,641,750 shares owned directly by the Purchaser. In addition, the Purchaser has agreed to purchase from the Company and the Company has agreed to sell to the Purchaser an additional 1,758,250 shares pursuant to the terms and subject to the conditions of the Stock Purchase Agreement. See "Description of the Transactions."

(4) Based upon information set forth in a Schedule 13G statement as of February 12, 1997, Robert Day, an individual, may be deemed to control The TCW Group, Inc.

(5) Includes 476,353 shares owned directly by Mr. Creed, 1,800 shares owned by Mr. Creed in an individual retirement account and 52,000 shares owned by an independent trustee under trusts established for the benefit of Mr. Creed's two daughters. Mr. Creed disclaims beneficial ownership as to the 52,000 shares held by the trustee.

                     PROPOSAL NO. 2--ELECTION OF DIRECTORS

  The Board of Directors of the Company consists of seven members, divided into three classes of directors serving staggered three-year terms. Three directors are to be elected at the Annual Meeting to serve for terms expiring at the 2000 Annual Meeting of Stockholders. The term of each director will continue until his successor is elected and has qualified.

  The Board of Directors has nominated F. Philip Handy, William E. Mayer and Samuel Zell for election at the Annual Meeting. Each of the nominees is now a director of the Company with a term expiring at the Annual Meeting and has agreed to serve if elected. The proxy holders will vote the proxies received by them for the three nominees, or, in the unlikely event that any nominee becomes unable to serve as a director, for other persons designated by the Board of Directors.

  The following tables set forth certain information with respect to each nominee and each director whose term of office will continue after the Annual Meeting.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                              SERVED AS
                                                              DIRECTOR   TERM
NAME                  AGE        PRINCIPAL OCCUPATION           SINCE   EXPIRES
----                  ---        --------------------         --------- -------
F. Philip Handy......  52 Partner, Winter Park Capital          1997     1997
                           Company
William E. Mayer.....  56 Partner, Development Capital LLC      1990     1997
Samuel Zell..........  55 Chairman of the Board, Equity         1997     1997
                           Group Investments, Inc.

  F. Philip Handy is a Partner in Winter Park Capital Company, a private investment firm, which he founded in 1980. Mr. Handy serves on the boards of directors of Anixter International Inc., Banca Quadrum, S.A., Q-Tel, S.A. de C.V., and Jacor Communications, Inc.

  William E. Mayer is a partner of Development Capital LLC, which invests in private and public companies. From October 1992 to December 1996 he was Dean of the College of Business and Management, University of Maryland. From September 1991 to July 1992, he was Dean of the Simon Graduate School of Business, University of Rochester. Mr. Mayer was the Chairman of the Board and Chief Executive Officer of CS First Boston Merchant Bank from January 1990 until January 1991. From December 1988 until January 1990, he was President and Chief Executive Officer of The First Boston Corporation, an investment banking firm. He is also a director of Schuller Corporation and Hambrecht & Quist Group and a trustee of the Colonial Group of Mutual Funds.

  Samuel Zell is Chairman of the Board of Equity Group Investments, Inc., an entrepreneurial real estate investment firm that he founded in 1968. Mr. Zell serves as Chairman of the Board of Anixter International Inc., Capsure Holdings Corp., American Classic Voyages Co. and Manufactured Home Communities, Inc. Mr. Zell also serves as Chairman of the Board of Trustees of Equity Residential Properties Trust and Co-Chairman of the Board of Revco D.S., Inc. Mr. Zell is a director of the Sealy Corporation, Quality Food Centers, Inc. and TeleTech Holdings, Inc. He is a non-executive director of RAMCO Energy plc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED
ABOVE.

DIRECTORS WHOSE TERMS CONTINUE AFTER THE ANNUAL MEETING

                                                                 SERVED AS
                                                                 DIRECTOR   TERM
NAME                     AGE        PRINCIPAL OCCUPATION           SINCE   EXPIRES
----                     ---        --------------------         --------- -------
William M. Diefenderfer   51 Partner, Wunder, Diefenderfer,        1991     1998
 III....................      Cannon & Thelen
William R. Kuntz, Jr....  47 Executive Vice President--Finance     1996     1998
                              and Administration, General
                              Counsel and Secretary of the
                              Company
Arthur J. Nagle.........  58 Managing Director, Vestar Capital     1985     1999
                              Partners, Inc.

  William M. Diefenderfer III has been a partner in the Washington law firm of Wunder, Diefenderfer, Cannon & Thelen since May 1991. Mr. Diefenderfer was Deputy Director of the Office of Management and Budget from February 1989 to May 1991.

  William R. Kuntz, Jr. joined the Company in June 1988 as Vice President, General Counsel and Secretary. Mr. Kuntz was named Executive Vice President in February 1996 and chief financial officer in July 1996. In addition, Mr. Kuntz, together with Mr. Stephen J. McGillin, assumed the duties and responsibilities of president and chief executive officer in November 1996. Prior to joining the Company, Mr. Kuntz was a partner in the Los Angeles and San Diego offices of Morgan, Lewis & Bockius, a national law firm, from February 1987 to May 1988.

  Arthur J. Nagle has been a Managing Director of Vestar Capital Partners Inc., an investment banking firm, since April 1988. From 1978 to April 1988, Mr. Nagle was a Managing Director of The First Boston Corporation, an investment banking firm. Mr. Nagle is also a director of Aearo Corporation, Clark-Schwebel, Inc., La Petite Academy, Inc. and Remington Products Company, L.L.C.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors held fourteen meetings during 1996, six of which were actions by unanimous written consent. Each director attended at least 75% of the total number of meetings of the Board of Directors and of Board committees of which he was a member.

  The Board of Directors has established three standing committees, the Audit Committee, the Compensation Committee and the Nominating Committee.

  Audit Committee. The Audit Committee, which held one meeting in 1996, has the primary responsibility for ensuring the integrity of the financial information reported by the Company. The Committee's functions include: (i) to make recommendations concerning the selection of independent auditors; (ii) to review the scope of the annual audit to be performed by the independent auditors; (iii) to review the results of those audits; and (iv) to meet periodically with management and the Company's independent public accountants to review financial, accounting and internal control matters. The Audit Committee consists of Messrs. Diefenderfer and Handy.

  Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board on the compensation and benefits payable to the officers and key employees of the Company and is responsible for administering the Company's stock option and incentive compensation plans. The Compensation Committee held six meetings in 1996, two of which were actions by unanimous written consent. The Compensation Committee consists of Messrs. Diefenderfer, Handy and Nagle.

  Nominating Committee. The Nominating Committee, which held one meeting in 1996, is responsible for (i) recommending nominees for election as directors and for appointment as directors to fill vacancies; (ii) considering any nominations for election as director submitted by stockholders; and (iii) making recommendations concerning the organization and size of the Company's Board of Directors and committees of the Board. The Nominating Committee consists of Messrs. Handy, Mayer, Nagle and Zell. Stockholders who want to submit recommendations of nominees for election as directors should submit the recommendations to the Company at its executive offices stating in detail the qualifications of the proposed candidates.

COMPENSATION OF DIRECTORS

  The Company pays its outside directors a $2,000 fee plus expenses for each meeting of the Board of Directors they attend and for each meeting of any committee of the Board of Directors they attend. If more than one of those meetings is held on the same or successive days, only one payment is made. A $1,000 fee is paid in the case of meetings held by conference telephone. No fee is paid in the case of actions taken by unanimous written consent of the directors. Beginning in January 1997, directors may elect to receive stock in lieu of cash compensation pursuant to the 1996 Nonemployee Director Stock Compensation Plan which was approved by stockholders at the 1996 Annual Meeting.

                            EXECUTIVE COMPENSATION

  The following table sets forth compensation for services in all capacities to the Company for the fiscal years ended December 30, 1996 and December 31, 1995, and 1994, of those persons who were, during the fiscal year (i) the chief executive officer, or acting in that capacity and (ii) the other four most highly compensated executive officers of the Company.

SUMMARY COMPENSATION TABLE

                                                  LONG-TERM
                                                 COMPENSATION
                                                 ------------
                                    ANNUAL
                               COMPENSATION(1)      AWARDS
   NAME AND PRINCIPAL         ------------------ ------------     ALL OTHER
        POSITION         YEAR SALARY($) BONUS($)  OPTIONS(#)  COMPENSATION($)(2)
   ------------------    ---- --------- -------- ------------ ------------------
John M. Creed            1996   59,654      --         --          600,000
Former Chairman, Presi-  1995  235,000   86,392        --            1,250
 dent and
 Chief Executive Offi-   1994  235,000  113,141     10,000           1,250
  cer(3)
Harry F. Roberts         1996  182,808   94,298    100,000         250,000
Former President and     1995      --       --         --              --
 Chief
 Executive Officer(4)    1994      --       --         --              --
William R. Kuntz, Jr.    1996  169,050   68,000     77,500           1,250
Executive Vice Presi-    1995  160,000   38,198     15,000           1,250
 dent--
 Finance and Administra- 1994  155,000   37,000     12,000           1,250
 tion,
 General Counsel and
 Secretary(5)
Stephen J. McGillin      1996  133,626   49,399     40,000           1,250
Executive Vice Presi-    1995  100,000   71,594     15,000           1,250
 dent--
 Operations(5)           1994  100,000   59,789     11,000           1,250
Roy S. Bream             1996  150,000   45,000     10,000             365
Senior Vice President--  1995  150,000   21,998      7,500             --
 Real
 Estate and Development  1994  140,000   27,571     17,000           1,250
Randall P. McNamara      1996  119,000   53,934      5,000           1,250
Vice President--Opera-   1995  100,000   79,867     15,000           1,250
 tions
                         1994   94,000   78,924     12,000           1,250

--------
(1) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers under the Company's 401(k) Plan and Executive Benefit and Wealth Accumulation Plan.

(2) Includes Company matching contributions (maximum of $1,250 annually) on behalf of the executive officer to the Company's 401(k) Plan and Executive Benefit and Wealth Accumulation Plan. Amounts also include cash severance and consulting fees earned and received by former executive officers ($600,000 for Mr. Creed and $250,000 for Mr. Roberts upon their resignations.
(3) Mr. Creed resigned from the Company effective April 1, 1996.
(4) Mr. Roberts became President and Chief Executive Officer on April 1, 1996 and resigned from the Company on November 15, 1996.
(5) Mr. Kuntz and Mr. McGillin collectively assumed the duties and responsibilities of president and chief executive officer following the resignation of Mr. Roberts on November 15, 1996.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                        POTENTIAL
                                                                   REALIZABLE VALUE AT
                                                                     ASSUMED ANNUAL
                                                                     RATES OF STOCK
                                                                   PRICE APPRECIATION
                                     INDIVIDUAL GRANTS             FOR OPTION TERM(2)
                         ----------------------------------------- -------------------
                         NUMBER OF
                         SECURITIES % OF TOTAL
                         UNDERLYING  OPTIONS
                          OPTIONS   GRANTED TO EXERCISE
                          GRANTED   EMPLOYEES   PRICE   EXPIRATION
      NAME                 (#)(1)    IN 1996    ($/SH)     DATE     5%($)     10%($)
      ----               ---------- ---------- -------- ---------- -------- ----------
John M. Creed(3)........      --
Harry F. Roberts(4).....  100,000      23.0%    $6.50    7/9/2006  $408,782 $1,035,933
William R. Kuntz, Jr. ..   77,500      17.9%    $6.50    7/9/2006  $316,806 $  802,848
Stephen J. McGillin.....   40,000       9.2%    $6.50    7/9/2006  $163,513 $  414,373
Roy S. Bream............   10,000       2.3%    $6.50    7/9/2006  $ 40,878 $  103,593
Randall P. McNamara.....    5,000       1.2%    $6.50    7/9/2006  $ 20,439 $   51,797

--------
(1) Non-qualified stock options were granted on July 9, 1996, have an exercise price equal to fair market value on that date, vest at a rate of 20% per year over five years (excluding Mr. Roberts' grant which vested 50% on July 9, 1996, the date of grant), and expire ten years from date of grant.
(2) Potential realizable value amounts are based on an assumption that the Company's stock price will appreciate at the annual compounded rates shown over the ten year option term. There can be no assurances that the stock price will appreciate at these rates or experience any appreciation at all.
(3) Mr. Creed resigned as an executive officer of the Company effective April 1, 1996.
(4) Mr. Roberts resigned as an executive officer of the Company on November 15, 1996. Mr. Roberts' vested options expired unexercised on February 12, 1997.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                        OPTIONS AT          IN-THE-MONEY OPTIONS AT
                           SHARES                 DECEMBER 30, 1996(#)(1)   DECEMBER 30, 1996($)(2)
                         ACQUIRED ON    VALUE    ------------------------- -------------------------
      NAME               EXERCISE(#) REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
      ----               ----------- ----------- ----------- ------------- ----------- -------------
John M. Creed(3)........        0      $     0     35,000            0       $     0        $ 0
Harry F. Roberts(4).....        0      $     0     50,000            0       $     0        $ 0
William R. Kuntz, Jr. ..    5,000      $18,450     42,300       97,700       $26,900        $ 0
Stephen J. McGillin.....        0      $     0     25,000       59,000       $     0        $ 0
Roy S. Bream............        0      $     0     16,100       27,400       $     0        $ 0
Randall P. McNamara.....   14,560      $64,165     30,400       24,600       $     0        $ 0

--------
(1) Options include an option for the purchase of shares issued to Mr. Kuntz in 1988 at an exercise price of $2.31, and non-qualified stock options issued in 1989, 1992, 1993, 1994 (twice), 1995 and 1996 at exercise prices of $13.50, $12.25, $5.875, $12.875, $7.25, $6.25 and $6.50, respectively.
(2) Value is based on the closing price on the New York Stock Exchange of the Company's common stock on that date ($5.00). There is no negative value attributed to options which have exercise prices higher than the closing market price.
(3) Mr. Creed resigned as an executive officer of the Company effective April 1, 1996. Mr. Creed's vested options expired unexercised on April 1, 1997.
(4) Mr. Roberts resigned as an executive officer of the Company on November 15, 1996. Mr. Roberts' vested options expired unexercised on February 12, 1997.

EXECUTIVE SEVERANCE AGREEMENTS

  Effective as of February 12, 1996, the Company entered into executive severance agreements with Messrs. Kuntz, McGillin and McNamara. The executive severance agreements are not for a specified term and employment may be terminated by either party at any time in accordance with the terms of the agreement with or without cause. Pursuant to such agreements, under certain circumstances, upon termination of employment without "cause" or as a result of specified adverse changes in the executive's employment conditions (collectively, a "Terminating Event"), the executive will be entitled to receive one times the executive's current annual base salary in effect at the time of the Terminating Event plus the amount of any bonus, commission and incentive compensation paid during the twelve month period immediately preceding the Terminating Event. In the event of a Terminating Event that occurs in connection with a "change in control" of the Company, the executive will be entitled to payment of two times the executive's current annual base salary in effect at the time of the Terminating Event plus two times the amount of any bonus, commission and incentive compensation paid during the twelve month period immediately preceding the date of the Terminating Event. The Company is also obligated to continue to provide health, life and disability insurance premiums and the executive benefits for a period of one year following termination of employment in connection with a "change in control."

  The Board of Directors has the discretion to determine the time of the payments due under the executive severance agreements which can be made either in a lump sum or in installments, the final payment of which must be made within twelve months of the executive's termination date. Under the terms of the executive severance agreements, if the executive is terminated for "cause," the executive will not be entitled to receive the severance payments described above. For purposes of the agreement, "cause" means termination on the grounds of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar minor offenses) or final cease-and-desist order, or in the event of a material breach by the executive of the terms of the executive severance agreement.

  A "change in control" shall be deemed to have occurred under the executive severance agreements upon the occurrence of one or more of the following events: (i) the acquisition by any person or entity of 50 percent or more of the combined voting power of the Company's then outstanding shares, or any merger, acquisition, consolidation, or corporate reorganization in which 50 percent or more of the combined voting power of the Company's then outstanding shares changes hands; (ii) a change in the majority composition of the Board of Directors during any two-year period; (iii) a merger, consolidation, or other combination in which the Company is not the surviving entity; and/or
(iv) a complete liquidation of the Company approved by the stockholders. Notwithstanding the foregoing, a change in control shall not be deemed to occur solely because 50 percent or more of the combined voting power of the Company's then outstanding securities is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (B) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition. The preceding definition of a "change in control" does not apply to the executive if the executive: (i) is a member of a group which first announces a proposal which would result in a "change in control" and is ultimately successful and/or (ii) acquires at least a two percent equity interest in the entity which ultimately acquired the Company pursuant to that transaction.

                     REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors is responsible for reviewing and determining the compensation of the executive officers of the Company, administering the Company's executive compensation plans, including incentive compensation, stock option and other employee benefit plans, and making recommendations to the Board of Directors regarding the adoption of new executive compensation plans. The Committee consists of three directors who are not employees of the Company.

COMPENSATION PHILOSOPHY

  The Committee's primary objective in developing and administering the Company's executive compensation system is to attract and motivate a quality management team to increase stockholder value. The Company's compensation system emphasizes incentives tied to the attainment of financial performance goals.

  The executive compensation system consists of three major components: base salary, annual incentive and long-term incentive.

  Base Salary. Base salaries for executives are established at a level commensurate with the executive's position in the Company and relative to peers in other companies. The Company with the assistance of an outside compensation consultant has obtained industry compensation information for most salaried positions and considers that information in determining base salaries of executives. Annual base salary increases generally are made based on performance evaluations and in recognition of added duties and responsibilities taken on by the executive.

  Annual Incentive Compensation. The Company has traditionally relied on incentive bonus compensation as a major component of executive compensation. From 1993 through 1995, the Company maintained an Incentive Compensation Plan for executive officers and senior administrative employees pursuant to which annual bonus payments were made to participants at year-end from a bonus pool equal to 12% of the Company's net income as reported to stockholders. In early 1996, the Company re-evaluated the effectiveness of the Incentive Compensation Plan with the assistance of an outside compensation consultant and determined to replace the Incentive Compensation Plan with annual incentive bonuses based on a percentage of the executive's base salary rather than an assigned percentage interest in the 12% bonus pool. Under the new Corporate Management Compensation Plan, which became effective beginning with the 1997 fiscal year, annual bonuses are earned based primarily on the Company's financial performance as measured against budget targets, and secondarily on the performance on the individual management employee as measured against performance criteria established by the employee and his or her supervisor.

  Long-Term Incentive. Long-term incentives are provided to Company executives in the form of annual or semi-annual stock option grants under the Company's 1996 Stock Option Plan and stock options previously granted under the 1989 and 1992 stock option plans. The 1996 Stock Option Plan authorizes the grant of options for the purchase of up to 1,000,000 shares of Common Stock. As of December 30, 1996, 676,500 shares remained available for option grants under the 1996 Stock Option Plan. The Compensation Committee believes that equity incentives are an effective way of motivating management to increase value to the stockholder and that stock options are the most appropriate type of equity incentive given the characteristics of the Company and its management team.

1996 EXECUTIVE OFFICER COMPENSATION

  Base salaries paid to executive officers in 1996 were slightly higher than in 1995, except for executive officers who assumed increased duties and responsibilities during 1996. Those executive officers received base salary adjustments determined by the Compensation Committee based on recommendations made by the chief executive officer and information obtained from independent compensation consultants regarding industry peer group compensation.

  Bonus compensation paid to executive officers for 1994 and 1995 was determined under the Incentive Compensation Plan. Bonus compensation decreased from 1994 to 1995 as the Company's experienced a decrease in net income, thereby reducing the amount of the 12% bonus pool under that plan. Bonus compensation paid to executive officers other than the chief executive officer for 1996 was determined primarily by the chief executive officer in anticipation of the development and implementation of the Corporate Management Compensation Plan, which did not become effective until January 1, 1997, and were calculated as a percentage of the executive's base salary.

1996 CEO COMPENSATION

  Mr. Creed's base salary rate for 1996 was the same as for 1995 and 1994, but the amount of base salary paid for 1996 reflects his resignation on April 1, 1996. He did not receive any bonus compensation for 1996. The Board of Directors and Mr. Creed negotiated severance and consulting arrangements in connection with the termination of his employment with the Company, which provide for the payment to Mr. Creed of an aggregate of $600,000 in severance compensation and consulting fees in monthly installments over a two-year period.

  Mr. Roberts joined the Company in February 1996 as president and chief operating officer with a compensation package determined by the Board of Directors consisting of a base salary of $180,000 per year, a one-time bonus of $94,298 and an annual incentive bonus of $45,000. In April 1996, Mr. Roberts was promoted to chief executive officer and the Compensation Committee, based in part on industry peer group information provided by an independent compensation consultant, increased Mr. Roberts' base salary to $250,000 per year and his annual bonus to $175,000, effective as of April 2, 1996. The annual bonus was subject to his continued employment through the end of the 1996 fiscal year and Mr. Roberts did not receive any annual bonus amounts because of his resignation in November 1996. In connection with the termination of his employment, the Company is obligated to pay Mr. Roberts an aggregate of $250,000, payable in twelve monthly installments, pursuant to an employment severance agreement entered into with the Company as of April 2, 1996.

Dated: March 26, 1997                     Compensation Committee:

                                          William M. Diefenderfer III
                                          William E. Mayer
                                          Arthur J. Nagle

                               PERFORMANCE GRAPH

  The following graph compares cumulative total stockholder return on the Company's Common Stock with the performance of the Dow Jones Equity Market Index and a restaurant industry peer group index (Standard Industrial Classification (SIC) Code 5812--Eating Places) for the five fiscal year period ended December 30, 1996. The graph assumes that the value of an investment in the Company's Common Stock and each index was $100 on December 31, 1991.


COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG COMPANY, DOW JONES EQUITY
                          MARKET INDEX AND PEER GROUP


                          [LINE GRAPH APPEARS HERE]


                                            1991    1992     1993    1994    1995    1996
                                            ----    ----     ----    ----    ----    ----
Chart House Enterprises, Inc.            100.00     78.26   139.13  108.70   69.57   57.97

Dow Jones Equity Market Index            100.00    104.70   118.88  116.57  151.15  182.08

Peer Group (SIC CODE 5812)               100.00    127.79   146.74  128.51  175.98  184.48


LOGO

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth, as of April 4, 1997, information concerning the number of shares of the Company's Common Stock beneficially owned by each of the directors and nominees for election as director, the executive officers named in the Summary Compensation Table and all directors and executive officers as a group.

                      NAME OF                     AMOUNT AND NATURE OF PERCENT
                  BENEFICIAL OWNER                BENEFICIAL OWNERSHIP OF CLASS
                  ----------------                -------------------- --------
   William M. Diefenderfer III...................         29,602(1)         *
   F. Philip Handy...............................      1,641,750(2)      16.6%
   William R. Kuntz, Jr..........................        111,735(3)       1.1%
   William E. Mayer..............................         30,864            *
   Arthur J. Nagle...............................         30,601            *
   Samuel Zell...................................      1,641,750(2)      16.6%
   Roy S. Bream..................................         19,502(4)         *
   John M. Creed.................................        530,153(5)       5.4%
   Stephen J. McGillin...........................         51,239(6)         *
   Randall P. McNamara...........................         47,561(7)         *
   Harry F. Roberts..............................            --             *
   All directors and executive officers as a
    group
    (12 persons).................................      2,493,007(8)      24.8%

--------
 * Less than one percent.

(1) Includes 14,027 shares owned directly by Mr. Diefenderfer, 3,255 owned by Mr. Diefenderfer in an individual retirement account, 720 shares owned in a supplemental executive retirement plan, 2,100 shares owned by an independent trustee for the benefit of Mr. Diefenderfer's two sons, and 9,500 owned by his wife. Mr. Diefenderfer disclaims beneficial ownership of the 9,500 shares owned by his wife.

(2) Includes 1,641,750 shares owned by the Purchaser. Mr. Handy and Mr. Zell have disclaimed beneficial ownership of such shares. In addition, the Purchaser has agreed to purchase from the Company and the Company has agreed to sell to the Purchaser an additional 1,758,250 shares pursuant to the terms and subject to the conditions of the Stock Purchase Agreement. See "Description of the Transactions."

(3) Includes 54,835 shares owned directly by Mr. Kuntz, 6,000 shares owned by his children and 50,900 shares which Mr. Kuntz has the right to acquire upon exercise of vested stock options.

(4) Includes one share owned directly by Mr. Bream, 31 shares owned by his wife, 70 shares owned by his step-son and 19,400 shares which Mr. Bream has the right to acquire upon exercise of vested stock options. Mr. Bream disclaims beneficial ownership of the 31 shares owned by his wife.

(5) Includes 476,353 shares owned directly by Mr. Creed, 1,800 shares owned by Mr. Creed in an individual retirement account and 52,000 shares owned by an independent trustee under trusts established for the benefit of Mr. Creed's two daughters. Mr. Creed disclaims beneficial ownership as to the 52,000 shares held by the trustee.

(6) Includes 21,732 shares owned directly by Mr. McGillin, 1,057 owned by Mr. McGillian as Trustee for son, 1,050 shares owned by his wife as Trustee for daughter, and 27,400 shares which Mr. McGillin has the right to acquire upon exercise of vested stock options.

(7) Includes 14,561 shares owned directly by Mr. McNamara and 33,000 shares which Mr. McNamara has the right to acquire upon exercise of vested stock options.

(8) Includes a total of 130,700 shares which executive officers of the Company have the right to acquire upon the exercise of vested stock options. Includes 530,153 shares held by a former executive, representing 5.4% of the Company's Common Stock.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of its Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on the Company's review of the copies of those forms received by the Company, or written representations from directors and officers that no Forms 5 were required to be filed, it appears that no director or officer failed to file a monthly report of a transaction on a timely basis, except that Mr. McGillin was thirteen days late in filing his Form 3 following his appointment as an executive officer of the Company in May, 1996 and Ms. Robertson failed to file a Form 3 following her appointment as an executive officer of the Company in August, 1996. Ms. Robertson held no stock of the Company and did report such in her year-end report on Form 5, which was timely filed.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP was the Company's public accountant for the year ended December 30, 1996. During the past fiscal year, the Company also engaged Arthur Andersen LLP to render certain nonaudit professional services involving assistance on tax planning matters and general consultations.

  The appointment of auditors is approved annually by the Board of Directors, which is based in part on the recommendations of the Audit Committee. In making its recommendations, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year. Arthur Andersen LLP has been selected by the Audit Committee and approved by the Board of Directors for the current year. Stockholder approval is not sought in connection with this selection. Each professional service performed by Arthur Andersen LLP during fiscal 1996 was approved, and the possible effect of such service on the independence of such firm was considered, by the Audit Committee. Representatives of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders and will be given an opportunity to make a statement if they desire to do so and will respond to appropriate questions from stockholders.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  Any stockholder proposal to be considered for presentation at the 1998 Annual Meeting of Stockholders must be received by the Company at its executive offices on or before December 1, 1997 for inclusion in the Company's Proxy Statement and form of Proxy.

                                 MISCELLANEOUS

  The Company knows of no matters other than the foregoing to be brought before the Annual Meeting, but if any other matter properly comes before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the proxies in accordance with their best judgment.

  The Annual Report of the Company for the fiscal year ended December 30, 1996 accompanies this Proxy Statement.

  EACH STOCKHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          /s/ William R. Kuntz, Jr.
                                          William R. Kuntz, Jr.
                                          Secretary

April 18, 1997

                                    ANNEX I

                       STOCK PURCHASE AND SALE AGREEMENT

                           DATED AS OF MARCH 10, 1997

                                    BETWEEN

                         CHART HOUSE ENTERPRISES, INC.,

                           CHART HOUSE INVESTORS, LLC

                                      AND

                             ALPHA/ZFT PARTNERSHIP

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 ARTICLE 1. PURCHASE AND SALE OF INITIAL SHARES AND ADDITIONAL SHARES......   1
    1.1 Purchase and Sale of Initial Shares...............................    1
    1.2 Purchase and Sale of Additional Shares............................    1
    1.3 Closings..........................................................    1
    1.4 Definitions.......................................................    2

 ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................   2

    2.1 Organization and Qualification; Subsidiaries......................    2
    2.2 Capitalization of the Company and Its Subsidiaries................    2
    2.3 Authority Relative to This Agreement..............................    3
    2.4 Non-Contravention; Required Filings and Consents..................    3
    2.5 SEC Reports.......................................................    4
    2.6 Absence of Certain Changes........................................    4
    2.7 Brokers...........................................................    5
    2.8 Absence of Litigation.............................................    5
    2.9 Taxes.............................................................    5
   2.10 Employee Benefits.................................................    5
   2.11 Environmental Matters.............................................    6
   2.12 Intellectual Property.............................................    7
   2.13 Material Contracts................................................    7
   2.14 Compliance........................................................    7
   2.15 Related Party Transactions........................................    8
   2.16 Real Property.....................................................    8
   2.17 Labor Matters.....................................................    9
   2.18 Takeover Status...................................................    9
   2.19 Voting Requirements...............................................    9
   2.20 Compliance with Securities Laws...................................    9

 ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER AND ALPHA..........   9

    3.1 Organization......................................................    9
    3.2 Authority Relative to this Agreement..............................   10
    3.3 Non-Contravention; Required Filings and Consents..................   10
    3.4 Brokers...........................................................   10
    3.5 Absence of Litigation.............................................   10
    3.6 Investment Intent.................................................   10

 ARTICLE 4. COVENANTS......................................................  10

    4.1 Conduct of the Business...........................................   10
    4.2 No Solicitation...................................................   11
    4.3 Notification of Certain Matters...................................   12
    4.4 Access to Information.............................................   12
    4.5 Reasonable Best Efforts...........................................   13
    4.6 Public Announcements..............................................   13
    4.7 Stockholders' Meeting.............................................   13
    4.8 Board of Directors................................................   13
    4.9 New York Stock Exchange Listing...................................   14
   4.10 Limitations on Transfer of Initial Shares and Additional Shares...   14
   4.11 Expense Reimbursement and Break-Up Fee............................   14

                                                                            PAGE
                                                                            ----
 4.12 Use of Proceeds....................................................    14
 4.13 Guarantee of Alpha.................................................    14

 ARTICLE 5. CONDITIONS PRECEDENT..........................................   15
  5.1 Conditions to Each Party's Obligations with Respect to Sale and
       Purchase of the Initial Shares....................................    15
  5.2 Conditions to the Obligation of Purchaser with Respect to Purchase
       of the Initial Shares.............................................    15
  5.3 Conditions to the Obligation of the Company with Respect to Sale of
       the Initial Shares................................................    15
  5.4 Conditions to Each Party's Obligations with Respect to Sale and
       Purchase of the Additional Shares.................................    15
  5.5 Conditions to the Obligation of Purchaser with Respect to Purchase
       of the Additional Shares..........................................    16
  5.6 Conditions to the Obligation of the Company with Respect to Sale of
       the Additional Shares.............................................    16

 ARTICLE 6. INDEMNIFICATION; REMEDIES.....................................   16

  6.1 Survival of Representations and Warranties.........................    16
  6.2 Indemnification and Payment of Damages by the Company..............    16
  6.3 Indemnification and Payment of Damages by Purchaser................    17
  6.4 Time Limitations...................................................    17
  6.5 Limitations On Amount..............................................    17
  6.6 Other Limitations..................................................    17
  6.7 Procedure for Indemnification......................................    17

 ARTICLE 7. DEFINITIONS...................................................   18

  7.1 Definitions........................................................    18

 ARTICLE 8. MISCELLANEOUS.................................................   20

  8.1 Termination........................................................    20
  8.2 Procedure upon Termination.........................................    20
  8.3 Abandonment of Additional Closing..................................    20
  8.4 Amendment..........................................................    20
  8.5 Extension; Waiver..................................................    20
  8.6 Execution in Counterparts; Facsimile Signatures....................    21
  8.7 Notices............................................................    21
  8.8 Waivers............................................................    22
  8.9 Publicity..........................................................    22
 8.10 Severability.......................................................    22
 8.11 Applicable Law.....................................................    22
 8.12 Headings...........................................................    22
 8.13 Entire Agreement...................................................    22
 8.14 Assignment, Etc....................................................    22
 8.15 No Third-Party Rights..............................................    22

EXHIBITS

  Exhibit A Standstill Agreement between Purchaser and the Company

                       STOCK PURCHASE AND SALE AGREEMENT

  THIS STOCK PURCHASE AND SALE AGREEMENT (the "Agreement"), dated as of March 10, 1997, between CHART HOUSE ENTERPRISES, INC., a Delaware corporation (the "Company"), CHART HOUSE INVESTORS, LLC, a Delaware limited liability company ("Purchaser"), and, solely for purposes of Section 4.13 of this Agreement, ALPHA/ZFT PARTNERSHIP, an Illinois general partnership ("Alpha").

                             W I T N E S S E T H:

  WHEREAS, the Company and Purchaser desire to effect the sale and purchase of newly issued shares of Common Stock of the Company, par value $0.01 per share (the "Common Stock"), as described herein, which sale and purchase will be accomplished in two installments and will result in Purchaser owning 29.2% of the capital stock of the Company outstanding after completion of both installments of such sale and purchase;

  WHEREAS, as the first installment of such sale and purchase, the Company will issue to Purchaser, and Purchaser will purchase from the Company, 1,641,750 newly issued shares of Common Stock (the "Initial Shares"), on the terms and subject to the conditions set forth herein;

  WHEREAS, as the second installment of such sale and purchase, the Company will issue to Purchaser, and Purchaser will purchase from the Company, 1,758,250 newly issued shares of Common Stock (the "Additional Shares"), which taken together with the Initial Shares shall collectively equal 29.2% of the outstanding Common Stock after issuance of the Initial Shares and the Additional Shares, on the terms and subject to the conditions set forth herein;

  NOW, THEREFORE, in consideration of the premises, representations and warranties and the mutual covenants and agreements set forth herein and other good and valuable consideration the receipt of which is hereby acknowledged, each of the parties hereto agrees as follows:

                                  ARTICLE 1.

                      PURCHASE AND SALE OF INITIAL SHARES
                 AND ADDITIONAL SHARES; CLOSINGS; DEFINITIONS

  1.1 Purchase and Sale of Initial Shares. Subject to the applicable terms and conditions set forth herein, the Company hereby agrees to issue and sell to Purchaser, and Purchaser hereby agrees to purchase from the Company, the Initial Shares, free and clear of all liens, claims, encumbrances and pre-emptive rights, other than any created by Purchaser. In consideration for the Initial Shares, Purchaser hereby agrees to pay to the Company, in cash, a purchase price of $5.75 per share for the Initial Shares, for an aggregate purchase price of $9,440,063 (the "Initial Purchase Price").

  1.2 Purchase and Sale of Additional Shares. Subject to the applicable terms and conditions set forth herein, the Company hereby agrees to issue and sell to Purchaser, and Purchaser hereby agrees to purchase from the Company, the Additional Shares, free and clear of all liens, claims, encumbrances and pre-emptive rights, other than any created by Purchaser. In consideration for the Additional Shares, Purchaser hereby agrees to pay to the Company, in cash, a purchase price of $5.75 per share for the Additional Shares, for an aggregate purchase price of $10,109,937 (the "Additional Purchase Price").

  1.3 Closings. (a) The closing of the issuance of the Initial Shares (the "Initial Closing") shall take place at the offices of Seyfarth, Shaw, Fairweather & Geraldson, located at 55 East Monroe Street, Chicago, Illinois, on the date of execution of this Agreement (the "Initial Closing Date") or such other place or date as the parties may mutually agree. At the Initial Closing, Purchaser shall pay the Initial Purchase Price for the Initial Shares to the Company by wire transfer of immediately available funds to the account or accounts of the Company previously specified by the Company to Purchaser, and the Company shall deliver to Purchaser certificates representing the Initial Shares registered in the name of Purchaser and bearing the legend described in Section 4.10 hereof.

  (b) The closing of the issuance of the Additional Shares (the "Additional Closing") shall take place at the location specified in paragraph (a) above, on the day (the "Additional Closing Date") which is the third business day following satisfaction, or waiver by the affected party, of each condition to the obligations of Purchaser and the Company to consummate such issuance as specified in this Agreement, or such other place or date as the parties may mutually agree. At the Additional Closing, Purchaser shall pay the Additional Purchase Price for the Additional Shares to the Company by wire transfer of immediately available funds to the account or accounts of the Company previously specified by the Company to Purchaser, and the Company shall deliver to Purchaser certificates representing the Additional Shares, registered in the name of Purchaser and bearing the legend described in
Section 4.10 hereof.

  1.4 Definitions. Certain terms not otherwise defined in this Agreement shall have the meanings ascribed thereto in Article 7 hereof.

                                  ARTICLE 2.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  The Company hereby represents and warrants to Purchaser as follows:

  2.1 Organization and Qualification; Subsidiaries.

  2.1.1 Each of the Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

  2.1.2 Each of the Company and each of its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction (including any foreign country) in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not reasonably be expected to have a Material Adverse Effect.

  2.1.3 The Company has heretofore furnished to Purchaser complete and correct copies of the Certificate of Incorporation and By-Laws, or other equivalent organizational documents, as amended, for the Company and each of its subsidiaries. Such organizational documents are in full force and effect and no other organizational documents are applicable to or binding upon the Company or any of its subsidiaries. None of the Company or any of its subsidiaries are in violation of any of the provisions of its respective organizational documents.

  2.1.4 Except as set forth on Schedule 2.1.4 and except for the ownership of the capital stock of its subsidiaries by the Company, none of the Company or any of its subsidiaries owns any direct or indirect economic or voting interest in any person, except for investments of less than 1% of any corporation listed on a national securities exchange.

  2.2 Capitalization of the Company and Its Subsidiaries. The authorized capital stock of the Company consists of (i) 30,000,000 shares of Common Stock, par value $.01 per share, of which, as of the date of this Agreement, 8,262,513 shares of Common Stock are issued and outstanding and (ii) 10,000,000 shares of Preferred Stock, par value $1.00 per share, of which, as of the date of this Agreement, no shares are issued and outstanding. All outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, Employee Options to purchase an aggregate of 610,500 shares of Common Stock are outstanding and warrants to purchase 435,000 shares of Common Stock are outstanding and held by Metropolitan Life Insurance Company, First Boston LBO, Inc. or their successors and assigns (the "Warrants"). Except as set forth above and except as set forth on Schedule 2.2, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) no written or oral options, subscriptions, warrants, convertible securities, calls, preemptive or rescission rights or other rights to acquire from the Company, and no obligation of the Company to issue, deliver or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and (iv) no equity equivalents (including, without limitation, stock appreciation rights), interests in the ownership or earnings of the Company or other similar rights (collectively, "Company Securities"). There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth on Schedule 2.2, each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is directly or indirectly owned by the Company, free and clear of all Liens. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other securities of any subsidiary of the Company. No bonds, debentures, notes or other indebtedness of the Company or any of its subsidiaries having the right to vote (or convertible into, or exchangeable for securities having the right to vote) on any matters on which the stockholders of the Company may vote are issued or outstanding. The number of shares of Common Stock constituting the Initial Shares shall be equal to 19.9% of the outstanding shares of Common Stock at the time of the Initial Closing, without giving effect to the issuance of the Initial Shares. The Initial Shares and the Additional Shares shall constitute 29.2% of the outstanding shares of Common Stock at the time of the Additional Closing, after giving effect to the issuance of the Initial Shares and the Additional Shares, but before giving effect to any other issuances after the date hereof pursuant to exercise of Employee Options or the Warrants or pursuant to the 1996 Nonemployee Directors Stock Compensation Plan.

  2.3 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company (the "Board") and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated, other than, with respect to issuance to Purchaser of the Additional Shares in accordance with the terms of this Agreement, the stockholder approval specified in Section 5.4.1. The Board has approved the transactions contemplated hereby so as to render inapplicable to such transactions, including, without limitation, the issuance to Purchaser of the Initial Shares and the Additional Shares, the restrictions contained in Section A of Article Eighth of the Certificate of Incorporation of the Company and the restrictions contained in Section 203 of the Delaware General Corporation Law. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms and the other agreements and instruments to be executed, delivered and performed by the Company in connection with the transactions contemplated hereby will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms. Upon the issuance thereof, the Initial Shares and the Additional Shares shall have been duly authorized and validly issued, and will be fully paid, nonassessable and free of all Liens, other than any created by Purchaser, and free of all preemptive and rescission rights.

  2.4 Non-Contravention; Required Filings and Consents.

  2.4.1 The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with, result in the breach of any of the terms or conditions of, or constitute a default under, the organizational documents of the Company or any of its subsidiaries; (ii) assuming that all consents, authorizations and approvals contemplated by Section 2.4.2 have been obtained and all filings described therein have been made, contravene or conflict with or constitute a violation of any provision of any law, statute, regulation, rule, ordinance, judgment, injunction, writ, award, order or decree binding upon or applicable to the Company, any of its subsidiaries or any of their respective properties; (iii) assuming that the stockholder approval specified in Section
5.4.1 has been obtained, conflict with, or result in the breach or termination of any provision of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of modification, termination, cancellation, or loss of any benefit to which the Company or any of its subsidiaries is entitled under any provision of, any agreement, contract, license or other instrument binding upon the Company, any of its subsidiaries or any of their respective properties, or allow the acceleration of the performance or maturity of any obligation of the Company or any of its subsidiaries under any indenture, mortgage, deed of trust, lease, license, contract, instrument or other agreement to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their respective assets or properties is subject or bound; or (v) result in the creation or imposition of any Lien on any asset or property of the Company or any of its subsidiaries.

  2.4.2 Except as set forth on Schedule 2.4, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, or notice to, any governmental body, agency, official or authority (either domestic or foreign) other than compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

  2.5 SEC Reports.

  2.5.1 The Company has filed all required forms, reports and documents with the SEC since December 31, 1993 (collectively, the "SEC Reports"), each of which has complied with applicable requirements of the Securities Act and the Exchange Act. As of their respective dates, none of the SEC Reports, including, without limitation, any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the SEC Reports fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). The Company has previously provided complete and correct copies of each of the SEC Reports filed on or prior to the date of this Agreement to Purchaser.

  2.5.2 Except as reflected or reserved against in the consolidated balance sheet of the Company and its subsidiaries as of December 30, 1996 previously provided to Purchaser by the Company (the "December 30 Financials"), the Company and its subsidiaries have no liabilities of any nature (whether arising out of contract, tort, statute or otherwise and whether direct or indirect, accrued, matured or unmatured, asserted or unasserted, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles (all of such liabilities being collectively referred to as "Liabilities"), except for Liabilities incurred in the ordinary course of business since December 30, 1996 which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

  2.6 Absence of Certain Changes. Since September 30, 1996, except as specifically disclosed in the SEC Reports filed on or prior to the date of this Agreement or as disclosed in the December 30 Financials, neither the Company nor any of its subsidiaries has entered into any transaction, or conducted its business or operations, other than in the ordinary course of business consistent with past practice. Since September 30, 1996, except as specifically disclosed in the SEC Reports filed on or prior to the date of this Agreement or as disclosed in the December 30 Financials, there has not been any material adverse change in the business, assets, liabilities, results of operations, properties, financial or operating condition or prospects of the Company and its subsidiaries, taken as a whole, nor has there been any material adverse change in the ability of the Company to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

  2.7 Brokers. No broker, finder, investment banker or other person (other than Alex. Brown & Sons, Incorporated) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

  2.8 Absence of Litigation. Except as specifically disclosed in the SEC Reports filed on or prior to the date of this Agreement or as set forth on
Schedule 2.8 to this Agreement, there is no action, suit, claim, arbitration, investigation or proceeding pending against, or to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries or any of their respective businesses or properties before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which (i) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company; (ii) in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated hereby; or (iii) alleges criminal action or inaction by the Company, any of its subsidiaries or any of their directors, officers or employees. Except as specifically disclosed in the SEC Reports filed on or prior to the date of this Agreement, or as set forth on Schedule
2.8 to this Agreement, neither the Company nor any of its subsidiaries nor any of their respective businesses or properties are subject to any order, writ, judgment, injunction, decree, determination or award having, or which would reasonably be expected to have, a Material Adverse Effect on the Company or which would interfere with the consummation of the transactions contemplated by this Agreement.

  2.9 Taxes. Each of the Company and its subsidiaries has filed all federal, state, county, local and foreign tax returns and reports, or requests for extensions to file such returns and reports, which the Company and its subsidiaries were required to have filed on or before the date hereof. All tax returns and reports filed by the Company or its subsidiaries are complete and accurate, except where the failure so to be complete and accurate would not reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have paid (or the Company has paid on behalf of its subsidiaries) or has made adequate provision for the payment of all taxes shown as due on such returns and reflected in the most recent financial statements contained in the SEC Reports for all taxable periods and portions thereof accrued through the date of such financial statements. No deficiencies for any taxes or any penalties, interest or assessments have been proposed, asserted or assessed against the Company or its subsidiaries that are not adequately reserved for, pursuant to such returns or reports or pursuant to any assessment received with respect thereto. Except as set forth on Schedule 2.9, there is no pending audit or examination of any tax return of the Company or any of its subsidiaries by any Governmental Authority, nor has the Company or any of its subsidiaries received written notice of any such audit or examination and there are no unexpired waivers or agreements for the extension of time for the assessment of taxes on the Company or any of its subsidiaries or extension of any statute of limitations with respect to any taxes, and there are no pending nor has the Company or any of its subsidiaries received any written notice of any threatened actions, proceedings or investigations by any Governmental Authority with respect to taxes.

  2.10 Employee Benefits.

  2.10.1 The Company has delivered to the Purchaser copies (or if the same do not exist in written form, descriptions) of each formal, informal, oral or written bonus, deferred compensation, incentive compensation, stock purchase, stock option, restricted stock purchase or other issuance, severance or termination pay, hospitalization or other medical, life or other insurance (or similar self-insurance), supplemental unemployment benefits, profit-sharing, employee stock ownership, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement whether for the benefit of present or former officers, employees, agents, directors or independent contractors of the Company or any of its subsidiaries or any ERISA Affiliate, sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 414 of the Code (collectively, the "Plans"). Each of the Plans that is an "employee benefit plan," as that term is defined in section 3(3) of ERISA is collectively referred to herein as "ERISA Plans."

  2.10.2 No material liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring a material liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due). To the extent this representation applies to sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to each ERISA Plan but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company or any ERISA Affiliate made, or was required to make, contributions during the five-year period ending on the Initial Closing Date. Neither the Company nor any ERISA Affiliate is required to contribute to a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Title IV of ERISA) that has not been fully paid.

  2.10.3 The PBGC has not instituted proceedings to terminate any ERISA Plan and no condition exists that presents a material risk that such proceedings will be instituted.

  2.10.4 Neither the Company nor any ERISA Affiliate, nor any ERISA Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any ERISA Affiliate, any ERISA Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any ERISA Plan or any such trust could reasonably be subject to either a material civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a material tax imposed pursuant to section 4975 or 4976 of the Code.

  2.10.5 No ERISA Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each ERISA Plan, which could reasonably be expected to result in a material liability to the Company; and all contributions required to be made with respect thereto (whether pursuant to the terms of any ERISA Plan or otherwise) have been timely made.

  2.10.6 Each Plan has been operated and administered in accordance with its terms and applicable law in all material respects, including, but not limited to, ERISA and the Code. No Plan is subject to any material dispute or proceeding other than relating to a routine claim for benefits.

  2.10.7 Except as set forth on Schedule 2.10.7, there are no material pending or (to the knowledge of the Company) threatened claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

  2.10.8 No fact exists that could reasonably be expected to result in the disqualification of any Plan that is intended to be qualified under Section 401(a) of the Code.

  2.11 Environmental Matters. Except as set forth on Schedule 2.11 and other than any such exceptions to any of the following representations as would not reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Company:

  2.11.1 There does not exist at, on, under or about any of the Real Property (as defined below), nor has there been any release of, any flammables, contaminants, gasoline, petroleum products, crude oil, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, polychlorinated biphenyls or related or similar materials, asbestos or any material containing asbestos, any underground storage tanks, any air, soil or water pollution or any other substance or material as may be defined as a hazardous or toxic substance under any federal, state or local governmental law, rule, regulation or ordinance, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et. seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C.

Sections 7401 et seq.) (collectively, "Hazardous Materials"), other than materials which have been stored and used in material compliance with applicable laws, rules, regulations and ordinances. None of the Real Property has been used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with Hazardous Materials, other than materials which have been stored and used in material compliance with applicable laws, rules, regulations and ordinances. To the Company's knowledge, there are no Hazardous Materials located off the Real Property which originated therefrom. Neither the Company nor any of its subsidiaries has received any written citation, directive, notice, order, summons or warning from any Governmental Authority that Hazardous Materials have been stored or used in noncompliance with applicable laws, rules, regulations or ordinances.

  2.11.2 Neither the Company nor its subsidiaries have received any written citation, inquiry, order, notice, warning or other communication from (i) any Governmental Authority, or (ii) the current or prior owner or operator of any of the Real Property, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any liability under any Environmental Law with respect to any of the Real Property or any other properties or assets (whether real, personal, or mixed) in which the Company or its subsidiaries has or had an interest.

  2.11.3 To the Company's knowledge, there are no existing or threatened claims, encumbrances or other restrictions of any nature, arising under or pursuant to any Environmental Law with respect to any of the Real Property or any other properties and assets (whether real, personal, or mixed) in which the Company or its subsidiaries has or had an interest.

  2.12 Intellectual Property. Except as set forth on Schedule 2.12 and other than any such exceptions to any of the following representations as would not reasonably be expected to result in a Material Adverse Effect: (1) the Company and each of its subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (2) to the knowledge of the Company, the use of any Intellectual Property by the Company and its subsidiaries does not infringe on or otherwise violate the rights of any person; and (3) to the knowledge of the Company, no person is challenging, infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or any of its subsidiaries.

  2.13 Material Contracts. Except as set forth on Schedule 2.13, the Company has provided or made available to Purchaser (i) true and complete copies of all written contracts, agreements (including, but not limited to, agreements relating to the purchase of food, ingredients and other supplies), commitments, arrangements, leases (including with respect to personal property) and other instruments to which it or any of its subsidiaries is a party or by which it or any such subsidiary is bound (A) which require payments to be made in excess of $500,000 per year for goods and/or services (including, without limitation, services performed by employees and independent contractors), (B) do not by their terms expire and are not subject to termination (without penalty to the Company or its subsidiaries as the case may be) within six months from the date of the execution and delivery thereof and require payments to be made in excess of $500,000, or (C) to which any director, officer or holder of more than 5% of the outstanding shares of Common Stock or any of their respective affiliates (other than the Company and its subsidiaries) are a party (the agreements set forth in (A) through (C) being collectively referred to herein as "Material Contracts"). Except as set forth on Schedule 2.13, each Material Contract is in full force and effect, enforceable in accordance with its terms, and neither the Company nor any of its subsidiaries is, or has received any notice or has any knowledge that any other party is, in default in any material respect under or in material breach of any such Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default or breach. To the Company's knowledge, no party to any Material Contract has threatened to terminate such contract.

  2.14 Compliance. Except as set forth on Schedule 2.14 and other than any such exceptions to any of the following representations as would not reasonably be expected to result in a Material Adverse Effect: (a) neither the Company nor any of its subsidiaries is in violation of, nor has the Company or any of its subsidiaries violated, any applicable provisions of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their respective properties are bound or affected; (b) the Company and each of its subsidiaries has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit; (c) except as disclosed in the SEC Reports filed on or prior to the date of this Agreement, the Company and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority, including, without limitation, those that govern the operation of restaurants; and (d) except as disclosed in the SEC Reports filed on or prior to the date of this Agreement, as of the date of this Agreement, no investigation by any Governmental Authority with respect to the Company or any of its subsidiaries is pending or threatened.

  2.15 Related Party Transactions. Except as set forth on Schedule 2.15 and except as disclosed in the SEC Reports, no director, officer, more than 5% shareholder or affiliate of the Company or any of its subsidiaries (i) has borrowed any monies from or has outstanding any indebtedness or other similar obligations to the Company or any of its subsidiaries; (ii) owns more than a 5% equity interest in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person which is a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its subsidiaries; or (iii) is otherwise a party to any contract, arrangement or understanding with the Company or any of its subsidiaries, in all cases other than travel and other expenses and reimbursements, company car charges and other similar transactions which are customary in amount and in the ordinary course of business.

  2.16 Real Property.

  2.16.1 The Company and each of its subsidiaries has good and marketable title to each parcel of real property owned by it free and clear of all Liens, except (1) to the extent reflected or reserved against in the most recent balance sheet of the Company included in the SEC Reports filed on or prior to the date of this Agreement; (2) taxes and general and special assessments not in default and payable without penalty and interest or being contested in good faith; (3) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business with respect to liabilities that are not yet due or delinquent, or which are being contested in good faith by appropriate proceedings; (4) leases to third parties; (5) as set forth on Schedule 2.16; and (6) other liens, mortgages, pledges, encumbrances and security interests which do not materially interfere with the Company's, or any of its subsidiaries', use and enjoyment of such real property or materially detract from or diminish the value thereof.

  2.16.2 The Company has previously delivered to Purchaser correct and complete copies of all leases, subleases and other agreements (the "Real Property Leases") under which the Company or any of its subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property (including all modifications, amendments and supplements thereto). Each Real Property Lease is valid, binding and in full force and effect and, to the knowledge of the Company, no termination event or condition or uncured default on the part of the Company or any such subsidiary or the landlord, exists under any Real Property Lease. Each of the Company and its subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except (i) to the extent reflected or reserved against in the most recent balance sheet of the Company included in the SEC Reports filed on or prior to the date of this Agreement, (ii) taxes and general and special assessments not in default and payable without penalty and interest or being contested in good faith; (iii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business with respect to liabilities that are not yet due or delinquent, or which are being contested in good faith by appropriate proceedings, (iv) leases to third parties, (v) as set forth on Schedule 2.16, and (vi) other liens, mortgages, pledges, encumbrances and security interests which do not materially interfere with the Company's or any of its subsidiaries' use and enjoyment of such real property or materially detract from or diminish the value thereof. All of the real property owned by the Company or its subsidiaries together with all real property subject to the Real Property Leases is collectively referred to as the "Real Property".

  2.16.3 Except as set forth on Schedule 2.16 and other than any such exceptions to any of the following representations as would not reasonably be expected to result in a Material Adverse Effect: (a) none of the Real Property or the businesses conducted by the Company and its subsidiaries thereon are in material violation of any use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code or ordinance or public utility easement; (b) there are no material challenges or appeals pending regarding the amount of the taxes on, or the assessed valuation of, the Real Property and no special arrangements or agreements exist with any governmental authority with respect thereto; (c) there are no condemnation proceedings pending or, to the best of the Company's knowledge, threatened with respect to any portion of the Real Property; and (d) there is no tax assessment (in addition to the normal, annual general real estate tax assessment) pending or, to the best of the Company's knowledge, threatened with respect to any portion of the Real Property.

  2.17 Labor Matters. Except as set forth on Schedule 2.17 and other than any such exceptions to any of the following representations as would not result in a Material Adverse Effect: (a) the Company and each of its subsidiaries is (i) in compliance with all federal and state laws respecting (A) employment and employment practices (including immigration laws relevant to employment), and
(B) terms and conditions of employment and wages and hours, and (ii) not engaged in any unfair labor practice; (b) there is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending before the National Mediation Board, the National Labor Relations Board, or any comparable state or local agency, (c) there is no (x) labor strike, dispute, slow down or stoppage actually pending or, to the knowledge of the Company, threatened against or involving the Company or any of its subsidiaries, or (y) labor grievance or pending arbitration involving the Company or any of its subsidiaries; (d) neither the Company nor any of its subsidiaries has experienced any work stoppage or other material labor difficulty during the three-year period prior to the date of this Agreement;
(e) there are no collective bargaining agreements, union contracts or similar types of agreements by which the Company or any of its subsidiaries is bound or covered; (f) there are no union representation petitions pending before the National Labor Relations Board, and no union within the past three years has sought or demanded recognition by the Company or any of its subsidiaries; and
(g) there is no union organizing activity, to the knowledge of the Company, currently in progress involving the Company or any of its subsidiaries.

  2.18 Takeover Status. No "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States (each a "Takeover Statute"), including, without limitation, Section 203 of the Delaware General Corporation Law, applicable to the Company or any of its subsidiaries is applicable to the transactions contemplated hereby.

  2.19 Voting Requirements. The stockholder approval specified in Section
5.4.1 is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement and the transactions contemplated hereby.

  2.20 Compliance with Securities Laws. The Company has not taken, and will not take, any action which would subject the sale of the Initial Shares or the Additional Shares pursuant to this Agreement to the provisions of Section 5 of the Securities Act, or violate the registration or qualification provisions of any securities or blue sky laws of any applicable jurisdiction, and, based in part on the representations of Purchaser in Section 3.6 hereof, the sale of the Initial Shares and the Additional Shares pursuant to this Agreement complies with all applicable requirements of federal and state securities and blue sky laws.

                                  ARTICLE 3.

             REPRESENTATIONS AND WARRANTIES OF PURCHASER AND ALPHA

  Purchaser and Alpha hereby jointly and severally represent and warrant to the Company as follows:

  3.1 Organization. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Alpha is a validly existing general partnership under the laws of the State of Illinois. Alpha has all requisite power and authority to own, lease and operate the properties and to carry on its business as now being conducted.

  3.2 Authority Relative to this Agreement. Each of Purchaser and Alpha has all necessary power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the members of Purchaser and the partners of Alpha, and no other proceedings on the part of Purchaser or Alpha are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and Alpha and constitutes a legal, valid and binding agreement of Purchaser and Alpha, enforceable against each of Purchaser and Alpha in accordance with its terms.

  3.3 Non-Contravention; Required Filings and Consents.

  3.3.1 The execution, delivery and performance by Purchaser and Alpha of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with the organizational documents of Purchaser or Alpha; or (ii) assuming that all consents, authorizations and approvals contemplated by Section 3.3.2 have been obtained and all filings described therein have been made, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Purchaser or Alpha or any of its respective properties.

  3.3.2 The execution, delivery and performance by Purchaser and Alpha of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, or notice to, any governmental body, agency, official or authority (either domestic or foreign) other than compliance with any applicable requirements of the HSR Act.

  3.4 Brokers. No broker, finder, investment banker or other person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser or Alpha.

  3.5 Absence of Litigation. As of the date hereof, there is no action, suit, claim, investigation or proceeding pending against, or to the knowledge of Purchaser or Alpha, threatened against or affecting Purchaser or Alpha or any of its properties before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated hereby. As of the date hereof, neither Purchaser nor Alpha or any of its properties is subject to any order, writ, judgment, injunction, decree, determination or award which would prevent or delay the consummation of the transactions contemplated hereby.

  3.6 Investment Intent. Purchaser is purchasing the Initial Shares and the Additional Shares for its own account for investment, and not with a view to, or for resale in connection with, any public distribution of the Initial Shares or the Additional Shares.

                                  ARTICLE 4.

                                   COVENANTS

  4.1 Conduct of the Business. During the period from the date of this Agreement and continuing through the Additional Closing, the Company agrees as to the Company and its subsidiaries that (except to the extent that Purchaser shall otherwise consent in writing):

  4.1.1 The Company and each of its subsidiaries shall carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and shall use all reasonable efforts to preserve intact its present business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it.

  4.1.2 The Company shall not, nor shall it permit any of its subsidiaries to:
(i) declare, set aside or pay any dividends on or make any other distributions in respect of any of its capital stock (whether in cash, stock, or property or any combination thereof); (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or
(iii) redeem, repurchase or otherwise acquire any of its securities or any securities of its subsidiaries, except as required by the terms of its securities outstanding on the date hereof, as contemplated by this Agreement or as contemplated by employee benefit and dividend reinvestment plans as in effect on the date hereof.

  4.1.3 The Company shall not, and shall cause its subsidiaries not to, amend or propose to amend its Certificate of Incorporation or By-Laws or, except as contemplated by Section 4.8 hereof or the Standstill Agreement, elect or appoint any person a director of any of them who is not serving as such on the date hereof.

  4.1.4 The Company shall not, nor shall it permit any of its subsidiaries to acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, except for such transactions which involve aggregate consideration of less than $500,000.

  4.1.5 Other than dispositions in the ordinary course of business consistent with past practice which are not material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole and dispositions of Real Property that have been approved by the Board of Directors of the Company prior to the date hereof, and except for any other such transactions which involve aggregate consideration of less than $500,000, the Company shall not, nor shall it permit any of its subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its assets.

  4.1.6 The Company shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of its subsidiaries.

  4.1.7 The Company shall not, and shall not permit any of its subsidiaries to, enter into any agreement providing for the acceleration of payment or performance or other consequences as a result of any of the transactions contemplated by this Agreement.

  4.1.8 The Company shall not, and shall not permit any of its subsidiaries to, enter into any new lines of business or otherwise make material changes to the operation of its business.

  4.2 No Solicitation.

  4.2.1 The Company will immediately cease any existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any sale, transfer, liquidation or other disposition, directly or indirectly, of all or any material part of the assets or the capital stock of the Company, including, without limitation, any such transaction involving one or more subsidiaries of the Company, or any business combination, tender offer, exchange offer, merger, recapitalization or other transaction which would result in the issuance or transfer of a more than 5% equity or voting interest in the Company, or any instrument or right convertible into or exchangeable for any such interest (a "Competing Transaction"). Until the earlier of the Additional Closing or the termination of this Agreement, the Company shall not, directly or indirectly, through any officer, director, employee, representative or agent or any of its subsidiaries, (i) solicit, initiate or encourage any inquiries, proposals or offers that constitute, or could reasonably be expected to lead to, a proposal or offer for a Competing Transaction, (ii) solicit, initiate, continue or engage in negotiations or discussions concerning, or provide any non-public information or data to any person relating to, any Competing Transaction, or (iii) agree to, provide or recommend any Competing Transaction; provided, that nothing contained in this
Section 4.2 shall prevent the Company from (A) furnishing non-public information or data to, or entering into discussions or negotiations with, any person in connection with an unsolicited bona fide written proposal for a Competing Transaction by such person or recommending an unsolicited bona fide written proposal for a Competing Transaction to the stockholders of the Company, if and only to the extent that a majority of the Company's independent directors determine in good faith, based upon the written advice of independent financial advisors, that such Competing Transaction would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement and a majority of the Company's independent directors determine in good faith, based upon the written advice of independent legal counsel, that such action is required for the discharge of their fiduciary duties to stockholders under applicable law, or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction. If a majority of the independent directors determine in good faith that any proposal for a Competing Transaction constitutes a Superior Proposal (as defined below), the Board shall promptly give written notice, specifying the structure and material terms of such Superior Proposal (a "Notice of Superior Proposal") to Purchaser, provided that the Company shall be permitted to refrain from making such disclosure to the extent that the independent directors of the Company have determined in good faith, based upon written advice of independent legal counsel, that such action is required for the discharge of their fiduciary duties to stockholders under applicable law. The Board may (subject to the following sentences of this subsection and compliance with Section 4.11), to the extent a majority of the independent directors of the Company determine in good faith based upon written advice of independent legal counsel that it is necessary in order to comply with their fiduciary duties under applicable law, (i) approve or recommend any such Superior Proposal, (ii) approve or authorize the Company's entering into an agreement with respect to such Superior Proposal, or (iii) terminate this Agreement, in each case at any time after the third business day following delivery to Purchaser of the Notice of Superior Proposal (each of the actions referred to in clauses (i) through (iii) of this sentence being hereinafter referred to as a "Superior Proposal Event"). The Company may take any of the foregoing actions pursuant to the preceding sentence only if the proposal for a Competing Transaction that was a Superior Proposal at the time of delivery of a Notice of Superior Proposal continues to be a Superior Proposal in light of any improved transaction proposed by Purchaser prior to the expiration of the three business day period specified in the preceding sentence. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal for a Competing Transaction that a majority of the independent directors of the Company determine in their good faith reasonable judgment, based on the written advice of independent financial advisors, to be made by a person with the financial ability to consummate such proposal and to provide greater aggregate value to the Company and/or the Company's stockholders than the transactions contemplated by this Agreement or otherwise proposed by Purchaser as contemplated above.

  4.2.2 The Company shall notify Purchaser immediately (but in no event later than 24 hours) after receipt by the Company of any proposal for a Competing Transaction. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, provided that the Company shall be permitted to refrain from making such disclosure to the extent that the independent directors of the Company have determined in good faith, based upon written advice of independent legal counsel, that such action is required for the discharge of their fiduciary duties to stockholders under applicable law.

  4.3 Notification of Certain Matters. The Company shall promptly provide Purchaser (or its counsel) with copies of all filings made by the Company with the SEC or any other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

  4.4 Access to Information. Subject to applicable law, between the date hereof and the Additional Closing Date, the Company will give each of Purchaser and its counsel, financial advisors, auditors, and other authorized representatives reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries, will permit each of Purchaser and its counsel, financial advisors, auditors and other authorized representatives to make such inspections as Purchaser may reasonably request and will cause the Company's and its subsidiaries' officers to furnish Purchaser or its representatives with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Purchaser may from time to time reasonably request. All such information obtained pursuant to this Section shall be subject to the Confidentiality Agreement.

  4.5 Reasonable Best Efforts. Subject to the terms and conditions herein provided, and subject to the fiduciary duties of the Company's Board of Directors to stockholders under applicable law, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Purchaser and the Company shall cooperate with one another (i) in the preparation and filing of any required filings under the HSR Act; (ii) in determining whether action by or in respect of, or filing with, any Governmental Authority is required, proper or advisable or any actions, consents, waivers or approvals are required to be obtained from parties to any contracts, in connection with the transactions contemplated by this Agreement; and (iii) in seeking timely to obtain any such actions, consents and waivers and to make any such filings.

  4.6 Public Announcements. The Company and Purchaser will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement (including any announcements to employees of the Company or its subsidiaries), and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by applicable rules of any securities exchange or inter-dealer quotation system.

  4.7 Stockholders' Meeting. The Company, acting through the Board, shall, in accordance with applicable law, as soon as practicable:

  4.7.1 duly call, give notice of, convene and hold an annual or special meeting of its stockholders (the "Stockholders' Meeting") for the purpose of considering and taking action upon the issuance of the Additional Shares in accordance with the terms of this Agreement;

  4.7.2 include in the proxy statement to be distributed to the Company's stockholders in connection with the issuance of the Additional Shares, including any amendments or supplements thereto (the "Proxy Statement"), the recommendation of the Board that stockholders of the Company vote in favor of the approval of the issuance of the Additional Shares in accordance with the terms of this Agreement;

  4.7.3 use its best efforts (A) to obtain and furnish the information required to be included by it in the Proxy Statement and respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof and cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time and (B) to obtain the necessary approvals by its stockholders of the issuance of the Additional Shares in accordance with the terms of this Agreement; and

  4.7.4 cause the Proxy Statement (i) not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder.

  4.7.5 The Company shall not be obligated to take the actions set forth in Sections 4.7.1, 4.7.2 and 4.7.3, if and only to the extent, that a majority of the Company's independent directors determine in good faith, based upon the written advice of independent legal counsel, that the discharge of their fiduciary duties to stockholders under applicable law requires that such actions not be taken.

  4.8 Board of Directors. The Company hereby agrees to take all action within its power to cause two of the members of the Board to be replaced on the Initial Closing Date by persons designated by Purchaser.

  4.9 New York Stock Exchange Listing. As promptly as practicable following the execution of this Agreement, the Company will apply to the New York Stock Exchange to list the Initial Shares and the Additional Shares, and the Company will use its reasonable efforts to cause the Initial Shares and the Additional Shares to be listed on the New York Stock Exchange at the Initial Closing Date or the Additional Closing Date, as applicable, subject to official notice of issuance.

  4.10 Limitations on Transfer of Initial Shares and Additional Shares. (a) Purchaser agrees not to sell, transfer, assign, offer, pledge or otherwise dispose of all or any portion of the Initial Shares or the Additional Shares unless (i) Purchaser is in compliance with the provisions of the Standstill Agreement and (ii) either (A) a registration statement relating thereto has been duly filed and becomes effective under the Securities Act and all applicable state securities laws or (B) such sale, transfer, assignment, offer, pledge or other disposition is exempt from the registration and prospectus delivery requirements of the Securities Act and such laws (as evidenced by an opinion of counsel for Purchaser reasonably satisfactory in form and substance to the Company or, in the case of a transfer by Purchaser to any of its affiliates, other evidence reasonably satisfactory to the Company).

  (b) Purchaser also agrees to the placing on the certificates representing the Initial Shares or the Additional Shares of a legend, in substantially the following form, referring to the restrictions set forth in the immediately foregoing paragraph:

  "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise disposed of unless (i) there is an effective registration statement under such Act and such laws covering such securities or (ii) such sale, transfer, assignment, offer, pledge or other disposition is exempt from the registration and prospectus delivery requirements of such Act and such laws. The securities evidenced by this certificate are subject to the restrictions on transfer contained in the Standstill Agreement dated as of March 10, 1997 to which the Company is a party, as amended, supplemented or otherwise modified from time to time, and may not be transferred except in compliance therewith."

  4.11 Expense Reimbursement and Break-Up Fee. If Purchaser shall have elected not to proceed with the Additional Closing pursuant to Section 8.3(b) hereof, or if Purchaser or the Company shall have elected not to proceed with the Additional Closing pursuant to Section 8.3(c) hereof and no Competing Transaction shall have been proposed which has a value per share of Common Stock in excess of $5.75, the Company shall reimburse Purchaser for out-of-pocket expenses incurred by Purchaser in connection with the transactions contemplated hereby, including without limitation, all expenses incurred in connection with this Agreement, the negotiations leading to its execution, the due diligence investigations of the Company, the preparation and negotiation of any related agreements, and all fees and expenses incurred by Purchaser and its affiliates to investment bankers, accountants, attorneys and other representatives, provided that the Company shall not be obligated to reimburse Purchaser for more than $250,000 of such expenses in the aggregate. If (i) Purchaser shall have elected not to proceed with the Additional Closing pursuant to Section 8.3(a) hereof, (ii) Purchaser or the Company shall have elected not to proceed with the Additional Closing pursuant to Section 8.3(c) hereof and a bona fide definitive proposal with respect to a Competing Transaction shall have been presented to the Company and publicly announced prior to the vote of the Company's stockholders in accordance with Section 5.4.1, which has a value per share of Common Stock in excess of $5.75, or
(iii) the Company shall have elected not to proceed with the Additional Closing pursuant to Section 8.3(d) hereof, then in the case of any of (i),
(ii) or (iii) of this Section 4.11, the Company will pay $1,000,000 to Purchaser. In the event the immediately preceding sentence of this Section
4.11 is applicable, then the first sentence of this Section 4.11 will not be applicable.

  4.12 Use of Proceeds. The Company will use the net proceeds derived by it from the issuance of the Initial Shares and the Additional Shares to repay indebtedness, whether at scheduled maturity or, at the option of the Company, at an earlier time, and until so used will be held by the Company in appropriate fixed income investments.

  4.13 Guarantee of Alpha. Alpha hereby irrevocably and unconditionally guarantees the performance by Purchaser of all of its obligations hereunder and under the other agreements and documents contemplated hereby, including without limitation the obligation of Purchaser to purchase the Additional Shares subject to the terms and conditions hereof.

                                  ARTICLE 5.

                             CONDITIONS PRECEDENT

  5.1 Conditions to Each Party's Obligations with Respect to Sale and Purchase of the Initial Shares. The respective obligations of each party hereto to consummate the sale and purchase of the Initial Shares are subject to the satisfaction at or prior to the Initial Closing of the following conditions:

  5.1.1 There shall not be in effect any order, decree or ruling or other action restraining, enjoining or otherwise prohibiting the issuance of the Initial Shares or any of the other transactions contemplated by this Agreement which order, decree, ruling or action shall have been issued or taken by any court of competent jurisdiction or other Governmental Authority.

  5.1.2 All regulatory approvals necessary for the consummation of the issuance of the Initial Shares shall have been obtained and there shall have been no material modification to the terms of the transactions contemplated by this Agreement.

  5.1.3 The parties shall have entered into a Standstill Agreement with respect to the Initial Shares and the Additional Shares in the form of Exhibit A hereto (the "Standstill Agreement").

  5.2 Conditions to the Obligation of Purchaser with Respect to Purchase of the Initial Shares. The obligation of Purchaser to consummate the purchase of the Initial Shares is subject to the satisfaction at or prior to the Initial Closing of the following further conditions:

  5.2.1 The Company shall have performed in all material respects its covenants, agreements and obligations under this Agreement up to the Initial Closing.

  5.2.2 Except as otherwise contemplated by this Agreement, the representations and warranties of the Company contained in this Agreement which are qualified as to materiality shall be true and correct, and which are not so qualified shall be true and correct in all material respects, in each case, as of the date when made and at and as of the Initial Closing as though newly made at and as of that time.

  5.2.3 The Company shall have executed and delivered, or caused to be executed and delivered, to Alpha, such certificates, opinions and other documents related to the consummation of the transactions contemplated hereby as may be reasonably requested by Alpha, including without limitation, an opinion of Simpson Thacher & Bartlett, in the form of Exhibit 5.2.3.

  5.3 Conditions to the Obligation of the Company with Respect to Sale of the Initial Shares. The obligation of the Company to consummate the sale of the Initial Shares is subject to the satisfaction at or prior to the Initial Closing of the following further conditions:

  5.3.1 Purchaser shall have performed in all material respects its covenants, agreements and obligations under this Agreement up to the Initial Closing.

  5.3.2 Except as otherwise contemplated by this Agreement, the representations and warranties of Purchaser contained in this Agreement which are qualified as to materiality shall be true and correct, and which are not so qualified shall be true and correct in all material respects, in each case, as of the date when made and at and as of the Initial Closing as though newly made at and as of that time.

  5.3.3 Purchaser shall have executed and delivered, or caused to be executed and delivered, to the Company, such certificates, opinions and other documents related to the consummation of the transactions contemplated hereby as may be reasonably requested by the Company.

  5.4 Conditions to Each Party's Obligations with Respect to Sale and Purchase of the Additional Shares. The respective obligations of each party hereto to consummate the sale and purchase of the Additional Shares are subject to the satisfaction at or prior to the Closing of the following conditions:

  5.4.1 The issuance of the Additional Shares in accordance with the terms of this Agreement shall have been approved by a majority of the votes cast by holders of the Company's Common Stock on the proposal, provided that the holders of a majority of the outstanding Common Stock of the Company cast votes on the proposal.

  5.4.2 There shall not be in effect any order, decree or ruling or other action restraining, enjoining or otherwise prohibiting the issuance of the Additional Shares or any of the other transactions contemplated by this Agreement which order, decree, ruling or action shall have been issued or taken by any court of competent jurisdiction or other Governmental Authority.

  5.4.3 All regulatory approvals necessary for the consummation of the issuance of the Additional Shares shall have been obtained.

  5.4.4 Any waiting period applicable to the issuance of the Additional Shares under the HSR Act shall have terminated or expired.

  5.4.5 Neither Purchaser nor the Company shall have terminated this Agreement pursuant to Section 8.1 hereof or elected not to proceed with the Additional Closing pursuant to Section 8.3 hereof.

  5.5 Conditions to the Obligation of Purchaser with Respect to Purchase of the Additional Shares. The obligation of Purchaser to consummate the purchase of the Additional Shares is subject to the satisfaction at or prior to the Additional Closing of the following further condition:

  5.5.1 The Company shall have performed in all material respects its covenants, agreements and obligations under this Agreement up to the Additional Closing.

  5.6 Conditions to the Obligation of the Company with Respect to Sale of the Additional Shares. The obligation of the Company to consummate the sale of the Additional Shares is subject to the satisfaction at or prior to the Additional Closing of the following further condition:

  5.6.1 Purchaser shall have performed in all material respects its covenants, agreements and obligations under this agreement up to the Additional Closing.

                                  ARTICLE 6.

                           INDEMNIFICATION; REMEDIES

  6.1 Survival of Representations and Warranties. All representations and warranties specifically set forth in this Agreement will survive the Initial Closing and the Additional Closing and will survive for the periods specified in Section 6.4.

  6.2 Indemnification and Payment of Damages by the Company. The Company will indemnify and hold harmless Purchaser and its stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage or expense (including reasonable attorneys' fees and expenses) or diminution of value (collectively, "Damages") actually incurred by the Indemnified Persons, arising, directly or indirectly, from or in connection with: (a) any breach of any representation or warranty specifically made by the Company in this Agreement; (b) any breach by the Company of any covenant or obligation of the Company specifically contained in this Agreement; (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with the Company (or any Person acting on behalf of the Company) in connection with any of the transactions contemplated hereby. A diminution of the value of Purchaser's holdings of the Company's Common Stock will be included in the definition of Damages actually incurred in the preceding sentence if and to the extent that, but only if and to the extent that, it can be established that such diminution of value was caused by one or more events or conditions which also constitute one or more of the matters referred to in clauses (a), (b) and (c) of this Section 6.2. The remedies provided in this Section 6.2 will be the sole remedies available to Purchaser and the other Indemnified Persons with respect to the matters referred to in clauses (a), (b) and (c) of this Section 6.2, provided that the foregoing shall not limit any right to specific performance or injunctive relief that a party may otherwise have.

  6.3 Indemnification and Payment of Damages by Purchaser. Purchaser will indemnify and hold harmless the Company, and will pay to the Company the amount of any Damages actually incurred by the Company, arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty specifically made by Purchaser in this Agreement, (b) any breach by Purchaser of any covenant or obligation of Purchaser specifically contained in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Purchaser (or any Person acting on its behalf) in connection with any of the transactions contemplated hereby. The remedies provided in this Section 6.3 will be the sole remedies available to the Company with respect to the matters referred to in clauses (a), (b) and
(c) of this Section 6.3, provided that the foregoing shall not limit any right to specific performance or injunctive relief that a party may otherwise have.

  6.4 Time Limitations. The Company will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Initial Closing Date or the Additional Closing Date, other than those in Sections 2.9 or 2.11, unless on or before the first anniversary of the Additional Closing Date (or the first anniversary of the Initial Closing Date if the Additional Closing shall not have occurred by such anniversary date), Purchaser notifies the Company of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Purchaser; a claim with respect to Sections 2.9 or 2.11 may be brought at any time on or before the fourth anniversary of the Additional Closing Date (or the fourth anniversary of the Initial Closing Date if the Additional Closing shall not have occurred by such anniversary date). If the Initial Closing and/or the Additional Closing shall occur, Purchaser will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Initial Closing Date or the Additional Closing Date, unless on or before the first anniversary of the Additional Closing Date (or the first anniversary of the Initial Closing Date if the Additional Closing shall not have occurred by such anniversary date) the Company notifies Purchaser of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Company.

  6.5 Limitations On Amount. (a) The Company will have no liability to Purchaser pursuant to clause (a) of Section 6.2, and, with respect to Section
4.1 hereof, pursuant to clause (b) of Section 6.2, until the total of all Damages with respect to such matters exceeds $1,500,000, and then only for the amount by which such Damages exceed $1,500,000. The liability of the Company to Purchaser pursuant to clause (a) of Section 6.2 and, with respect to
Section 4.1 hereof, pursuant to clause (b) of Section 6.2, shall not exceed $5,000,000 in the aggregate.

  (b) Purchaser will have no liability to the Company pursuant to clause (a) of Section 6.3 until the total of all Damages with respect to such matters exceeds $1,500,000, and then only for the amount by which such Damages exceed $1,500,000. The liability of Purchaser to the Company pursuant to clause (a) of Section 6.3 shall not exceed $5,000,000 in the aggregate.

  6.6 Other Limitations. The Company will have no liability to Purchaser or the Indemnified Persons for any breach of representation or warranty to the extent that the Company can establish that Purchaser or Alpha had actual knowledge of the facts which form the basis of such claim prior to the Initial Closing Date. Purchaser will have no liability to the Company for any breach of representation or warranty to the extent that Purchaser can establish that the Company had actual knowledge of the facts which form the basis of such claim prior to the Initial Closing Date.

  6.7 Procedure for Indemnification. Promptly upon an indemnified party under
Section 6.2 or 6.3 becoming aware of a claim it may have against an indemnifying party under such Section, such indemnified party will if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party, but the failure so to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that it shall have been materially prejudiced by the indemnifying party's failure to give such notice. The parties shall cooperate in resolving questions as to Damages payable under Section 6.2 or 6.3 and determining the amount of any Damages payable. If the parties shall not be able, for a period of 30 days, to concur and agree upon the amount of Damages payable under said Section, as applicable, either party may, upon the expiration of such number of days, submit such difference to a court of competent jurisdiction in the United States of America for final determination. The final determination of such court with respect to any difference so submitted, after all appeals have been taken or the time to appeal shall have expired (the "Final Determination"), shall be conclusive and binding upon the parties. Promptly after the exact amount and nature of any Damages under Section 6.2 or 6.3 payable has been determined or agreed upon by the parties or fixed by a Final Determination, the indemnifying party shall pay such Damages to the indemnified party. Such Damages shall be deemed to be due and payable by the indemnifying party as of a date no later than the date when notice of the claim therefor was first given to the indemnifying party on behalf of the indemnified party.

                                  ARTICLE 7.

                                  DEFINITIONS

  7.1 Definitions. The following terms shall have the meanings set forth below unless otherwise defined herein.

  "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Confidentiality Agreement" means the letter agreement dated December 24, 1996 between Alex. Brown & Sons Incorporated and Equity Group Investments, Inc.

  "Employee Options" means options to purchase shares of Common Stock issued pursuant to the Company's 1989 Non-Qualified Stock Option Plan, 1992 Stock Option Plan, 1996 Stock Option Plan and the Stock Option Agreement dated June 1, 1988 between the Company and William Kuntz.

  "Environmental Law" means any legal requirement that requires or relates to:

    (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the environment;

    (b) preventing or reducing to acceptable levels the release of pollutants or Hazardous Materials into the environment;

    (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

    (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the environment when used or disposed of;

    (e) protecting resources, species, or ecological amenities;

    (f) reducing to acceptable levels the risks inherent in the transportation of Hazardous Materials, pollutants, oil, or other potentially harmful substances;

    (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

    (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "generally accepted accounting principles" shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case applied on a consistent basis.

  "Governmental Authority" means any national, supranational, federal, state or local legislative body, court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

  "Intellectual Property" means trademarks, service marks, certification marks, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdictions to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, processes, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents (including, without limitation, division, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; writings and other works, whether copyrightable or not in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

  "knowledge" of the Company means the actual knowledge of William Kuntz, Roy Bream, Timothy Halverson, Stephen McGillin, Randall McNamara or James Wendler.

  "Liens" means security interests, mortgages, liens, claims, pledges, charges, voting agreements or other encumbrances of any nature whatsoever.

  "Material Adverse Effect" with respect to any person means a material adverse effect on the business, assets, liabilities, results of operations, properties, financial or operating condition or prospects of such person and its subsidiaries taken as a whole or the ability of such person (and to the extent applicable, its subsidiaries) to perform its (or their) obligations under this Agreement or consummate the transactions contemplated hereby.

  "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

  "SEC" means the United States Securities and Exchange Commission.

  "Securities Act" means the Securities Act of 1933, as amended.

  "subsidiary" or "subsidiaries" of any person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

  "taxes" shall mean all taxes, however denominated, including, without limitation, any interest, penalties, assessments or deficiencies or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which is required to be paid, withheld or collected.

                                  ARTICLE 8.

                                 MISCELLANEOUS

  8.1 Termination. This Agreement may be terminated at any time:

    (a) by mutual consent of the Company and Purchaser;

    (b) by either Purchaser or the Company, if the Initial Closing shall not have occurred on or before March 31, 1997, unless the absence of such occurrence shall be due to the failure of the party seeking to terminate the Agreement to perform in all material respects each of its obligations under this Agreement required to be performed by it at or prior to the Initial Closing; or

    (c) as provided in Section 8.3, by the specific party identified therein as may have right to elect not to proceed with the Additional Closing; provided that such termination shall not affect the rights and obligations of the parties under Section 4.11 hereof.

  8.2 Procedure upon Termination. In the event of the termination and abandonment of this Agreement by a party hereto, written notice thereof shall promptly be given to the other parties hereto and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto.

  8.3 Abandonment of Additional Closing. The specified party or parties may elect not to proceed with the Additional Closing as follows:

    (a) Purchaser, upon notice to the Company, if (i) a bona fide definitive proposal with respect to a Competing Transaction which has a value per share of Common Stock in excess of $5.75 shall have been presented to the Company and publicly announced prior to the vote of the Company's stockholders in accordance with Section 5.4.1, and the Additional Closing shall not have occurred on or before September 30, 1997, or (ii) there shall have been a Superior Proposal Event;

    (b) Purchaser, upon notice to the Company, if the Additional Closing shall not have occurred on or before September 30, 1997, unless the absence of such occurrence shall be due to the failure of Purchaser to perform in all material respects each of its obligations under this Agreement required to be performed by it at or prior to the Additional Closing;

    (c) Purchaser or the Company, upon notice to the other, if the Company's stockholders fail to adopt the proposal specified in Section 5.4.1 at the forthcoming meeting of the Company's stockholders; or

    (d) the Company, upon notice to Purchaser, in the event of its receipt of a Superior Proposal.

  8.4 Amendment. This Agreement may be amended by the parties hereto, but may only be amended by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

  8.5 Extension; Waiver. At any time prior to the Additional Closing Date, any party hereto which is entitled to the benefits hereof may (a) extend the time for the performance of any of the obligations or other acts of any of the other parties hereto, (b) waive any inaccuracy in the representations and warranties of any of the other parties hereto contained herein, and (c) waive compliance with any of the agreements of any of the other parties hereto or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed and delivered on behalf of such party.

  8.6 Execution in Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. A facsimile copy of a signature of a party to this Agreement or any such counterpart shall be fully effective as if an original signature.

  8.7 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made when delivered personally or three business days after having been sent by registered or certified mail, postage prepaid, return receipt requested, or one business day after having been sent by Federal Express or other comparable nationally recognized overnight courier service (receipt requested), as follows:

    If to the Company:

    Chart House Enterprises, Inc.
    115 South Acacia Avenue
    Solana Beach, California 92057
    Attention: Chief Executive Officer

    With a copy to:

    Simpson Thacher & Bartlett
    425 Lexington Avenue
    New York, New York 10017
    Attention: Robert L. Friedman

    If to Purchaser or Alpha to:

    Chart House Investors, LLC
    Two North Riverside Plaza, Suite 1900
    Chicago, Illinois 60606
    Attention: Phillip Handy

    With a copy to:

    Rosenberg & Liebentritt
    Two North Riverside Plaza
    Suite 600
    Chicago, Illinois 60606
    Attention: Alisa Singer

    and to

    Seyfarth, Shaw, Fairweather
     & Geraldson
    55 East Monroe Street--Suite 4200
    Chicago, Illinois 60603-5803
    Attention: Robert F. Weber

or to such other persons or at such other addresses as either party shall have designated by like notice in writing to the other party.

  8.8 Waivers. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

  8.9 Publicity. None of the parties will issue any press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement, without the prior consent of the other party hereto except as may be required by law.

  8.10 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

  8.11 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

  8.12 Headings. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

  8.13 Entire Agreement. This Agreement, together with the agreements attached as exhibits hereto, constitutes the entire agreement among the parties hereto and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

  8.14 Assignment, Etc.. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the parties' rights, interests or obligations hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto. No assignment shall relieve the assigning party of any of its obligations hereunder. Any attempted assignment of this Agreement in breach of this provision shall be void and of no effect.

  8.15 No Third-Party Rights. Nothing in this Agreement, expressed or implied, shall or is intended to confer upon any person other than the parties hereto or their respective successors or assigns any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

  IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of each of the parties hereto as of the date first above written.

                                          CHART HOUSE ENTERPRISES, INC.

                                          By: /s/ William R. Kuntz, Jr.
                                             ----------------------------------
                                              Name: William R. Kuntz, Jr.
                                              Title: Executive Vice President

                                          CHART HOUSE INVESTORS, LLC, by
                                          ALPHA/ZFT PARTNERSHIP, its managing
                                          member, by a general partner of one
                                          of its general partners

                                          By: /s/ Sheli Z. Rosenberg
                                             ----------------------------------
                                              Name: Sheli Z. Rosenberg
                                              Title: Trustee

                                          ALPHA/ZFT PARTNERSHIP,

                                          by a general partner of one of its
                                          general partners, solely for
                                          purposes of Section 4.13 of this
                                          Agreement

                                          By: /s/ Sheli Z. Rosenberg
                                             ----------------------------------
                                              Name: Sheli Z. Rosenberg
                                              Title: Trustee

                                    ANNEX II

                             STANDSTILL AGREEMENT

  Standstill Agreement dated as of March 10, 1997 (this "Agreement") among Chart House Enterprises, Inc., a Delaware corporation (the "Company"), Chart House Investors, LLC, a Delaware limited liability company ("CHI"), and Alpha/ZFT Partnership, an Illinois general partnership ("Alpha").

                             W I T N E S S E T H:

  WHEREAS, pursuant to a Stock Purchase and Sale Agreement dated as of March 10, 1997 (the "Stock Purchase and Sale Agreement") among the Company, CHI and Alpha, CHI has agreed to purchase from the Company, and the Company has agreed to sell to CHI, 3,400,000 newly issued shares of the Company's Common Stock, par value $.01 per share ("Common Stock").

  WHEREAS, the Company and CHI are entering into this Agreement to establish certain arrangements with respect to the relationships between them.

  WHEREAS, the Company believes that these arrangements will be in the best interests of the Company and all of its stockholders.

  NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

  Section 1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

  1.1 "Company Voting Securities" shall mean, collectively, Common Stock, any preferred stock of the Company that is entitled to vote generally for the election of directors, any other class or series of Company securities that is entitled to vote generally for the election of directors and any other securities, warrants, options or rights of any nature (whether or not issued by the Company) that are convertible into, exchangeable for, or exercisable for the purchase of, or otherwise give the holder thereof any rights in respect of, Common Stock, Company preferred stock that is entitled to vote generally for the election of directors, or any other class or series of Company securities that is entitled to vote generally for the election of directors.

  1.2 "Effective Date" means the date hereof.

  1.3 The "Combined Voting Power" at any measurement date shall mean the total number of votes which could have been cast in an election of directors of the Company had a meeting of the stockholders of the Company been duly held based upon a record date as of the measurement date if all Company Voting Securities then outstanding and entitled to vote at such meeting were present and voted to the fullest extent possible at such meeting.

  1.4 The terms "beneficial ownership," "person" and "group" shall have the respective meanings ascribed to such terms pursuant to Regulation 13D-G adopted by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof. The term "affiliate" shall have the meaning ascribed to such term pursuant to Rule 12b-2 under the Exchange Act, as in effect on the date hereof.

  1.5 "Zell Group" means CHI, Alpha and their affiliates, collectively; provided, however, that publicly held entities that might fall within this definition (a "Public Zell Affiliate") shall not be treated as affiliates of Alpha hereunder unless CHI, Alpha or any of their other affiliates took any action, directly or indirectly, to suggest, encourage or assist such entity in taking the relevant action to be attributed to the Zell Group hereunder. For purposes of the preceding sentence and the similar clause appearing in the second sentence of Section 3.1, the failure of CHI, Alpha or any of their affiliates, upon learning of a public affiliate's action, to request that such affiliate refrain from taking such action because of the provisions of this Agreement will be deemed to constitute "encouraging or assisting" in such action.

  1.6 "Independent Director" means directors of the Company who (i) are not employees or officers of the Company, (ii) are not serving as designees of CHI pursuant to Section 4 hereof, and (iii) have no financial interest in and are not otherwise associated with CHI, Alpha or their affiliates, excluding however any equity interest of not more than 2% of any publicly-held entity. The term "associated" means having a business, financial or familial relationship that might reasonably be expected to affect the individual's judgment with respect to matters in which a member of the Zell Group might be interested.

  1.7 "Disinterested Director" means Independent Directors who are "disinterested directors" as that term is used in Section 144 of the Delaware General Corporate Law.

  Section 2. Representations and Warranties.

  2.1 CHI and Alpha jointly and severally represent and warrant to the Company as follows:

    (a) CHI is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware. Alpha is a validly existing partnership under the laws of Illinois. Each of CHI and Alpha has the power and authority to enter into this Agreement and perform its respective obligations hereunder.

    (b) This Agreement has been duly authorized, executed and delivered by CHI and Alpha and constitutes the legal, valid and binding agreement of CHI and Alpha, enforceable against them in accordance with the terms hereof.

    (c) Neither the execution and delivery of this Agreement nor the performance of its obligations hereunder will conflict with, or result in a breach of, or constitute a default under, any law, rule, regulation, judgment, order or decree of any court, arbitrator or governmental agency or instrumentality, or of any agreement or instrument to which CHI or Alpha is bound or by which it is affected or of any charter documents of CHI or Alpha.

    (d) As of the Effective Date, no shares of Common Stock are currently beneficially owned by any member of the Zell Group, except for those shares of Common Stock acquired pursuant to the Stock Purchase and Sale Agreement.

  2.2 The Company represents and warrants to CHI as follows:

    (a) The Company is a validly existing corporation under the laws of the jurisdiction of its organization and has the corporate power and authority to enter into this Agreement and perform its obligations hereunder.

    (b) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with the terms hereof.

    (c) Neither the execution and delivery of this Agreement nor the performance of its obligations hereunder will conflict with, or result in a breach of, or constitute a default under, any law, rule, regulation, judgement, order or decree of any court, arbitrator or governmental agency or instrumentality, or of any agreement or instrument to which the Company is bound or by which it is affected or of any charter documents of the Company.

  Section 3. Covenants with Respect to the Company Voting Securities and Other Matters.

  3.1 Acquisition of Company Voting Securities. Except as the same may be approved by a majority of the Disinterested Directors in a specific resolution to that effect adopted prior to the taking of such action, prior to June 30, 2002, no member of the Zell Group shall, directly or indirectly, acquire, offer to acquire, agree to acquire, become the beneficial owner of or obtain any rights in respect of any Company Voting Securities, by purchase or otherwise, or take any action in furtherance thereof, if the effect of such acquisition, agreement or other action would be (either immediately or upon consummation of any such acquisition agreement or other action, or expiration of any period of time provided in any such acquisition, agreement or other action) to increase the aggregate beneficial ownership of Company Voting Securities by the Zell Group to such number of Company Voting Securities that represents or possesses greater than 29.2% of the Combined Voting Power of Company Voting Securities, without the approval of the majority of the Company's Disinterested Directors. Notwithstanding the foregoing maximum percentage limitations, (A) no member of the Zell Group shall be obligated to dispose of any Company Voting Securities beneficially owned in violation of such maximum percentage limitations if, and solely to the extent that, its beneficial ownership is or will be increased solely as a result of (1) a repurchase of any Company Voting Securities by the Company or any of its subsidiaries if such repurchase was approved by a majority of the Disinterested Directors or (2) the purchase by any Public Zell Affiliate unless CHI, Alpha or any of their other affiliates took any action, directly or indirectly, to suggest, encourage or assist in such purchase and (B) the foregoing shall not prohibit any purchase of Company Voting Securities directly from the Company (including pursuant to the exercise of rights, oversubscription rights or standby purchase obligations in connection with rights offerings by the Company). For purposes of calculating the maximum percentage limitations, all Company Voting Securities that are the subject of an agreement, arrangement or understanding pursuant to which the Zell Group or any member thereof has the right to obtain beneficial ownership of such securities in the future (including, without limitation, the shares of Common Stock being sold after the date hereof under the Stock Purchase and Sale Agreement as long as the Stock Purchase and Sale Agreement constitutes a binding commitment to purchase and sell those shares) shall also be deemed to be outstanding and beneficially owned by the Zell Group or the applicable member thereof. If the Stock Purchase and Sale Agreement shall be terminated as a result of a default by CHI thereunder, then the number "29.2%" set forth in this paragraph shall be adjusted automatically to "17%".

  3.2 Distribution of the Company Voting Securities.

  (a) Except as the same may be approved by a majority of the Disinterested Directors in a specific resolution to that effect adopted prior to the taking of such action, no member of the Zell Group shall, directly or indirectly, sell, transfer any beneficial interest in, pledge, hypothecate or otherwise dispose of any Company Voting Security other than to another member of the Zell Group prior to June 30, 2002, in a transaction that would result in a transfer to any person or group that, to the knowledge of the Zell Group, upon consummation of such sale, transfer or disposition, would, directly or indirectly, have beneficial ownership of or the right to acquire beneficial ownership of such number of Company Voting Securities as represent greater than 5.0% of the Combined Voting Power, except in response to certain tender or exchange offers as permitted by Section 3.2(b).

  (b) Notwithstanding Section 3.2(a), on and after the eleventh business day after commencement of a tender or exchange offer made by a person who is not a member of the Zell Group for outstanding Company Voting Securities (a "Qualifying Offer"), any member of the Zell Group may tender or exchange any Company Voting Securities beneficially owned by it pursuant to such Qualifying Offer if the Qualifying Offer shall have been approved by a majority of the Disinterested Directors.

  3.3 Proxy Solicitations, etc. Prior to June 30, 2002, no member of the Zell Group shall solicit proxies, assist any other person in any way, directly or indirectly, in the solicitation of proxies, become a "participant" in a "solicitation" or assist any "participant" in a "solicitation" (as such terms are defined in Rule 14a-1 of Regulation 14A under the Exchange Act) in opposition to the recommendation of a majority of the Disinterested Directors, submit any proposal for the vote of stockholders of the Company, recommend or request or induce or attempt to induce any other person to take any such actions, or seek to advise, encourage or influence any other person with respect to the voting of Company Voting Securities, in each case without the prior approval of the majority of the Disinterested Directors.

  3.4 No Voting Trusts, Pooling Agreements, or Formation of "Groups". Except as the same may be approved by a majority of the Disinterested Directors in a specific resolution to that effect adopted prior to the taking of such action, prior to June 30, 2002, neither CHI nor Alpha nor any other member of the Zell Group shall form, join or in any other way participate in a partnership, pooling agreement, syndicate, voting trust or other "group" other than the Zell Group with respect to Company Voting Securities, or enter into any agreement or arrangement or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of Company Voting Securities.

  3.5 No Solicitation of Bidders. Except as the same may be approved by a majority of the Disinterested Directors in a specific resolution to that effect adopted prior to the taking of such action, prior to June 30, 2002 no member of the Zell Group shall directly or indirectly assist, encourage or induce any person to bid for or acquire outstanding Company Voting Securities which would result in such other person, directly or indirectly, beneficially owning in excess of 5.0% of the Combined Voting Power of Company Voting Securities, provided, however, that the mere sale of Company Voting Securities by any member of the Zell Group shall not constitute assisting, encouraging or inducing within the meaning of this Section 3.5.

  3.6 Material Transactions. Prior to June 30, 2002, no member of the Zell Group shall engage in any material transaction with the Company without the prior approval of a majority of the Disinterested Directors.

  3.7 Non-Circumvention. Except as the same may be approved by a majority of the Disinterested Directors in a specific resolution to that effect adopted prior to the taking of such action, prior to June 30, 2002 no member of the Zell Group shall take any action, alone or in concert with any other person, to seek control of the Company or otherwise seek to circumvent the limitations of the provisions of Section 3 of this Agreement. Without limiting the generality of the foregoing, without such approval no member of the Zell Group shall (i) present to the Company or to any third party any proposal that can reasonably be expected to result in a change of control of the Company or in any increase beyond the percentage specified in Section 3.1 in the Combined Voting Power of Company Voting Securities beneficially owned in the aggregate by the Zell Group, (ii) publicly suggest or announce its willingness or desire to engage in a transaction or group of transactions that would result in a change of control of the Company or in any increase beyond the percentage specified in Section 3.1 in the Combined Voting Power of Company Voting Securities beneficially owned in the aggregate by the Zell Group, or
(iii) initiate, request, induce or attempt to induce or give encouragement to any other person to initiate any proposal that can reasonably be expected to result in a change of control of the Company or in any increase beyond the percentage specified in Section 3.1 in the Combined Voting Power of Company Voting Securities beneficially owned in the aggregate by the Zell Group.

  3.8 Confidential Material.

  (a) Definitions. For purposes of this Section:

    (i) The term "Confidential Material" means all information, whether oral, written or otherwise (including any information furnished prior to the execution of this Agreement), furnished by the Company to any member of the Zell Group or any of the Representatives (as defined below), and all notes, reports, analyses, compilations, studies and other materials prepared by the Zell Group or any of the Representatives (in whatever form maintained, whether documentary, computer storage or otherwise) containing or based upon, in whole or in part, any such information, and the fact that such information has been delivered to the Zell Group or any of its Representatives. The term "Confidential Material" does not include information which is or becomes generally available to the public other than as a result of a disclosure by any member of the Zell Group or any of the Representatives or becomes available to any member of the Zell Group or any of the Representatives on a non-confidential basis from any source that is not known by such member of the Zell Group or such Representative to be bound by an obligation of confidentiality to the Company.

    (ii) The term "Representatives" shall mean any and all employees, agents, financial advisors, partners, affiliates or other representatives of any member of the Zell Group.

  (b) Each member of the Zell Group and each of the Representatives will preserve the confidentiality of the Confidential Material and will not disclose any of the Confidential Material in any manner whatsoever; provided, however, that (i) the Zell Group may make any disclosure of such information to which the Company gives its prior consent, and (ii) any of such information may be disclosed to the Representatives who need to know such information, and who are informed of the confidential nature of the Confidential Material and of the terms of this Section 3.8 and who agree to keep such information confidential. In any event, the Zell Group will be responsible for any actions by the Representatives which are not in accordance with the provisions hereof.

  (c) If any member of the Zell Group or any of the Representatives are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise) to disclose any Confidential Material or such person's opinion, judgment, view or recommendation concerning the Company as developed from the Confidential Material, the Zell Group agrees (i) to promptly notify the Company of the existence, terms and circumstances surrounding such a request,
(ii) to the extent possible, to consult with the Company on the advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of counsel to the Zell Group, the Zell Group is legally compelled to disclose, and to cooperate with any action by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Material.

  (d) CHI hereby acknowledges on behalf of itself and all members of the Zell Group (and agrees to advise the Representatives and members of the Zell Group who are informed in accordance with the terms or this Section 3.8 as to the matters which are the subject of this Section 3.8), that the United States securities laws prohibit, in certain circumstances, any person who has received from an issuer material, non-public information, including certain information that may be part of the Confidential Material, while such information is non-public, from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

  (e) This Section 3.8 shall survive until the earlier of June 30, 2004 or two years following the date of termination of this Agreement.

  3.9 Guarantee by Alpha. Alpha hereby irrevocably and unconditionally guarantees the performance by CHI of all of its obligations hereunder and under the other agreements and documents contemplated hereby.

  Section 4. Voting of Company Securities and Other Related Matters.

  (a) Each member of the Zell Group that is a holder of record of Company Voting Securities shall be present, and each member of the Zell Group that is a beneficial owner of Company Voting Securities shall cause the holder of record to be present, in person or by proxy, at all meetings of stockholders of the Company so that all Company Voting Securities owned of record or beneficially by the Zell Group may be counted for the purpose of determining the presence of a quorum at such meetings.

  (b) At all times prior to June 30, 2002, except to the extent otherwise provided herein, the Company shall take all necessary or appropriate action to assist in the nomination and election as directors of (i) that number of individuals specified in Section 4(d) below designated by CHI to be elected as directors of the Company, provided such designees are reasonably acceptable to the Independent Directors at the time of their designation, and (ii) so long as CHI is entitled to designate one or two directors, Independent Directors constituting a majority of the total number of directors of the Company. All persons to be so designated as Independent Directors shall be individuals selected by a majority of the Independent Directors then in office, except that one of the Independent Directors shall be an individual mutually acceptable to CHI on the one hand and a majority of the Independent Directors on the other hand. The Company hereby agrees and acknowledges that Sam Zell and Philip Handy are reasonably acceptable to the Independent Directors as directors of the Company. The Company further agrees that one position on the Board of Directors of the Company is intended to be filled by the chief executive officer to be selected by the Board of Directors of the Company. CHI shall cause its designees on the Board of Directors of the Company to take all necessary or appropriate action to assist in the nomination and election as directors of all such nominees as may be selected to serve as Independent Directors in the manner described above. The Zell Group and the directors designated by the Zell Group shall not vote (as stockholders or directors) in favor of, and shall not take any other action in furtherance of or seeking to cause, a reduction of the number of directors of the Company below seven directors, the removal of any directors, or a majority of the directors not consisting of Independent Directors.

  (c) For purposes of this Agreement, directors "designated by CHI" shall include directors designated by CHI as anticipated by this Section 4, and any other directors of the Company affiliated or associated with any member of the Zell Group.

  (d) At all times prior to June 30, 2002, CHI shall be entitled to designate the following number of directors pursuant to Section 4(b) hereof:

    (i) so long as the members of the Zell Group that have executed this Agreement as parties (the "Zell Contracting Parties") beneficially own at least 15% of the Combined Voting Power of all Company Voting Securities (calculated in accordance with Section 3.1 hereof and including, for these purposes, the shares of Common Stock to be acquired from the Company pursuant to the Stock Purchase and Sale Agreement as long as such agreement is in effect), CHI shall have the right to designate two directors of the Company, provided such designees are reasonably acceptable to the Independent Directors at the time of their designation; and

    (ii) so long as the Zell Contracting Parties beneficially own less than 15%, but at least 7.5% of the Combined Voting Power of all Company Voting Securities (as so calculated), CHI shall have the right to designate one director of the Company, provided such designee is reasonably acceptable to the Independent Directors at the time of his or her designation;

provided, however, that at any time when the Zell Contracting Parties shall no longer beneficially own at least 15% of the Combined Voting Power of all Company Voting Securities (as so calculated), CHI shall cause one of its two designees to resign forthwith such that only one designee remains on the Board of Directors of the Company; and provided, further, that at any time when the Zell Contracting Parties shall no longer beneficially own at least 7.5% of the Combined Voting Power of all Company Voting Securities (as so calculated), CHI shall not have the right to designate any directors of the Company, CHI's rights under this Section 4 shall terminate, and CHI shall cause its designees to resign forthwith such that no designee of CHI remains on the Board of Directors of the Company. At any time when CHI shall have the right to designate one or two directors, as the case may be, pursuant to this Section 4, the Company shall not increase the number of directors to more than seven directors without the prior written consent of CHI.

  (e) Except as expressly set forth above, each member of the Zell Group shall vote all Company Voting Securities owned of record by such member of the Zell Group and shall cause all Company Voting Securities owned beneficially by such member of the Zell Group to be voted with respect to the election or removal of directors of Company, or any other matter that may be presented to the stockholders of the Company that would relate to a possible change of control of the Company, at the sole option of such member of the Zell Group, either
(i) in accordance with the recommendations of a majority of the Disinterested Directors, or (ii) in the same proportions (including abstentions) as the holders of record of Company Voting Securities other than those beneficially owned by the Zell Group that are entitled to vote on the election of directors (or such other matter) vote their Company Voting Securities, provided, however, that notwithstanding the foregoing (A) CHI may at all times vote its Company Voting Securities for the election or retention of the one or two directors, as the case may be, designated by CHI in accordance with Section 4(b) in elections in which they would cease to be directors if not elected and
(B) any member of the Zell Group may vote its Company Voting Securities with respect to any matter presented to the stockholders of the Company that would relate to a possible change of control of the Company either (i) in favor of such matter if such matter was recommended by a majority of the full Board of Directors or (ii) against such matter.

  Section 5. Registration Rights. The Company covenants and agrees as follows:

  5.1 Definitions. For purposes of this Section 5:

    (a) The term "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Act").

    (b) The term "Registrable Securities" means the shares of Common Stock held, from time to time, by the Zell Group.

    (c) The term "Holder" means any Zell Contracting Party who owns of record Registrable Securities.

  5.2 Request for Registration.

  (a) If the Company shall at any time receive a written request from the Holders of at least 500,000 shares of Common Stock that the Company file a registration statement under the Act covering the registration of at least 500,000 shares of Common Stock, then the Company shall, within 10 days after the receipt thereof, give written notice of such request to all Holders, and shall, subject to the limitations of Section 5.2(b), effect as soon as practicable after the receipt of such request the registration under the Act of all Registrable Securities which the Holders request to be registered within 15 days after the mailing of such notice by the Company in accordance with Section 9.3.

  (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 5.2 and the Company shall include such information in the written notice referred to in Section 5.2(a). In such event, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute Registrable Securities through such underwriting shall (together with the Company as provided in Section 5.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Initiating Holders and reasonably acceptable to the Company. The Company at its sole discretion may offer a right to participate in any registration statement filed pursuant to this Section 5.2 to other holders of Common Stock, and may itself participate in any registration statement filed pursuant to this Section 5.2. However, notwithstanding any other provision of this Section 5.2, if the offering is an underwritten offering and the lead managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares of Common Stock to be underwritten, then (subject to any contrary provisions in registration rights agreements executed by the Company prior to the date hereof) the total number of shares of Common Stock to be underwritten shall be reduced, with such reduction coming first from selling stockholders who are not Holders, and then from the Company. If further reduction is required, the Company shall so advise all Holders of Registrable Securities that would have otherwise been underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities sought to be registered by each Holder.

  (c) The Company is obligated to effect only two such registrations pursuant to this Section 5.2; provided, however, that if, as a result of a reduction in the size of an offering pursuant to Section 5.2(b), Holders are prevented from registering, in the aggregate, one-half of all of their Registrable Securities, then the Company shall be obligated to effect a third such registration pursuant to this Section 5.2.

  (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 5.2 a certificate signed by the Chief Executive, Chief Operating, or Chief Financial Officer of the Company stating that, in the good faith judgment of a majority of the Disinterested Directors, it would be materially detrimental to the Company for such registration statement to be filed, the

Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than twice in any 12-month period.

  5.3 Piggyback Registration. If (but without any obligation to do so) the Company proposes to register any of its Common Stock under the Act in connection with the public offering of such Common Stock by the Company solely for cash (other than a registration relating solely to the sale of securities to participants in a dividend reinvestment plan, stock plan or employee benefit plan; a registration relating solely to the issuance of securities to the security holders of an acquired company in connection with an acquisition; or a registration on any form which does not permit inclusion of selling stockholders), or the Company proposes to register any of its securities on behalf of a holder exercising demand registration rights similar to those set forth in Section 5.2, the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 15 days after mailing of such notice by the Company in accordance with Section 9.3, the Company shall, subject to the provisions of
Section 5.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

  5.4 Obligations of the Company. Whenever required under this Section 5 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

    (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days.

    (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

    (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

    (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or other jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

    (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriters of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

    (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and then use its best efforts to promptly correct such statement or omission. Notwithstanding the foregoing and anything to the contrary set forth in this Section 5.4, each Holder acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the registration statement until such time as an amendment to the registration statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Each Holder hereby covenants that it will (a) keep any such notice strictly confidential, and (b) not sell any shares of Common Stock pursuant to such prospectus during the period commencing at the time at which the Company gives the Holder notice of the suspension of the use of such prospectus and ending at the time the Company gives the Holder notice that it may thereafter effect sales pursuant to such prospectus. The Company shall only be able to suspend the use of such prospectus for periods aggregating no more than 60 days in respect of any registration and, in any event, the 120-day period of effectiveness referred to in Section 5.4(a) shall be extended one day for each day that sales are suspended under this
  Section 5.4(f).

  5.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities and as may be required from time to time to keep such registration current.

  5.6 Expenses of Demand Registration. All expenses incurred by or on behalf of the Company in connection with registrations, filings or qualifications pursuant to Section 5.2, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration begun pursuant to Section 5.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall reimburse the Company promptly for all such reasonable expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to
Section 5.2. In no event shall the Company be obligated to bear any underwriting discounts or commissions relating to registrable Securities or the fees and expenses of counsel to the selling Holders.

  5.7 Expenses of Piggyback Registration. The Company shall bear and pay all expenses incurred by or on behalf of the Company in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 5.3 for each Holder, including, without limitation, all registration, filing, and qualification fees, printing and accounting fees and fees and disbursements of counsel for the Company relating or allocable thereto, but excluding any underwriting discounts or commissions relating to Registrable Securities and the fees and disbursements of counsel to the selling Holders.

  5.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 5.3 to include any of the Holders' Registrable Securities in such underwriting or the registration statement relating thereto unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company. If the total amount of securities, including Registrable Securities, requested by Holders and other stockholders to be included in such offering exceeds the amount of securities offered other than by the Company that the underwriters reasonably believe can be offered without jeopardizing the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering. To achieve any necessary reduction in the securities to be sold, the securities to be excluded from the offering shall first be selected (in each case, pro rata among such class of holders according to the total amount of securities proposed to be included in the registration statement or in such other proportions as shall mutually be agreed to by such class of holders) in the following order (subject to any contrary provisions in registration rights agreements executed by the Company prior to the date hereof): (i) first, securities being included on behalf of holders other than members of the Zell Group shall be excluded, except for securities of holders referred to in clause (iii) below; (ii) next, if additional securities must be excluded, Registrable Securities included pursuant to Section 5.3 shall be excluded; (iii) thereafter, if additional securities must be excluded, securities included on behalf of a holder exercising demand registration rights similar to those set forth in Section
5.2 shall be excluded; and (iv) finally, if additional securities must be excluded, securities offered by the Company shall be excluded.

  5.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 5.

  5.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 5:

    (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder and the affiliates of such Holder, and their respective directors, officers, general and limited partners, agents and representatives (and the directors, officers, affiliates and controlling persons thereof), and each other person, if any, who controls such Holder within the meaning of the Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus (but only if such statement is not corrected in the final prospectus) contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (but only if such omission is not corrected in the final prospectus), or (iii) any violation or alleged violation by the Company in connection with the registration of Registrable Securities under the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, affiliate or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or controlling person. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

    (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 5.10(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this section 5.10(b) exceed the gross proceeds from the offering received by such Holder.

    (c) Promptly after receipt by an indemnified party under this Section
  5.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to deliver written notice to the indemnifying party within a reasonable time after the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.10 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.10. The indemnified party shall have the right, but not the obligation, to participate in the defense of any action referred to above through counsel of its own choosing and shall have the right, but not the obligation, to assert any and all separate defenses, cross claims or counterclaims which it may have, and the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been specifically authorized in advance by the indemnifying party, (ii) there is a conflict of interest that prevents counsel for the indemnifying party from adequately representing the interests of the indemnified party or there are defenses available to the indemnified party that are different from, or additional to, the defenses that are available to the indemnifying party, (iii) the indemnifying party does not employ counsel that is reasonably satisfactory to the indemnified party, or (iv) the indemnifying party fails to assume the defense or does not reasonably contest such action in good faith, in which case, if the indemnified party notifies the indemnifying party that it elects to employ separate counsel, the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party and the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party; provided, however, that, the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to one firm acting as local counsel) for all indemnified parties.

    (d) The obligations of the Company and the holders under this Section
  5.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 5.

    (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement (if any) entered into in connection with any underwritten public offering of the Registrable Securities are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

  5.11 Reports Under the Exchange Act. With a view to making available to the holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

    (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

    (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required under the Act and the Exchange Act; and

    (c) furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, or as to whether it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

  5.12 No Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 5 may only be assigned by a Holder to a transferee or assignee of any Registrable Securities if (i) such transferee or assignee is a Zell Contracting Party and (ii) immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

  5.13 Waiver Procedures. The observance by the Company of any provision of this Section 5 may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Holders of a majority of the Registrable Securities, and any waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities.

  5.14 "Market Stand-off" Agreement. Any Holder of Registrable Securities, if requested by an underwriter of any registered public offering of Company securities being sold in a firm commitment underwriting, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other Company Voting Securities) held by such Holder other than shares of Registrable Securities included in the registration during the seven days prior to, and during a period of up to 120 days following, the effective date of the registration statement. Such agreement shall be in writing in a form reasonably satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.

  Section 6. Term of Agreement; Certain Provisions Regarding
Termination. Unless this Agreement specifically provides for earlier or later termination with respect to any particular right or obligation, this Agreement shall terminate if the Zell Group shall, at any time (in compliance with this Agreement), sell or otherwise dispose of or otherwise cease to own Company Voting Securities such that the Zell Group beneficially owns in the aggregate Company Voting Securities representing less than 2% of the Combined Voting Power of all Company Voting Securities (calculated in accordance with Section
3.1 and including the shares of Common Stock to be acquired from the Company pursuant to the Stock Purchase and Sale Agreement as long as such agreement is in effect).

  Section 7. Legend and Stop Transfer Order. To assist in effectuating the provisions of this Agreement, CHI hereby consents (i) to the placement, in connection with the transactions contemplated by the Stock Purchase and Sale Agreement or otherwise within 10 business days after any Company Voting Securities become subject to the provisions of this Agreement, of the legend specified in Section 4.10(b) of the Stock Purchase and Sale Agreement on all certificates representing ownership of Company Voting Securities owned of record or beneficially by any member of the Zell Group, until such shares are sold, transferred or disposed in a manner permitted hereby to a person who is not then a member of the Zell Group, and (ii) to the entry of stop transfer orders with the transfer agent or agents of Company Voting Securities against the transfer of Company Voting Securities except in compliance with the requirements of this Agreement. The Company agrees to remove promptly all legends and stop transfer orders with respect to the transfer of Company Voting Securities being made to a person who is not then a member of the Zell Group in compliance with the provisions of this Agreement.

  Section 8. Remedies.

    (a) CHI and the Company acknowledge and agree that (i) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the parties hereto, and (ii) the parties would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, except as otherwise provided in Section 5.9 hereof, each party shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by the other party (or its affiliates) without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state thereof having jurisdiction, which rights shall be cumulative and in addition to any other remedy to which the parties may be entitled hereunder or at law or equity.

    (b) In addition to any other remedy the Company may have under this Agreement or in law or equity, if any member of the Zell Group shall acquire or transfer any Company Voting Securities in violation of this Agreement, such Company Voting Securities which are in excess of the number permitted to be owned or controlled by the Zell Group or which have been transferred by a member of the Zell Group in violation of the provisions of this Agreement may not be voted by the owner thereof or any proxy therefor.

  Section 9. General Provisions.

  9.1 Consent to Jurisdiction; Service of Process. This agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to any conflicts of law provisions. Each of the parties hereto irrevocably and unconditionally (a) agrees that any suit, action or other legal proceeding (collectively, "suit") arising out of this agreement shall be brought and adjudicated in the United States District Court for the District of Delaware or the Southern District of California, or, if such courts will not accept jurisdiction, in any court of competent civil jurisdiction sitting in either the State of Delaware or the City of San Diego, California, (b) submits to the jurisdiction of any such court for the purposes of any such suit and (c) waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, any claim that it is not subject to the jurisdiction of the above courts, that such suit is brought in an inconvenient forum or that the venue of such suit is improper. Each of the parties also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 9.3.

  9.2 Additional Zell Group Parties; Joint and Several Obligations. All of the obligations of the Zell Group and its members hereunder shall be joint and several. Each member of the Zell Group that shall become or have the right to become the beneficial owner, within the meaning and scope of Section 3.1 hereof, of Company Voting Securities shall, promptly upon becoming such owner or holder, execute and deliver to the Company a joinder agreement, agreeing to be legally bound by this Agreement to the same extent as if it had signed this Agreement as an original signatory as a member of the Zell Group; provided that failure to execute such an agreement shall not excuse such member's non-compliance with any provision of this Agreement. No member of the Zell Group shall transfer securities to another member of the Zell Group unless the transferee shall agree to be bound by this Agreement in the manner specified above in this Section 9.2.

  9.3 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be decreed to be validly given, made or served when delivered personally or deposited in the U.S. mail, postage prepaid, for delivery by express, registered or certified mail, or delivered to a recognized overnight courier service, addressed as follows:

    If to the Company:

      Chart House Enterprises, Inc.
      115 South Acacia Avenue
      Solana Beach, California 92075
      Attn: Chief Executive Officer

    With a copy to:

      Simpson Thacher & Bartlett
      425 Lexington Avenue
      New York, New York 10017
      Attn: Robert L. Friedman

    If to CHI or any member of the Zell Group:

      Chart House Investors, LLC
      Two North Riverside Plaza
      Suite 1900
      Chicago, Illinois 60606
      Attn: Philip Handy

    With a copy to:

      Rosenberg & Liebentritt
      Two North Riverside Plaza
      Suite 1515
      Chicago, Illinois 60606
      Attn: Alisa M. Singer

    And to:

      Seyfarth, Shaw, Fairweather & Geraldson
      55 East Monroe Street
      Suite 4200
      Chicago, Illinois 60603
      Attn: Robert F. Weber

or to such other address as may be specified in a notice given pursuant to this Section 9.3.

  9.4 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties hereto agree that they will use their best efforts at all times to support and defend this Agreement.

  9.5 Amendments. This Agreement may be amended only by an agreement in writing signed by each of the parties hereto; provided, however, that any amendment executed by the Company must prior thereto be approved by a majority of the Disinterested Directors then in office.

  9.6 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

  9.7 Counterparts; Facsimile Signatures. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, bears the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against the party whose signature appears thereon, or on whose behalf such counterpart is executed, but all of which taken together shall be one and the same agreement. A facsimile copy of a signature of a party to this Agreement or any such counterpart shall be fully effective as if an original signature.

  9.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

  IN WITNESS WHEREOF, the parties hereto intending to be legally bound have duly executed this Agreement, all as of the day and year first above written.

Company:                                  CHART HOUSE ENTERPRISES, INC.

                                          By: /s/ William R. Kuntz, Jr.
                                             ----------------------------------
                                             Name: William R. Kuntz, Jr.
                                             Title: Executive Vice President

CHI: CHART HOUSE INVESTORS, LLC, by ALPHA/ZFT PARTNERSHIP, its managing member, by a general partner of one of its general partners

                                          By: /s/ Sheli Z. Rosenberg
                                             ----------------------------------
                                             Name: Sheli Z. Rosenberg
                                             Title: Trustee

Alpha:                                    ALPHA/ZFT PARTNERSHIP
                                          by a general partner of one of its
                                          general partners, solely for
                                          purposes of Section 3.9 of this
                                          Agreement


                                          By: /s/ Sheli Z. Rosenberg
                                             ----------------------------------
                                             Name: Sheli Z. Rosenberg
                                             Title: Trustee

                                   ANNEX III

                            [LOGO OF ALEX. BROWN]

                   AMERICA'S OLDEST INVESTMENT BANKING FIRM
                               ESTABLISHED 1800

                                          March 10, 1997

Board of Directors
Chart House Enterprises, Inc.
115 South Acacia Avenue
Solana Beach, CA 92075--1803

Dear Sirs:

  Chart House Enterprises, Inc. ("Chart House" or the "Company"), Chart House Investors, LLC ("Newco"), and Alpha/ZFT Partnership ("Alpha"), have entered into a Stock Purchase and Sale Agreement dated as of March 10, 1997 (the "Agreement"). Chart House will issue and sell to Newco, 1,641,750 shares (the "Initial Shares") in consideration for which Newco will pay, in cash, a purchase price of $5.75 per share, for an aggregate purchase price of $9,440,063. In addition, Chart House will issue and sell to Newco, 1,758,250 shares (the "Additional Shares") in consideration for which Newco will pay in cash, a purchase price of $5.75 per share, for an aggregate purchase price of $10,109,938. You have requested our opinion as to whether the aggregate purchase price for the Initial Shares and the Additional Shares is fair, from a financial point of view, to Chart House.

  Alex. Brown & Sons Incorporated ("Alex. Brown"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Board of Directors of Chart House in connection with the transaction described above and will receive a fee for our services, a portion of which is contingent upon the consummation of the purchases and a portion of which becomes payable upon delivery of this opinion to Chart House. We have also assisted Chart House as a financial advisor in the past in various financial advisory capacities. Alex. Brown regularly publishes research reports regarding the restaurant industry and the businesses and securities of publicly traded companies in the restaurant industry. In the ordinary course of business, Alex. Brown may actively trade the securities of Chart House for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

  In connection with this opinion, we have reviewed certain publicly available financial information and other information concerning Chart House and certain internal analyses and other information furnished to us by the Company. We have also held discussions with the members of the senior management of Chart House regarding the businesses and prospects of the Company. In addition, we have (i) reviewed the reported prices and trading activity for the common stock of Chart House, (ii) compared certain financial and stock market information for Chart House with similar information for certain other restaurant companies whose securities are publicly traded, (iii) reviewed the financial terms of certain minority investments in public companies which we deemed comparable in whole or in part, (iv) reviewed the terms of the Agreement and the Standstill Agreement, dated as of March 10, 1997, between Newco and the Company, and (v) performed such other studies and analyses and considered such other factors as we deemed appropriate.

  We have not independently verified the information described above and for purposes of this opinion have assumed the accuracy, completeness and fairness thereof. With respect to the information relating to the prospects of Chart House, we have assumed that such information reflects the best currently available judgments

                        Alex. Brown & Sons Incorporated
101 California Street, 46th Floor . San Francisco, California 94111 .
Telephone: (415) 544-2800 . Telex: 198186

                                                          [LOGO OF ALEX. BROWN]

and estimates of the management of Chart House as to the likely future financial performance of the Company. We also understand that you have been advised that the transactions contemplated by the Agreement should not constitute a change of control of the Company under applicable laws. In addition, we have not made nor been provided with an independent evaluation or appraisal of the assets or liabilities of Chart House, nor have we been furnished with any such evaluations or appraisals. We are not expressing our opinion as to the value of the Chart House common stock when issued pursuant to the Agreement or the prices at which Chart House's common stock will trade subsequent to such issuance. Our opinion is based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

  Our advisory services and the opinion expressed herein were prepared for the use of the Board of Directors of Chart House and do not constitute a recommendation to any stockholder as to how such stockholder should vote. We hereby consent to the inclusion of this opinion in its entirety as an exhibit to any proxy or registration statement distributed in connection with the purchases.

  Based upon and subject to the foregoing, it is our opinion as of the date of this letter that the aggregate purchase price for the Initial Shares and the Additional Shares is fair, from a financial point of view, to Chart House.

                                          Very truly yours,

                                          ALEX. BROWN & SONS INCORPORATED

                                  DETACH HERE

PROXY

                         CHART HOUSE ENTERPRISES, INC.

                            115 South Acacia Avenue

                        Solana Beach, California 92075

                        ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 20, 1997


          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints William R. Kuntz, Jr. and Stephen J. McGillin, or either of them, as proxies, each with the power to appoint his substitute, to vote all the shares of common stock of Chart House Enterprises, Inc. held of record by the undersigned on April 4, 1997, at the Annual Meeting of Stockholders to be held on May 20, 1997, or any adjournment thereof, as indicated on the reverse hereof on the proposals described in the proxy statement for the meeting, and as those proxies may determine in the exercise of their best judgment on any other matters which may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR THE ISSUANCE OF 1,758,250 SHARES OF COMPANY COMMON STOCK TO PURCHASER AND FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE.

                      PLEASE SIGN ON THE REVERSE SIDE AND
                    MAIL PROMPTLY IN THE ENCLOSED ENVELOPE

                                                              [SEE REVERSE SIDE]

[LOGO OF CHART HOUSE RESTAURANTS]                            THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.


Dear Stockholder:

    We cordially invite you to attend the Annual Meeting of Stockholders of Chart House Enterprises, Inc. (the "Company") to be held at 8:30 a.m. on Tuesday, May 20, 1997 at the Del Mar Hilton Hotel, 15575 Jimmy Durante Boulevard, Del Mar, California.

    At the Annual Meeting you are being asked to approve the issuance of 1,758,250 shares of Company common stock to Chart House Investors, LLC (the "Purchaser") in accordance with the terms of a stock purchase agreement executed by the Company and the Purchaser and to elect three directors. Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.


                                  DETACH HERE

 PLEASE MARK
 VOTES AS IN
 THIS EXAMPLE


1. APPROVAL OF THE ISSUANCE OF         2. ELECTION OF DIRECTORS:
   COMPANY COMMON STOCK TO                NOMINEES: F. Philip Handy, William E.
   PURCHASER.                               Mayer and Samuel Zell

                                                 FOR       WITHHELD
                                                 ALL       FROM ALL
       FOR    AGAINST    ABSTAIN              NOMINEES     NOMINEES
       [_]      [_]        [_]                   [_]         [_]



                                       [_]
                                        For all nominees, except vote
                                        withheld from the above nominee(s)


                                                MARK HERE FOR
                                                ADDRESS CHANGE   [_]
                                                AND NOTE AT LEFT

                                          Please sign exactly as name appears
                                          hereon. Joint owners should each sign.
                                          When signing as attorney, executor,
                                          administrator, trustee or guardian
                                          please give full title as such.

Signature:                 Date:              Signature:             Date: